Exhibit 10.2

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this
“Amendment”) is entered into as of June 29, 2020, among PEBBLEBROOK HOTEL, L.P., a Delaware limited partnership (the “Borrower”), PEBBLEBROOK HOTEL TRUST, a Maryland real estate investment trust (the “Parent REIT”), each Guarantor (defined below) party hereto, each Lender (defined below) party hereto, and U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent;” the Administrative Agent and Lenders are each a “Credit Party” and collectively “Credit Parties”).

R E C I T A L S

A.The Borrower, the Parent REIT, certain guarantors (each, a “Guarantor” and collectively “Guarantors;” the Borrower, the Parent REIT and the Guarantors are each, a “Loan Party” and collectively, the “Loan Parties”), the Administrative Agent and certain lenders (each, a “Lender” and collectively, “Lenders”) are parties to that certain Amended and Restated Credit Agreement dated as of October 13, 2017 (as may be modified, amended, renewed, extended, or restated from time to time, the “Credit Agreement”).

B.The parties hereto desire to amend the Credit Agreement, subject to the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Terms and References. Unless otherwise stated in this Amendment (a) terms defined in the Credit Agreement have the same meanings when used in this Amendment, and (b) references to “Sections” are to the Credit Agreement’s sections.

2.    Amendments to the Credit Agreement. On and as of the date hereof, the Credit Agreement is hereby amended (including schedules and exhibits thereto) to delete the red font stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the blue font double-underlined text (indicated textually in the same manner as the following example: double- underlined text) as set forth in in the composite conformed copy of the Credit Agreement attached hereto as Exhibit A.

3.	Amendments to other Loan Documents.

(a)All references in the Loan Documents to the Credit Agreement shall henceforth include references to the Credit Agreement, as modified and amended hereby, and as may, from time to time, be further amended, modified, extended, renewed, and/or increased.

(b)Any and all of the terms and provisions of the Loan Documents are hereby amended and modified wherever necessary, even though not specifically addressed herein, so as to conform to the amendments and modifications set forth herein.

4.	Conditions Precedent. This Amendment shall not be effective unless and until:

(a)the Administrative Agent receives fully executed counterparts of this Amendment signed by the Loan Parties, the Administrative Agent and the Required Lenders;

(b)the Administrative Agent receives a certificate of a Responsible Officer of each Loan Party certifying (i) the incorporation, formation and organization documents, as the case may be, of such Loan Party (or that there have been no changes thereto since the date last certified to the Administrative Agent), (ii) resolutions or other action of such Loan Party authorizing this Amendment and the other documents executed by the Loan Parties in connection herewith, (iii) the identity, authority, incumbency and signatures of each Responsible Officer executing this Amendment and any other document executed in connection herewith, and (iv) such other matters as the Administrative Agent may reasonably require;

(c)the Administrative Agent receives evidence dated within thirty (30) days as of the date hereof that each Loan Party is validly existing and in good standing in its jurisdiction of incorporation, formation or organization, as the case may be;

(d)the Administrative Agent receives a favorable opinion of counsel of Honigman LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender and in form and substance reasonably acceptable to the Administrative Agent;

(e)upon the reasonable request of any Lender made at least five (5) days prior to the date hereof, the Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, in each case at least two (2) days prior to the date hereof;

(f)at least five (5) days prior to the date hereof, any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation as set forth in 31 C.F.R. §1010.230 (the “Beneficial Ownership Regulation”) shall have delivered, to each Lender that so requests, a certification regarding beneficial ownership required by the Beneficial Ownership Regulation in relation to such Loan Party (a “Beneficial Ownership Certification”);

(g)the representations and warranties in the Credit Agreement, as amended by this Amendment, and each other Loan Document are true and correct in all material respects on and as of the date of this Amendment as though made as of the date of this Amendment except to the extent that (i) any of them speak to a different specific date, in which case they shall be true and correct in all material respects on and as of such earlier date; provided, that for purposes of this Amendment, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement, or (ii) the facts on which any of them were based have been changed by transactions contemplated or permitted by the Credit Agreement;

(h)the Administrative Agent receives payment of all reasonable fees and expenses of the Administrative Agent in connection with this Amendment;

(i)the Borrower shall have paid to the Administrative Agent, for the benefit of the Credit Parties, all fees required to be paid on or before the date hereof in connection with this Amendment;

(j)the Borrower and the Parent REIT shall have entered into amendments to all Specified Debt, each in form and substance reasonably satisfactory to the Administrative Agent, as necessary to conform the applicable terms of such Specified Debt to the amendments set forth herein;

(k)the Administrative Agent and the holders (or an authorized representative thereof) of all Specified Debt shall have entered into the Intercreditor Agreement; and

(l)	after giving effect to this Amendment, no Default or Event of Default exists.

5.    Ratifications. Each Loan Party, (a) ratifies and confirms all provisions of the Loan Documents as amended by this Amendment, (b) ratifies and confirms that all guaranties, assurances, and liens granted, conveyed, or assigned to or for the benefit of the Credit Parties under the Loan Documents are not released, reduced, or otherwise adversely affected by this Amendment and continue to guarantee, assure, and secure full payment and performance of the present and future obligations of the Borrower under the Credit Agreement and the other Loan Documents, and (c) agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional documents, and certificates as the Administrative Agent may request in order to create, perfect, preserve, and protect those guaranties, assurances, and liens.

6.    Representations. Each Loan Party, represents and warrants to the Credit Parties that as of the date of this Amendment: (a) this Amendment has been duly authorized, executed, and delivered by each applicable Loan Party; (b) no action of, or filing with, any governmental authority is required to authorize, or is otherwise required in connection with, the execution, delivery, and performance by any Loan Party of this Amendment except for those which have been obtained; (c) the Loan Documents, as amended by this Amendment, are valid and binding upon each Loan Party and are enforceable against each Loan Party in accordance with their respective terms, except as limited by Debtor Relief Laws;
(d) the execution, delivery, and performance by each applicable Loan Party of this Amendment does not require the consent of any other Person and do not and will not constitute a violation of any laws, agreements, or understandings to which any Loan Party is a party or by which any Loan Party is bound except for those which have been obtained; (e) all representations and warranties in the Loan Documents are true and correct in all material respects except to the extent that (i) any of them speak to a different specific date, in which case they shall be true and correct in all material respects on and as of such earlier date; provided, that for purposes of this Amendment, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement, or (ii) the facts on which any of them were based have been changed by transactions contemplated or permitted by the Credit Agreement; (f) the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects; and (g) no Default or Event of Default exists.

7.    Continued Effect. Except to the extent amended hereby, all terms, provisions and conditions of the Credit Agreement and the other Loan Documents, and all documents executed in connection therewith, shall continue in full force and effect and shall remain enforceable and binding in accordance with their respective terms.

8.    RELEASE. THE LOAN PARTIES HEREBY ACKNOWLEDGE THAT, AS OF THE DATE HEREOF, THE OBLIGATIONS UNDER THE CREDIT AGREEMENT AND UNDER THE OTHER LOAN DOCUMENTS ARE ABSOLUTE AND UNCONDITIONAL WITHOUT ANY RIGHT OF RESCISSION, SETOFF, COUNTERCLAIM, DEFENSE, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE FROM THE ADMINISTRATIVE AGENT. EACH LOAN PARTY HEREBY VOLUNTARILY AND KNOWINGLY RELEASE AND FOREVER DISCHARGE AGENTS, EMPLOYEES, SUCCESSORS, AND ASSIGNS (COLLECTIVELY, THE “RELEASED PARTIES”) FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER ARISING FROM OR WHETHER KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE HEREOF WHICH ANY LOAN PARTY MAY NOW OR HEREAFTER HAVE AGAINST THE RELEASED PARTIES, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, INCLUDING,

WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING, OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, THE FOREGOING RELEASE DOES NOT APPLY TO ANY ACT OR OMISSION OF ANY RELEASED PARTY FIRST OCCURRING AFTER THE DATE HEREOF.

9.    Electronic Signatures. This Amendment and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Amendment (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each Loan Party agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Loan Party to the same extent as a manual signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Loan Party enforceable against such in accordance with the terms thereof to the same extent as if manually executed. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include use or acceptance by the Administrative Agent and each of the Lenders of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lenders may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

10.    Miscellaneous. Unless stated otherwise (a) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions may not be construed in interpreting provisions, (c) this Amendment must be construed -- and its performance enforced -- under New York law, (d) if any part of this Amendment is for any reason found to be unenforceable, all other portions of it nevertheless remain enforceable, and (e) this Amendment may be executed in any number of counterparts (originals or facsimile copies followed by originals) with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document.

11.    ENTIRETIES. THE CREDIT AGREEMENT AS AMENDED BY THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES ABOUT THE SUBJECT MATTER OF THE CREDIT AGREEMENT AS AMENDED BY THIS AMENDMENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

12.    Parties. This Amendment binds and inures to each Loan Party and each Credit Party, and their respective successors and permitted assigns.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

EXECUTED as of the date first stated above.

BORROWER:    PEBBLEBROOK HOTEL, L.P., a Delaware
limited partnership

By:    PEBBLEBROOK HOTEL TRUST, a
Maryland Real Estate Investment Trust, its general partner

By:     /s/ Raymond D. Martz
Name: Raymond D. Martz
Title: Executive Vice
President and Chief Financial
Officer

PARENT REIT:                    PEBBLEBROOK HOTEL TRUST, a
Maryland Real Estate Investment Trust

By:     /s/ Raymond D. Martz
Name: Raymond D. Martz
Title: Executive Vice
President and Chief Financial
Officer

GUARANTORS:	HUSKIES OWNER LLC, a Delaware limited liability company
BLUE DEVILS OWNER LLC, a Delaware
limited liability company
PORTLAND HOTEL TRUST, a Maryland
real estate investment trust

By:     /s/ Raymond D. Martz
Name: Raymond D. Martz
Title: Vice President and
Secretary

Signature Page to First Amendment to Amended and Restated Credit Agreement Pebblebrook Hotel, l.P./Pebblebrook Hotel Trust

BEARCATS HOTEL OWNER LP, a Delaware limited partnership BEAVERS OWNER LLC, a Delaware limited liability company BRUINS HOTEL OWNER LP, a Delaware limited partnership CREEDENCE HOTEL OWNER LP, a Delaware limited partnership CRUSADERS HOTEL OWNER LP, a Delaware limited partnership DONS HOTEL OWNER LP, a Delaware limited partnership FLATTS OWNER LLC, a Delaware limited liability company
GOLDEN BEARS OWNER LLC, a Delaware limited liability company GOLDEN EAGLES OWNER LLC, a Delaware limited liability company HAZEL OWNER LLC, a Delaware limited liability company
BOYAS OWNER LLC, a Delaware limited liability company
JAYHAWK OWNER LLC, a Delaware limited liability company MENUDO OWNER LLC, a Delaware limited liability company MINERS HOTEL OWNER LP, a Delaware limited partnership NKOTB OWNER LLC, a Delaware limited liability company RAMBLERS HOTEL OWNER LP, a Delaware limited partnership RAZORBACKS OWNER LLC, a Delaware limited liability company RHCP HOTEL OWNER LP, a Delaware limited partnership
RUNNING REBELS OWNER LLC, a Delaware limited liability company SOUTH 17TH STREET OWNERCO, L.P., a Delaware limited partnership TERRAPINS OWNER LLC, a Delaware limited liability company WILDCATS OWNER LLC, a Delaware limited liability company WOLFPACK OWNER LLC, a Delaware limited liability company WOLVERINES OWNER LLC, a Delaware limited liability company

By:     /s/ Raymond D. Martz
Name:     Raymond D. Martz
Title:     President

Signature Page to First Amendment to Amended and Restated Credit Agreement Pebblebrook Hotel, l.P./Pebblebrook Hotel Trust

CHAMBER MAID, LP, a Delaware limited partnership FUN TO STAY, LP, a Delaware limited partnership
GEARY DARLING, LP, a Delaware limited partnership GLASS HOUSES, a Maryland Real Estate Investment Trust HARBORSIDE, LLC, a Florida limited liability company LET IT FLHO, LP, a Delaware limited partnership LHOBERGE, LP, a Delaware limited partnership
LHO BACKSTREETS, L.L.C., a Delaware limited liability company LHO CHICAGO RIVER, L.L.C., a Delaware limited liability company LHO GRAFTON HOTEL, L.P., a Delaware limited partnership
LHO HARBORSIDE HOTEL, L.L.C., a Delaware limited liability company
LHO HOLLYWOOD LM, L.P., a Delaware limited partnership
LHO LE PARC, L.P. , a Delaware limited partnership
LHO MICHIGAN AVENUE FREEZE OUT, L.L.C.. a Delaware limited liability company
LHO MISSION BAY HOTEL, L.P., a California limited partnership
LHO MISSION BAY ROSIE HOTEL, L.P., a Delaware limited partnership LHO SAN DIEGO FINANCING, L.L.C., a Delaware limited liability company LHO SAN DIEGO HOTEL ONE, L.P., a Delaware limited partnership
LHO SANTA CRUZ HOTEL ONE, L.P., a Delaware limited partnership
LHO TOM JOAD CIRCLE DC, L.L.C., a Delaware limited liability company
LHO WASHINGTON HOTEL FOUR, L.L.C., a Delaware limited liability company LHO WASHINGTON HOTEL SIX, L.L.C., a Delaware limited liability company LOOK FORWARD, LLC, a Delaware limited liability company
PDX PIONEER, LLC, a Delaware limited liability company RW NEW YORK, LLC, a Delaware limited liability company SEASIDE HOTEL, LP, a Delaware limited partnership SERENITY NOW, LP, a Delaware limited partnership
SF TREAT, LP, a Delaware limited partnership SOULDRIVER, L.P., a Delaware limited partnership SUNSET CITY, LLC, a Delaware limited liability company
WESTBAN HOTEL INVESTORS, LLC, a Delaware limited liability company

By:     /s/ Raymond D. Martz
Name:     Raymond D. Martz
Title:     President

Signature Page to First Amendment to Amended and Restated Credit Agreement Pebblebrook Hotel, l.P./Pebblebrook Hotel Trust

DON'T LOOK BACK, LLC, a Delaware limited liability company

By:	LOOK FORWARD, LLC, a Delaware limited liability company, its manager

By:     /s/ Raymond D. Martz
Name:     Raymond D. Martz
Title:     President

LASALLE HOTEL OPERATING PARTNERSHIP,
L.P., a Delaware limited partnership

By:    PING MERGER OP GP, LLC, a Delaware
limited liability company, its general partner

By:    PEBBLEBROOK HOTEL, L.P., a Delaware
limited partnership, its sole member

By:    PEBBLEBROOK HOTEL TRUST, a
Maryland Real Estate Investment Trust, its
general partner

By:     /s/ Raymond D. Martz
Name:     Raymond D. Martz
Title:     Executive Vice President and
Chief Financial Officer

Signature Page to First Amendment to Amended and Restated Credit Agreement Pebblebrook Hotel, l.P./Pebblebrook Hotel Trust

ADMINISTRATIVE AGENT:    U.S. BANK NATIONAL ASSOCIATION, as
the Administrative Agent and a Lender

By:	/s/ Lori Y. Jensen
Name: Lori Y. Jensen
Title: Senior Vice President

Signature Page to First Amendment to Amended and Restated Credit Agreement Pebblebrook Hotel, l.P./Pebblebrook Hotel Trust

Signature Page to First Amendment to Amended am/ Restated Credit Agreement Pebblebrook Hotel, L.P./Pebblebrook Hotel Trust

LENDERS:    REGIONS BANK, as a Lender

By:	/s/ Ghi S. Gavin
Name: Ghi S. Gavin
Title: Senior Vice President

Signature Page to First Amendment to Amended and Restated Credit Agreement Pebblebrook Hotel, l.P./Pebblebrook Hotel Trust

Signature Page to First Amendment to Amended and Restated Credit Agreement

PNC BANK, NATIONAL ASSOCIATION as
a Lender

By:	/s/ Wayne Robertson
Name: Wayne Robertson
Title: Senior Vice President

Signature Page to First Amendment to Amended and Restated Credit Agreement Pebblebrook Hotel, l.P./Pebblebrook Hotel Trust

EXHIBIT A

[Conformed Credit Agreement]

Published CUSIP Number: 70509WAL2

AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of October 13, 2017 among
PEBBLEBROOK HOTEL, L.P.,
as the Borrower,

PEBBLEBROOK HOTEL TRUST,
as the Parent REIT and a Guarantor,

CERTAIN SUBSIDIARIES OF THE BORROWER,
as Guarantors,

U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent,

and

The Other Lenders Party Hereto

REGIONS BANK,
as Syndication Agent

PNC BANK, NATIONAL ASSOCIATION,
as Managing Agent

U.S. BANK NATIONAL ASSOCIATION
as Sole Lead Arranger and Sole Bookrunner

TABLE OF CONTENTS

Section			Page

1.	DEFINITIONS AND ACCOUNTING TERMS		1
	1.01 Defined Terms.		1
	1.02 Other Interpretive Provisions.	~~30~~	34
	1.03 Accounting Terms.	~~31~~	35
	1.04 Rounding.	~~32~~	36
	1.05 Time of Day; Rates.	~~32~~	36
	1.06 Addition/Removal of Unemcumbered Borrowing Base Properties.	~~32~~	36
2.	THE COMMITMENTS AND BORROWINGS	~~33~~	37
	2.01 The Loans.	~~33~~	37
	2.02 Borrowings, Conversions and Continuations of Loans.	~~33~~	37
	2.03 Prepayments.	~~34~~	39
	2.04 Repayment of Loans.	~~35~~	39
	2.05 Interest.	~~35~~	40
	2.06 Fees.	~~36~~	40
	2.07 Computation of Interest and Fees; Retroactive Adjustments of Applicable Margin.	~~36~~	40
	2.08 Evidence of Debt.	~~36~~	41
	2.09 Payments Generally; Administrative Agent’s Clawback.	~~36~~	41
	2.10 Sharing of Payments by Lenders	~~38~~	43
	2.11 Sharing of Payments by Lenders	~~39~~	43
	2.12 Defaulting Lenders.	~~40~~	45
3.	TAXES, YIELD PROTECTION AND ILLEGALITY	~~41~~	46
	3.01 Taxes.	~~41~~	46
	3.02 Illegality	~~46~~	50
	3.03 Inability to Determine Rates	~~46~~	51
	3.04 Increased Costs; Reserves on Eurodollar Rate Loans.	~~47~~	52
	3.05 Compensation for Losses	~~48~~	53
	3.06 Mitigation Obligations; Replacement of Lenders.	~~49~~	53
	3.07 Survival	~~49~~	54
4.	CONDITIONS PRECEDENT TO BORROWINGS	~~49~~	54
	4.01 Conditions of Initial Borrowing	~~49~~	54
5.	REPRESENTATIONS AND WARRANTIES	~~52~~	56
	5.01 Existence, Qualification and Power	~~52~~	56
	5.02 Authorization; No Contravention	~~52~~	57
	5.03 Governmental Authorization; Other Consents	~~52~~	57
	5.04 Binding Effect	~~52~~	57
	5.05 Financial Statements; No Material Adverse Effect.	~~52~~	57
	5.06 Litigation	~~53~~	58
	5.07 No Default	~~53~~	58
	5.08 Ownership of Property; Liens; Investments.	~~53~~	58
	5.09 Environmental Compliance.	~~54~~	58
	5.10 Insurance	~~55~~	60
	5.11 Taxes	~~55~~	60

	5.12 ERISA Compliance.	~~56~~	60
	5.13 Subsidiaries; Equity Interests	~~56~~	61
	5.14 Margin Regulations; Investment Company Act.	~~57~~	62
	5.15 Disclosure	~~57~~	62
	5.16 Compliance with Laws	~~58~~	62
	5.17 Taxpayer Identification Number	~~58~~	62
	5.18 Intellectual Property; Licenses, Etc	~~58~~	62
	5.19 Solvency	~~58~~	63
	5.20 Casualty, Etc	~~58~~	63
	5.21 Labor Matters	~~58~~	63
	5.22 REIT Status	~~58~~	63
	5.23 Unencumbered Borrowing Base Properties	~~58~~	63
	5.24 Anti-Corruption Laws; Sanctions; Anti-Terrorism Laws	~~59~~	63
	5.25 ~~EEA~~ Affected Financial Institutions	~~59~~	63
	5.26 Covered Entities		63
6.	AFFIRMATIVE COVENANTS	~~59~~	64
	6.01 Financial Statements	~~59~~	64
	6.02 Certificates; Other Information	~~60~~	64
	6.03 Notices	~~62~~	67
	6.04 Payment of Obligations	~~63~~	68
	6.05 Preservation of Existence, Etc	~~63~~	68
	6.06 Maintenance of Properties	~~63~~	68
	6.07 Maintenance of Insurance	~~63~~	68
	6.08 Compliance with Laws and Contractual Obligations	~~63~~	68
	6.09 Books and Records	~~64~~	68
	6.10 Inspection Rights	~~64~~	69
	6.11 Use of Proceeds	~~64~~	69
	6.12 Additional Guarantors	~~64~~	69
	6.13 Release of Guarantors	~~64~~	69
	6.14 Further Assurances	~~64~~	69
	6.15 Additional Insurance Requirements for Unencumbered Borrowing Base Properties.	~~65~~	70
	6.16 PATRIOT Act Compliance	~~67~~	72
	6.17 Collateral		72
7.	NEGATIVE COVENANTS	~~67~~	73
	7.01 Liens	~~67~~	73
	7.02 Investments	~~68~~	75
	7.03 Indebtedness	~~70~~	77
	7.04 Fundamental Changes	~~71~~	77
	7.05 Dispositions	~~71~~	78
	7.06 Restricted Payments.	~~72~~	79
	7.07 Change in Nature of Business	~~73~~	79
	7.08 Transactions with Affiliates	~~73~~	80
	7.09 Burdensome Agreements	~~73~~	80
	7.10 Use of Proceeds	~~73~~	80
	7.11 Financial Covenants.	~~74~~	80
	7.12 Capital Expenditures	~~75~~	82

	7.13 Accounting Changes	~~75~~	83
	7.14 Ownership of Subsidiaries; Certain Real Property Assets	~~75~~	83
	7.15 Leases	~~75~~	83
	7.16 Sale Leasebacks	~~76~~	83
	7.17 Sanctions	~~76~~	83
	7.18 ERISA	~~76~~	83
	7.19 Enhanced Negative Covenants		83
8.	EVENTS OF DEFAULT AND REMEDIES	~~76~~	85
	8.01 Events of Default	~~76~~	85
	8.02 Remedies Upon Event of Default	~~78~~	87
	8.03 Application of Funds.	~~79~~	87
9.	ADMINISTRATIVE AGENT	~~79~~	88
	9.01 Appointment and Authority.	~~79~~	88
	9.02 Rights as a Lender	~~79~~	88
	9.03 Exculpatory Provisions	~~80~~	89
	9.04 Reliance by Administrative Agent	~~81~~	89
	9.05 Delegation of Duties	~~81~~	90
	9.06 Resignation or Removal of Administrative Agent	~~82~~	90
	9.07 Non-Reliance on Administrative Agent and Other Lenders	~~82~~	91
	9.08 No Other Duties, Etc	~~83~~	91
	9.09 Administrative Agent May File Proofs of Claim	~~83~~	91
	9.10 Collateral and Guaranty Matters	~~83~~	92
10.	MISCELLANEOUS	~~83~~	93
	10.01 Amendments, Etc	~~83~~	93
	10.02 Notices; Effectiveness; Electronic Communication.	~~85~~	94
	10.03 No Waiver; Cumulative Remedies; Enforcement	~~87~~	96
	10.04 Expenses; Indemnity; Damage Waiver.	~~87~~	97
	10.05 Payments Set Aside	~~89~~	98
	10.06 Successors and Assigns	~~90~~	99
	10.07 Treatment of Certain Information; Confidentiality	~~93~~	102
	10.08 Right of Setoff	~~94~~	103
	10.09 Interest Rate Limitation	~~95~~	103
	10.10 Counterparts; Integration; Effectiveness	~~95~~	104
	10.11 Survival of Representations and Warranties	~~95~~	104
	10.12 Severability	~~95~~	104
	10.13 Replacement of Lenders	~~95~~	104
	10.14 Governing Law; Jurisdiction; Etc.	~~96~~	105
	10.15 Waiver of Jury Trial	~~97~~	106
	10.16 No Advisory or Fiduciary Responsibility	~~97~~	106
	10.17 Electronic Execution of Assignments and Certain Other Documents	~~98~~	107
	10.18 USA PATRIOT Act	~~98~~	107
	10.19 Entire Agreement	~~98~~	107
	10.20 Restatement of Original Credit Agreement	~~98~~	107
	10.21 ERISA	~~98~~	107
	10.22 Acknowledgement and Consent to Bail-In of ~~EEA~~ Affected Financial Institutions	~~99~~	108
	10.23 Acknowledgement Regarding Any Supported QFCs		108

11.	GUARANTY	~~99~~	109
	11.01 The Guaranty	~~99~~	109
	11.02 Obligations Unconditional	~~100~~	109
	11.03 Reinstatement	~~101~~	110
	11.04 Certain Waivers	~~101~~	111
	11.05 Remedies	~~101~~	111
	11.06 Rights of Contribution	~~101~~	111
	11.07 Guaranty of Payment; Continuing Guaranty	~~102~~	111
	11.08 Keepwell	~~102~~	111
	11.09 Subordination		112

Section    Page

SCHEDULES
2.01    Commitments and Applicable Percentages

5.05	Supplement to Interim Financial Statements

5.06	Litigation
5.08(b)    Existing Liens
5.08(c)    Existing Investments
5.09    Environmental Matters
5.10    Insurance
5.12(d)    Pension Plans
5.13(a)    Capital and Ownership Structure of Borrower and Subsidiaries 5.13(b)    Subsidiaries of Parent REIT, Borrower and Loan Parties
5.18    Intellectual Property Matters

5.22	Taxable REIT Subsidiaries

5.23	Initial Unencumbered Borrowing Base Properties and Eligible Ground Leases
7.03    Existing Indebtedness
10.02    Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice

B	Note

C	Compliance Certificate

1-	Assignment and Assumption

2-	Administrative Questionnaire

D	Joinder Agreement

E	U.S. Tax Compliance Certificates

F	Release of Guarantor
GLiquidity Compliance Certificate I    Pledge Agreement

AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is entered into as of October 13, 2017, among PEBBLEBROOK HOTEL, L.P., a Delaware limited partnership (the “Borrower”), PEBBLEBROOK HOTEL TRUST, a Maryland real estate investment trust (the “Parent REIT”), the other Persons party hereto from time to time as Guarantors (as such term is defined herein), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and
U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent.

The Borrower, Parent REIT, Administrative Agent, and certain Lenders are parties to that certain Credit Agreement dated as of April 13, 2015 (as amended, the “Original Credit Agreement”).

The Borrower, Parent REIT, Administrative Agent and Lenders desire to amend and restate the Original Credit Agreement in its entirety.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

1.	DEFINITIONS AND ACCOUNTING TERMS
1.01     Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
         “Acceleration” has the meaning specified in Section 8.02.

“Adjusted NOI” means, as of any date of calculation, the sum of Net Operating Incomes for all Real Properties for the most recently-ended Calculation Period (and, if specifically required, including adjustments for subsequent events or conditions on a Pro Forma Basis).

“Adjusted Unrestricted Cash” means, on any date, an amount, not less than zero ($0), equal to the Borrower’s Unrestricted Cash less ~~$10,000,000~~(a) with respect to the calculation of the Consolidated Leverage Ratio, $10,000,000, and (b) with respect to the calculation of the Unsecured Leverage Ratio,
$100,000,000.

“Administrative Agent” means U.S. Bank National Association in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit D-2 or any other form approved by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliated Debt” has the meaning specified in Section 11.09.

“Aggregate Commitments” means the Commitments of all the Lenders. “Agreement” has the meaning specified in the introductory paragraph.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions.

“Applicable Laws” means, collectively, all applicable international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Applicable Margin” means:

(a)	Subject to clause (b) below, the applicable percentage per annum set forth below determined by reference to the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Pricing Level	Consolidated Leverage Ratio	Eurodollar Rate Loans	Base Rate Loans
I	<3.5x	1.40%	0.40%
II	≥3.5x and <4.0x	1.45%	0.45%
III	≥4.0x and <5.0x	1.55%	0.55%
IV	≥ 5.0x and < 5.5x	1.75%	0.75%
V	≥5.5x and <6.0x	1.85%	0.85%
VI	≥6.0x	2.20%	1.20%

Any increase or decrease in the Applicable Margin resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the last day of the fiscal quarter for which such Compliance Certificate has been timely delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level VI shall apply as of the first Business Day after the last day of the fiscal quarter for which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is actually delivered. The Applicable Margin in effect from the Closing Date until adjusted as set forth above shall be set at a Pricing Level II.

Notwithstanding anything to the contrary contained in this clause (a), the determination of the Applicable Margin under this clause (a) for any period shall be subject to the provisions of Section 2.07(b).

(b)	If the Parent REIT or the Borrower attains at least one public or private
Investment Grade Rating from either Moody’s or S&P, then the Borrower may, upon written notice to the Administrative Agent, make an irrevocable one time written election to exclusively use the below table based on the Debt Rating of the Parent REIT or the Borrower (setting forth the date for such election to be effective), and thereafter the Applicable Margin shall be determined based on the applicable rate per annum set forth in the below table notwithstanding any failure of the Parent REIT or the Borrower to maintain an Investment Grade Rating or any failure of the Parent REIT or the Borrower to maintain a Debt Rating:

Debt Rating	Eurodollar Rate Loans	Base Rate Loans
≥ A-/A3	0.90%	0.00%
BBB+/Baa1	0.95%	0.00%
BBB/Baa2	1.10%	0.10%
BBB-/Baa3	1.35%	0.35%
<BBB-/Baa3 or Unrated	1.75%	0.75%

If at any time the Parent REIT and/or the Borrower has two (2) Debt Ratings, and such Debt Ratings are split, then: (i) if the difference between such Debt Ratings is one ratings category (e.g., Baa2 by Moody’s and BBB- by S&P or Fitch), the Ratings-Based Applicable Margin shall be the rate per annum that would be applicable if the higher of the Debt Ratings were used; and (ii) if the difference between such Debt Ratings is two (2) ratings categories (e.g., Baa1 by Moody’s and BBB- by S&P), the Ratings-Based Applicable Margin shall be the rate per annum that would be applicable if the rating that is one higher than the lower of the applicable Debt Ratings were used. If at any time the Parent REIT and/or the Borrower has three (3) Debt Ratings, and such Debt Ratings are split, then: (A) if the difference between the highest and the lowest of such Debt Ratings is one ratings category (e.g., Baa2 by Moody’s and BBB- by S&P or Fitch), the Ratings-Based Applicable Margin shall be the rate per annum that would be applicable if the highest of the Debt Ratings were used; and (B) if the difference between such Debt Ratings is two (2) ratings categories (e.g., Baa1 by Moody’s and BBB- by S&P or Fitch) or more, the Ratings-Based Applicable Margin shall be the rate per annum that would be applicable if the average of the two (2) highest Debt Ratings were used; provided that if such average is not a recognized rating category, then the Ratings-Based Applicable Margin shall be the rate per annum that would be applicable if the second highest Debt Rating of the three (3) were used. If the Borrower has elected to use the above table set forth in this clause (b) and the Parent REIT and/or the Borrower no longer has a private or public Debt Rating from either Moody’s or S&P, then the Ratings-Based Applicable Margin shall be deemed to be < BBB-/Baa3 or Unrated. Each change in the Applicable Margin resulting from a change in a Debt Rating shall be effective, in the case of an upgrade, during the period commencing on the date of delivery by the Borrower to the Administrative Agent of notice thereof pursuant to Section 6.02(j) and ending on the date immediately preceding the effective date of the next such change and, in the case of a downgrade, during the period commencing on the date of the announcement thereof and ending on the date immediately preceding the effective date of the next such change.

(c)	Notwithstanding the foregoing, for the period of time commencing on the first
Business Day immediately following the Surge Date and ending on the earlier of (i) the last day of the fourth (4th) fiscal quarter following the Surge Date and (ii) the first Business Day immediately following the last day of the fiscal quarter for which a Compliance Certificate has been timely delivered pursuant to Section 6.02(a) containing a written notice to the Administrative Agent terminating the Surge Period, the Applicable Margin (whether based on the Consolidated Leverage Ratio or the applicable Debt Rating) shall be increased by thirty-five basis points (0.35%).

(d)	Notwithstanding the foregoing, for the period of time commencing on the First
Amendment Effective Date through and including the last day of the Waiver Period, the Applicable Margin shall be a percentage per annum equal to (i) two and one-fifth of one percent (2.20%) with respect to Eurodollar Rate Loans, and (ii) one and one-fifth of one percent (1.20%) with respect to Base Rate Loans.

“Applicable Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time; provided, however, that upon the initial funding of the Loans on the Closing Date, the Applicable Percentage of each Lender shall be the ratio of the outstanding principal amount of all Loans held by such Lender to the aggregate outstanding principal amount of the Loans of all Lenders. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arranger” means U.S. Bank, in its capacity as sole lead arranger and sole bookrunner. “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D-1 or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Audited Financial Statements” means the audited consolidated balance sheet of the Consolidated Parties for the fiscal year ended December 31, 2016, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Consolidated Parties, including the notes thereto.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America Facility” means the facility evidenced by that certain Fourth Amended and Restated Credit Agreement, dated as of the date hereof, among the Borrower, the Parent REIT, certain lenders party thereto, and Bank of America, N.A., as administrative agent (as the same may be amended, restated, modified or supplemented from time to time).

“Bank of America Term Facility” means the facility evidenced by that certain Credit Agreement, dated as of October 31, 2018, among the Borrower, the Parent REIT, certain lenders party thereto, and Bank of America, N.A., as administrative agent (as the same may be amended, restated, modified or supplemented from time to time).

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus one-half of one percent (0.50%), (b) the rate of interest in effect for such day as publicly announced from time to time by U.S. Bank as its “prime rate,” and (c) the Eurodollar Rate plus one percent (1%). The “prime rate” is a rate set by U.S. Bank based upon various factors including U.S. Bank’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by U.S. Bank shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, in no circumstance shall the Base Rate be less than one and one-quarter of one percent (1.25%) per annum.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. §1010.230.

“BHC Act Affiliate” has the meaning specified in Section 10.23(b).

“Borrower” has the meaning specified in the introductory paragraph. “Borrower Materials” has the meaning specified in Section 6.02.
“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Applicable Laws of, or are in fact closed in, New York, New York, Charlotte, North Carolina or Dallas, Texas and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.

“Calculation Period” means, as of any date of determination commencing with the delivery of the Required Financial Information for the fiscal quarter ending June 30, 2017, the most recent four (4) fiscal quarter period for which the Borrower has provided the Required Financial Information; provided that, for calculations made on a Pro Forma Basis, the amounts calculated for the applicable Calculation Period shall be adjusted as set forth in Section 1.03(c), but shall otherwise relate to the applicable Calculation Period (as defined above).

“Capitalization Rate” means (a) 7.25% for: (i) the LaPlaya Beach Resort & Club; (ii) Real Properties in the central business districts of New York, New York, San Diego, California, San Francisco, California, Washington, D.C., and Boston, Massachusetts; and (iii) Los Angeles, California urban Real Properties (including Real Properties located in Santa Monica, California); and (b) 7.75% for all other Real Properties.

“Capital One Facility” means the facility evidenced by that certain Credit Agreement, dated as of the date hereof, among the Borrower, the Parent REIT, certain lenders party thereto, and Capital One, National Association, as administrative agent (as the same may be amended, restated, modified or supplemented from time to time).

“Cash Equivalents” means any of the following types of Investments, to the extent owned by any Consolidated Party:

(a)readily marketable obligations issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof;

(b)time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i)(A) is a Lender or (B) is organized under the laws of the United States, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(c)commercial paper issued by any Person organized under the laws of any state of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof; and

(d)Investments, classified in accordance with GAAP as current assets of any Consolidated Party, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, including any change in the Risk Based Capital Guidelines or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a)any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of twenty-five percent (25%) or more of the equity securities of the Borrower or Parent REIT entitled to vote for members of the board of directors or equivalent governing body of the Borrower or Parent REIT on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

(b)during any period of twenty-four (24) consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower or Parent REIT cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or

(c)the passage of thirty (30) days from the date upon which any Person or two (2) or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower or Parent REIT, or control over the equity securities of the Borrower or Parent REIT entitled to vote for members of the board of directors or equivalent governing body of the Borrower or Parent REIT on a fully-diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right) representing twenty-five percent (25%) or more of the combined voting power of such securities.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Code” means the Internal Revenue Code of 1986. “Collateral” has the meaning specified in Section 6.17.
“Collateral Documents” means, collectively, the Pledge Agreement and all other agreements, instruments and documents executed in connection with this Agreement that are intended to create, perfect or evidence Liens to secure the Obligations, including all other security agreements, pledge agreements, deeds of trust, pledges, powers of attorney, consents, assignments, notices, financing statements and all other written matter whether heretofore, now, or hereafter executed by the Borrower or any of its Subsidiaries and delivered to the Administrative Agent to create, perfect or evidence Liens to secure the Obligations.

“Collateral Period” means any period after the First Amendment Effective Date commencing on the occurrence of a Collateral Trigger Date and ending on the Collateral Release Date.

“Collateral Release” has the meaning specified in Section 6.17.

“Collateral Release Certificate” has the meaning specified in Section 6.17.

“Collateral Release Date” means any date after the expiration of the Waiver Period on which (a) no Default or Event of Default is continuing, (b) the Borrower delivers a Collateral Release Certificate as required by Section 6.17, and (c) the Consolidated Leverage Ratio is either (i) less than or equal to 6.75 to 1.00 as of the last day of any two (2) consecutive fiscal quarters, or (ii) less than or equal to 6.25 to 1.00 as of the last day of any fiscal quarter, in each case as reflected on the most recently delivered Compliance Certificate delivered pursuant to Section 6.02(a).

“Collateral Trigger Date” means any date during the Waiver Period, on which (a) the Liquidity of the Consolidated Parties does not exceed $300,000,000 (the “Limited Collateral Trigger Event”), (b) the Liquidity of the Consolidated Parties does not exceed $250,000,000, or (c) the Total Revolving Credit Outstandings (under and as defined in the Bank of America Facility) exceed $400,000,000 at any time on or after the fourth (4th) Business Day following the First Amendment Effective Date.

“Commitment” means, as to each Lender, its obligation to make Loans to the Borrower pursuant to Section 2.01 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Committed Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.). “Compliance Certificate” means a certificate substantially in the form of Exhibit C.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Adjusted EBITDA” means, for any period, EBITDA less an annual replacement reserve equal to four percent (4.0%) of gross property revenues (excluding revenues with respect to third party space or retail leases).

“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Adjusted EBITDA for the Calculation Period ending on such date to (b) Consolidated Fixed Charges for such period.

“Consolidated Fixed Charges” means, for any period, the sum of (a) Consolidated Interest Charges for such period, plus (b) current scheduled principal payments on Consolidated Funded Indebtedness for such period (including, for purposes hereof, current scheduled reductions in commitments, but excluding any payment of principal under the Loan Documents and any “balloon” payment or final payment at maturity that is significantly larger than the scheduled payments that preceded it), plus (c) dividends and distributions paid in cash on preferred stock by the Consolidated Parties on a consolidated basis and all Unconsolidated Affiliates, if any, for such period, in each case, determined in accordance with GAAP; provided that, to the extent the calculations under clauses (a), (b) and (c) above include amounts allocable to Unconsolidated Affiliates, such calculations shall be without duplication and shall only include such amounts to the extent attributable to any Unconsolidated Affiliate Interests (or, if greater, amounts that are attributable to Consolidated Funded Indebtedness that is recourse to a Consolidated Party).

“Consolidated Funded Indebtedness” means, as of any date of determination, without duplication, the sum of (a) the outstanding principal amount of all obligations of the Consolidated Parties on a consolidated basis, whether current or long-term, for borrowed money (including all obligations hereunder and under the other Loan Documents) and all obligations of the Consolidated Parties on a consolidated basis evidenced by bonds, debentures, notes, loan agreements or other similar instruments,
(b) all purchase money Indebtedness of the Consolidated Parties on a consolidated basis, (c) all obligations of the Consolidated Parties on a consolidated basis arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments,
(d) all obligations of the Consolidated Parties on a consolidated basis in respect of forward purchase agreements or the deferred purchase price of any property or services (other than trade accounts payable in the ordinary course of business), (e) Attributable Indebtedness of the Consolidated Parties on a consolidated basis in respect of capital leases and Synthetic Lease Obligations, (f) without duplication, all Guarantees of the Consolidated Parties on a consolidated basis with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Parent REIT or any Subsidiary, (g) without duplication, all Indebtedness of the Consolidated Parties on a consolidated basis of the types referred to in clauses (a) through (f) above of any partnership or joint venture in which the Parent REIT or a Subsidiary is a general partner or joint venturer, and (h) without duplication, the aggregate amount of Unconsolidated Affiliate Funded Indebtedness for all Unconsolidated Affiliates. Notwithstanding the foregoing, Consolidated Funded Indebtedness shall exclude Excluded Capital Leases.

“Consolidated Interest Charges” means, for any period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Consolidated Parties on a consolidated basis and all Unconsolidated Affiliates, in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Consolidated Parties on a consolidated basis and all Unconsolidated Affiliates with respect to such period under capital leases (other than Excluded Capital Leases) that is treated as interest in accordance with GAAP; provided that, to the extent the calculations under clauses (a) and (b) above include amounts allocable to Unconsolidated Affiliates, such calculations shall be without duplication and shall only include such amounts to the extent attributable to any Unconsolidated Affiliate Interests (or, if greater, amounts that are attributable to Consolidated Funded Indebtedness that is recourse to a Consolidated Party).

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness less Adjusted Unrestricted Cash as of such date to (b) EBITDA for the Calculation Period most recently ended.

“Consolidated Net Income” means, for any period, the sum of (a) the net income of the Consolidated Parties on a consolidated basis (excluding extraordinary gains, extraordinary losses and gains and losses from the sale of assets) for such period, calculated in accordance with GAAP, plus (b) without duplication, an amount equal to the aggregate of net income (excluding extraordinary gains and extraordinary losses) for such period, calculated in accordance with GAAP, of each Unconsolidated Affiliate multiplied by the respective Unconsolidated Affiliate Interest in each such entity.

“Consolidated Parties” means a collective reference to the Parent REIT and its consolidated Subsidiaries and “Consolidated Party” means any one of the Consolidated Parties.

“Consolidated Recourse Secured Indebtedness” means, as of any date of determination, for the Consolidated Parties on a consolidated basis and all Unconsolidated Affiliates, all Secured Debt that is recourse to any Consolidated Party or any Unconsolidated Affiliate (except to the extent such recourse is limited to customary non-recourse carve-outs); provided that, to the extent the calculation of Secured Debt includes amounts allocable to Unconsolidated Affiliates, such calculation shall be without duplication and shall only include such amounts to the extent attributable to any Unconsolidated Affiliate Interests (or, if greater, amounts that are attributable to Secured Debt that is recourse to a Consolidated Party).

“Consolidated Secured Debt” means, as of any date of determination, for the Consolidated Parties on a consolidated basis and all Unconsolidated Affiliates, all Secured Debt; provided that, to the extent the calculation of Secured Debt includes amounts allocable to Unconsolidated Affiliates, such calculation shall be without duplication and shall only include such amounts to the extent attributable to any Unconsolidated Affiliate Interests (or, if greater, amounts that are attributable to Secured Debt that is recourse to a Consolidated Party).

“Consolidated Tangible Net Worth” means, as of any date of determination, for the Consolidated Parties on a consolidated basis and all Unconsolidated Affiliates, Shareholders’ Equity on that date, minus the amount of Intangible Assets, plus the amount of accumulated depreciation; provided that there shall be excluded from the calculation of “Consolidated Tangible Net Worth” any effects resulting from the application of FASB ASC No. 715: Compensation – Retirement Benefits; provided, further, that, to the extent the calculation of foregoing amounts includes amounts allocable to Unconsolidated Affiliates, such calculation shall be without duplication and shall only include such amounts to the extent attributable to any Unconsolidated Affiliate Interests.

“Consolidated Total Asset Value” means, without duplication, as of any date of determination, for the Consolidated Parties on a consolidated basis, the sum of: (a) the Operating Property Value of all Real Properties (other than Development/Redevelopment Properties); (b) the amount of all Unrestricted Cash; (c) the book value of all Development/Redevelopment Properties, mortgage or real estate-related loan assets and undeveloped or speculative land; (d) the contract purchase price for all assets under contract for purchase (to the extent included in Indebtedness); and (e) the Borrower’s applicable Unconsolidated Affiliate Interests of the preceding items for its Unconsolidated Affiliates.

“Consolidated Unsecured Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Net Operating Income from the Unencumbered Borrowing Base Properties for the Calculation Period ending on such date to (b) Unsecured Interest Charges for such period; provided that, unless otherwise approved by the Required Lenders, there shall be excluded from the calculation of Consolidated Unsecured Interest Coverage Ratio: (i) any excess above forty percent (40%) of aggregate Net Operating Income from the Unencumbered Borrowing Base Properties from any one Major MSA and
(ii)any excess above thirty-three percent (33%) of aggregate Net Operating Income from the Unencumbered Borrowing Base Properties from any one Other MSA.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Covered Entity” has the meaning specified in Section 10.23(b).

“Credit Parties” means, collectively, the Administrative Agent, the Lenders, the Hedge Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons to whom the Obligations are owing from time to time.
~~“DC Hotel Trust” means DC Hotel Trust, a Maryland real estate investment trust.~~

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Debt Rating” means the current published or private long term unsecured senior, non-credit enhanced debt rating of the Parent REIT or the Borrower by S&P, Moody’s or Fitch.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Margin, if any, applicable to Base Rate Loans plus (c) two percent (2.0%) per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Loan plus two percent (2.0%) per annum.

“Default Right” has the meaning specified in Section 10.23(b).

“Defaulting Lender” means, subject to Section 2.12(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within three (3) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.12(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower and each other Lender promptly following such determination.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Development/Redevelopment Property” means Real Property with respect to which development activities are being undertaken by the applicable owner thereof. A Real Property shall cease to be a Development/Redevelopment Property on the last day of the sixth (6th) full fiscal quarter after opening or reopening (or such earlier date as elected by the Borrower by written notice to the Administrative Agent).

“Disposition” or “Dispose” means the sale, transfer, license, lease (excluding the lease of any Unencumbered Borrowing Base Property and personal property assets related thereto to any TRS pursuant to a form of Lease approved by the Administrative Agent, in its reasonable discretion) or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) of any property by any Person (including any sale ~~and~~ leaseback transaction) ~~of any property by any Person~~, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. For the avoidance of doubt, leases of personal or Real Property (other than sale and leaseback transactions) entered into in the ordinary course of business shall not be deemed to be Dispositions.

“Dividing Person” has the meaning assigned to it in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Dollar” and “$” mean lawful money of the United States.

“EBITDA” means, for any period, the sum of (a) an amount equal to Consolidated Net Income for such period plus (b) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for Federal, state, local and foreign income taxes payable by the Consolidated Parties and Unconsolidated Affiliates for such period,
(iii)depreciation and amortization expense of the Consolidated Parties and Unconsolidated Affiliates, (iv) other non-recurring expenses of the Consolidated Parties and Unconsolidated Affiliates reducing such

Consolidated Net Income which do not represent a cash item in such period or any future period, (v) without duplication of any of the foregoing, amounts deducted from net income as a result of fees or expenses incurred in connection with acquisitions permitted under the Loan Documents that can no longer be capitalized due to FAS 141R Changes and charges relating to the under-accrual of earn outs due to the FAS 141R Changes, (vi) all non-cash items with respect to straight-lining of rents materially decreasing Consolidated Net Income for such period, and (vii) all other non-cash items decreasing Consolidated Net Income (including non-cash expenses or losses with respect to Excluded Capital Leases), minus (c) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax credits of the Consolidated Parties and Unconsolidated Affiliates for such period, (ii) all non-cash items with respect to straight-lining of rents materially increasing Consolidated Net Income for such period, and (iii) all other non-cash items increasing Consolidated Net Income for such period (including non-cash revenues or gains with respect to Excluded Capital Leases); provided that, to the extent the calculations under clauses (a), (b) and (c) above include amounts allocable to Unconsolidated Affiliates, such calculations shall be without duplication and shall only include such amounts to the extent attributable to any Unconsolidated Affiliate Interests.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).

“Eligible Ground Lease” means a ground or similar building lease with respect to an Unencumbered Borrowing Base Property executed by the Borrower or a Subsidiary of the Borrower, as lessee, (a) that has a remaining lease term (including extension or renewal rights) of at least thirty-five
(35) years, calculated as of the date such property becomes an Unencumbered Borrowing Base Property,
(b) that is in full force and effect, (c) that may be transferred and/or assigned without the consent of the lessor (or as to which (i) such lease may be transferred and/or assigned with the consent of the lessor and
(ii)such consent shall not be unreasonably withheld or delayed or is subject to certain customary and reasonable requirements), and (d) pursuant to which (i) no default or terminating event exists thereunder, and (ii) no event has occurred which but for the passage of time, or notice, or both would constitute a default or terminating event thereunder.

“Environmental Laws” means any and all applicable Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or Governmental Authority restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon
(a)violation of any Environmental Laws, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Equity Issuance” means the issuance or sale by any Person of any of its Equity Interests or any capital contribution to such Person by any holder of its Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Rate” means:

(a)    for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for U.S. Dollars for a period equal in length to such Interest Period) (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent (in consultation with the Borrower), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and
(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two (2) ~~Business~~London Banking Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day;

provided that (i) to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice, (ii) to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent, and (iii) for the avoidance of doubt, in no circumstance shall the Eurodollar Rate be less than ~~zero~~one-quarter of one percent (~~0~~0.25%) per annum for each Eurodollar Rate Loan that has not been identified by the Borrower in writing as being subject to a Swap Contract.

“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of Eurodollar Rate.

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Capital Lease” means any long-term ground lease or building lease that is treated as a capital lease in accordance with GAAP.

“Excluded Net Proceeds” means (a) Net Cash Proceeds from the issuance of any common Equity Interests of the Parent REIT after the First Amendment Effective Date in an aggregate amount of up to
$300,000,000 to be used to acquire one or more Unencumbered Borrowing Base Properties, (b) Net Cash Proceeds of Dispositions after the First Amendment Effective Date in the aggregate amount of up to
$200,000,000 that the Borrower has designated in writing as being held for reinvestment in one or more new Unencumbered Borrowing Base Properties and (c) Net Cash Proceeds from Permitted Preferred Issuances which are contemporaneously (or not later than thirty (30) days after the issuance thereof) being used to redeem existing preferred Equity Interests of the Parent REIT.

“Excluded Swap Obligations” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 11.08 and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all Guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guarantee of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, then such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii) or 3.01(c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“FAS 141R Changes” means those changes made to a buyer’s accounting practices by the Financial Accounting Standards Board’s Statement of Financial Accounting Standard No. 141R, Business Combinations, which is effective for annual reporting periods that begin in calendar year 2009.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of one one-hundredth of one percent (1/100 of 1%)) charged to U.S. Bank on such day on such transactions as determined by the Administrative Agent.

“Fee Letters” means (a) the letter agreement, dated March 23, 2015, among the Parent REIT, the Borrower, U.S. Bank and Capital One, National Association, (b) the letter agreement, dated March 23, 2015, among the Parent REIT, the Borrower and U.S. Bank, ~~and~~ (c) the letter agreement, dated October 10, 2017, among the Parent REIT, the Borrower and U.S. Bank, and (d) any other fee letter among the Borrower, the Parent REIT and U.S. Bank.

“FFO Distribution Allowance” means, for any fiscal year of the Consolidated Parties, an amount equal to ninety-five percent (95%) of Funds From Operations for such fiscal year.

“First Amendment Effective Date” means June 29, 2020.

“Fitch” means Fitch, Inc. and any successor thereto.

“Foreign Lender” means any Lender that is organized under the Applicable Laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fully Satisfied” means, with respect to the Obligations as of any date, that, as of such date, (a) all principal of and interest accrued to such date which constitute Obligations shall have been irrevocably paid in full in cash, (b) all fees, expenses and other amounts then due and payable which constitute Obligations shall have been irrevocably paid in cash and (c) the Aggregate Commitments shall have expired or been terminated in full (in each case, other than inchoate indemnification liabilities arising under the Loan Documents).

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funds From Operations” means, for any period, Consolidated Net Income, plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures as hereafter provided; provided that, to the extent such calculations include amounts allocable to Unconsolidated Affiliates, such calculations shall be without duplication and shall only include such amounts to the extent attributable to any Unconsolidated Affiliate Interests. Without limiting the foregoing, notwithstanding contrary treatment under GAAP, for purposes hereof, (a) “Funds From Operations” shall include, and be adjusted to take into account, (i) the Parent REIT’s interests in unconsolidated partnerships and joint ventures, on the same basis as consolidated partnerships and subsidiaries, as provided in the “white paper” issued in April 2002 by the National Association of Real Estate Investment Trusts, as may be amended from time to time, and (ii) amounts deducted from net income as a result of pre-funded fees or expenses incurred in connection with acquisitions permitted under the Loan Documents that can no longer be capitalized due to FAS 141R Changes and charges relating to the under-accrual of earn outs due to the FAS 141R Changes, and (b) net income (or loss) of the Consolidated Parties on a consolidated basis shall not include gains (or, if applicable, losses) resulting from or in connection with (i) restructuring of indebtedness, (ii) sales of property, (iii) sales or redemptions of preferred stock, (iv) non-cash asset impairment charges or (v) other non-cash items including items with respect to Excluded Capital Leases.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Glass Houses” means Glass Houses, a Maryland real estate investment trust.

“Governmental Authority” means the government of the United States or any other applicable nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person: (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation,
(iii)to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, (iv) to guaranty to any Person rental income levels (or shortfalls) or re-tenanting costs (including tenant improvements, moving expenses, lease commissions and any other costs associated with procuring new tenants); provided that such obligations shall be determined to be equal to the maximum potential amount of the payments due from the Person guaranteeing the applicable rental income levels over the term of the applicable lease or (v) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part); or (b) any lien on any assets of such Person securing any Indebtedness or other obligation of any primary obligor, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith; provided that, to the extent any Guarantee is limited by its terms, then the amount of such Guarantee shall be deemed to be the stated or determinable amount of such Guarantee. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, the Parent REIT, all Subsidiaries of the Borrower as of the Closing Date and as identified on the signature pages hereto as a “Guarantor” as of the Closing Date (excluding all Non-Guarantor Subsidiaries as of the Closing Date), each Person that is required to be a Guarantor pursuant to Section 6.12 (including any Subsidiary that owns an Unencumbered Borrowing Base Property), unless such subsidiary is a Non-Guarantor Subsidiary or has otherwise been released from its obligations pursuant to Section 6.13, and, with respect to the payment and performance by each Specified Loan Party of its obligations under Section 11 with respect to all Swap Obligations, the Borrower, in each case together with their successors and permitted assigns.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Laws.

“Hedge Bank” means any Lender or Affiliate of a Lender, in its capacity as a party to a Swap Contract that is not otherwise prohibited under Section 6 or 7.

“Immaterial Subsidiary” means any Subsidiary whose assets constitute less than one percent (1%) of Consolidated Total Asset Value; provided that if at any time the aggregate Consolidated Total Asset Value of the “Immaterial Subsidiaries” exceeds ten percent (10%) of all Consolidated Total Asset Value, then the Borrower shall designate certain “Immaterial Subsidiaries” as Guarantors such that the aggregate Consolidated Total Asset Value of the “Immaterial Subsidiaries” which are not Guarantors does not exceed ten percent (10%) of all Consolidated Total Asset Value.

“Impacted Loans” has the meaning specified in Section 3.03(a).

“Increase Effective Date” has the meaning given to such term in Section 2.11(d).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)    all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)	net obligations of such Person under any Swap Contract;

(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable incurred in the ordinary course of business and, in each case, not overdue by more than ninety (90) days after such trade account payable was created, except to the extent that any such trade payables are being disputed in good faith);

(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)    capital leases (other than Excluded Capital Leases) and Synthetic Lease Obligations;

(g)    all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h)	all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include, without duplication, the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease (other than an Excluded Capital Lease) or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and

(b)	to the extent not otherwise described in (a), Other Taxes. “Indemnitees” has the meaning specified in Section 10.04(b). “Information” has the meaning specified in Section 10.07.
“Initial Compliance Date” means (a) if the Waiver Period ends on the date occurring under clause (a) of the definition of Waiver Period, June 30, 2021 or (b) if the Waiver Period ends on the date occurring under clause (b) of the definition of Waiver Period, the last day of the applicable fiscal quarter set forth in the Compliance Certificate delivered pursuant to such clause (b).

“Intangible Assets” means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the First Amendment Effective Date, by and among the Borrower, the Parent REIT, certain grantors and guarantors party thereto, the Administrative Agent, Bank of America, N.A., Capital One, National Association, Truist Bank, and each additional pari passu collateral agent from time to time party thereto.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three (3) months, the respective dates that fall every three (3) months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one (1), two (2), three (3) or six (6) months thereafter (in each case, subject to availability), as selected by the Borrower in its Committed Loan Notice; provided that:

(a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)	no Interest Period shall extend beyond the Maturity Date.

“Intermediate REIT” means (a) ~~DC Hotel Trust~~Glass Houses and (b) any Subsidiary of the Borrower that is formed as a real estate investment trust under its jurisdiction of formation, which Subsidiary does not own any assets (other than any Equity Interests in any Subsidiary that owns any Real Property assets); provided that such Subsidiary (i) shall not incur or guarantee any other Indebtedness, and (ii) may receive Restricted Payments paid in cash from its Subsidiaries so long as such Restricted Payments are immediately distributed upon receipt to the Borrower.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit.

For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Grade Rating” means a Debt Rating for the Parent REIT or the Borrower of BBB- or better from S&P, Baa3 or better from Moody’s or BBB- or better from Fitch.

“IP Rights” has the meaning specified in Section 5.18.

“Joinder Agreement” means a Joinder Agreement substantially in the form of Exhibit E, executed and delivered by a new Guarantor in accordance with the provisions of Section 6.12.

“Lease” means a lease, sublease, license, concession agreement or other agreement providing for the use or occupancy of any portion of any Real Property (and any personal property related thereto that is covered by such lease, sublease, license, concession agreement or other agreement) owned or ground leased by any Loan Party, including all amendments, supplements, restatements, assignments and other modifications thereto.

“Lender” has the meaning specified in the introductory paragraph.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“LIBOR” has the meaning specified in the definition of Eurodollar Rate.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Limited Collateral Trigger Event” has the meaning specified in the definition of Collateral Trigger Date.

“Liquidity” means, as of any date of determination, the sum of (a) cash and Cash Equivalents not subject to any Liens, Negative Pledges or other restrictions plus (b) undrawn availability under this Agreement or under any other credit facilities of the Consolidated Parties (to the extent available to be drawn at the date of determination in accordance with this Agreement or the other applicable credit facility).

“Liquidity Compliance Certificate” means a certificate substantially in the form of Exhibit H or in such other form as may be agreed by the Borrower and the Administrative Agent.

“Loan” means an extension of credit by a Lender to the Borrower under Section 2.

“Loan Documents” means this Agreement, each Note, the Intercreditor Agreement, each Collateral Document and the Fee Letters.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Major MSA” means the metropolitan statistical area of any of the following: (a) New York City, New York; (b) Chicago, Illinois; (c) Washington, DC; (d) Los Angeles, California (excluding Santa Monica, California); (e) Boston, Massachusetts; (f) San Diego, California; and (g) San Francisco, California.

“Material Acquisition” means the acquisition by any Consolidated Party, in a single transaction or in a series of related transactions, of one or more Real Properties or Persons owning Real Properties in which the total investment with respect to such acquisition is equal to or greater than ten percent (10%) of Consolidated Total Asset Value at such time.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Parent REIT, the Borrower and their Subsidiaries taken as a whole; (b) a material impairment of the ability of the Borrower and the other Loan Parties taken as a whole to perform their respective obligations under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Lease” means as to any Unencumbered Borrowing Base Property (a) any Lease of such Unencumbered Borrowing Base Property (and any personal property assets related thereto) between the applicable Loan Party that owns such Unencumbered Borrowing Base Property and any TRS, (b) any Lease which, individually or when aggregated with all other Leases at such Unencumbered Borrowing Base Property with the same tenant or any of its Affiliates, accounts for ten percent (10%) or more of such Unencumbered Borrowing Base Property’s revenue, or (c) any Lease which contains any option, offer, right of first refusal or other similar entitlement to acquire all or any portion of the Property.

“Maturity Date” means April 13, 2022.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA that is subject to Title IV of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five (5) plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means any employee benefit plan which has two (2) or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two (2) of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Negative Pledge” means a provision of any agreement (other than this Agreement or any other Loan Document) that prohibits the creation of any Lien on any assets of a Person; provided, however, that neither (a) an agreement that establishes a maximum ratio of unsecured debt to unencumbered assets, or of secured debt to total assets, or that otherwise conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets nor (b) any requirement for the grant in favor of the holders of any Unsecured Indebtedness of an equal and ratable Lien in connection with a pledge of any property or asset to secure the Obligations, shall constitute a “Negative Pledge” for purposes of this Agreement.

“Net Cash Proceeds” means:

(a)with respect to any Disposition by any Consolidated Party, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction, including any accrued interest, repayment fees or charges due in connection with such repayment (other than Indebtedness under the Loan Documents), (B) the reasonable and customary out-of-pocket expenses incurred by such Consolidated Party in connection with such transaction and (C) income taxes reasonably estimated to be actually payable within two (2) years of the date of the relevant transaction as a result of any gain recognized in connection therewith; provided that, if the amount of any estimated taxes pursuant to subclause (C) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Cash Proceeds;

(b)with respect to the sale or issuance of any Equity Interest by any Consolidated Party, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such transaction over (ii) the underwriting discounts and commissions, and other reasonable and customary out-of-pocket expenses, incurred by such Consolidated Party in connection therewith; and

(c)with respect to the incurrence or issuance of any Indebtedness by any Consolidated Party, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such transaction over (ii) the sum of (A) the principal amount of any Indebtedness that is refinanced, replaced and/or repaid with the proceeds of such Indebtedness, including any accrued interest, repayment fees or charges due in connection with such refinancing, replacement and/or repayment (other than Indebtedness under the Loan Documents) and (B) the reasonable and customary out-of-pocket expenses incurred by such Consolidated Party in connection therewith.

“Net Operating Income” means, with respect to any Real Property and for the most recently ended Calculation Period, an amount equal to (a) the aggregate gross revenues from the operations of such Real Property during the applicable Calculation Period, minus (b) the sum of (i) all expenses and other proper charges incurred in connection with the operation of such Real Property during such period pro-rated as appropriate (including real estate taxes, but excluding any management fees, debt service charges, income taxes, depreciation, amortization and other non-cash expenses), and (ii) actual management fees paid during such period, and (iii) an annual replacement reserve equal to four percent (4.0%) of the aggregate revenues from the operations of such Real Property (excluding revenues with respect to third party space or retail leases).

“New Property” means each Real Property acquired by the Consolidated Parties on a consolidated basis and all Unconsolidated Affiliates (as the case may be) from the date of acquisition for a period of six (6) full fiscal quarters after the acquisition thereof; provided, however, that, upon the Seasoned Date for any New Property (or any earlier date selected by Borrower), such New Property shall be converted to a Seasoned Property and shall cease to be a New Property.

“Net Proceeds” means, with respect to any Equity Issuance by any Consolidated Party, the amount of cash received by such Consolidated Party in connection with any such transaction after deducting therefrom the aggregate, without duplication, of the following amounts to the extent properly attributable to such transaction and such amounts are usual, customary, and reasonable: (a) brokerage commissions; (b) attorneys’ fees; (c) finder’s fees; (d) financial advisory fees; (e) accounting fees; (f) underwriting fees; (g) investment banking fees; and (h) other commissions, costs, fees, expenses and disbursements related to such Equity Issuance, in each case to the extent paid or payable by such Consolidated Party.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Guarantor Subsidiary” means any Subsidiary (whether direct or indirect) of the Borrower, other than any Subsidiary which owns an Unencumbered Borrowing Base Property, which (a) is a TRS;
(b)is an Intermediate REIT; (c) is (i) formed for or converted to the specific purpose of holding title to Real Property assets which are collateral for Indebtedness owing or to be owed by such Subsidiary, provided that such Indebtedness must be incurred or assumed within ninety (90) days (or such longer period as the Administrative Agent may agree in writing) of such formation or conversion or such Subsidiary shall cease to qualify as a Non-Guarantor Subsidiary, and (ii) expressly prohibited in writing from guaranteeing Indebtedness of any other person or entity pursuant to (A) a provision in any document, instrument or agreement evidencing such Indebtedness of such Subsidiary or (B) a provision of such Subsidiary’s Organization Documents, in each case, which provision was included in such Organization Document or such other document, instrument or agreement at the request of the applicable third party creditor and as an express condition to the extension or assumption of such Indebtedness; provided that a Subsidiary meeting the requirements set forth in this clause (c) shall only remain a “Non-Guarantor Subsidiary” for so long as (1) each of the foregoing requirements set forth in this clause
(c)are satisfied, (2) such Subsidiary does not guarantee any other Indebtedness and (3) the Indebtedness with respect to which the restrictions noted in clause (c) (ii) are imposed remains outstanding; provided further that in no event shall any party to a Permitted Intercompany Mortgage encumbering an Unencumbered Borrowing Base Property be a Non-Guarantor Subsidiary; (d)(i) becomes a Subsidiary following the Closing Date, (ii) is not a Wholly Owned Subsidiary of the Borrower, and (iii) with respect to which the Borrower and its Affiliates, as applicable, do not have sufficient voting power to cause such Subsidiary to become a Guarantor hereunder; or (e) is an Immaterial Subsidiary.

“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit B.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, or any Swap Contract entered into by any Loan Party with any Lender or its Affiliate as a counterparty with respect to the Loans, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that the “Obligations” with respect to a Guarantor shall exclude any Excluded Swap Obligations of such Guarantor.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Operating Property Value” means, at any date of determination, (a) for each Seasoned Property,
(i) the Adjusted NOI for such Real Property divided by (ii) the applicable Capitalization Rate, and (b) for each New Property, the GAAP book value for such New Property (until the Seasoned Date or such earlier date as elected by the Borrower by written notice to the Administrative Agent).

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Credit Agreement” has the meaning specified in the introductory paragraph.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other MSA” means any metropolitan statistical area other than a Major MSA. For the avoidance of doubt, Santa Monica, California shall constitute an Other MSA.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means, with respect to Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date.

“Parent REIT” has the meaning specified in the introductory paragraph.

“Pari Passu Obligations” has the meaning specified in the Intercreditor Agreement.

“Participant” has the meaning specified in Section 10.06(d).

“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended from time to time, and any successor statute.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pebblebrook Hotel Lessee” means Pebblebrook Hotel Lessee, Inc., a Delaware corporation, and its permitted successors.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a Multiple Employer Plan, has made contributions at any time during the immediately preceding five (5) plan years.

“Permitted Intercompany Mortgage” means a loan by a Loan Party to another Loan Party secured by a Lien in Real Property so long as such loan is subordinated to the Obligations pursuant to Section 11.09 or otherwise on terms acceptable to the Administrative Agent; provided that in no event shall there be more than five (5) Permitted Intercompany Mortgages at any time.

“Permitted Liens” has the meaning specified in Section 7.01.

“Permitted Preferred Issuances” means the issuance after the First Amendment Effective Date by the Parent REIT of preferred Equity Interests that (a) are not subject to mandatory redemption or are otherwise not treated as Indebtedness pursuant to GAAP and (b) to the extent used to purchase or redeem existing preferred Equity Interests, have a yield to maturity yield (including any voluntary or involuntary liquidation preference and any accrued and unpaid dividends) not greater than any preferred Equity Interest purchased or redeemed with the proceeds thereof.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) other than a Multiemployer Plan established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning specified in Section 6.02.

“Pledge Agreement” means any pledge or security agreement entered into, after the First Amendment Effective Date between the Borrower, certain Subsidiaries of the Borrower party thereto, and the Administrative Agent, for the benefit of the Administrative Agent and the other Credit Parties (as required by this Agreement or any other Loan Document), substantially in the form of Exhibit I.

“Pledged Subsidiary” has the meaning specified in the Pledge Agreement.

“PNC Facility” means the facility evidenced by that certain Amended and Restated Credit Agreement, dated as of the date hereof, among the Borrower, the Parent REIT, certain lenders party thereto, and PNC Bank, National Association, as administrative agent (as the same may be amended, restated, modified or supplemented from time to time).

~~“Platform” has the meaning specified in Section 6.02.~~
“Pro Forma Basis” means, for purposes of calculating (utilizing the principles set forth in Section 1.03(c)) compliance with each of the financial covenants set forth in Section 7.11 in respect of a proposed transaction, that such transaction shall be deemed to have occurred as of the first day of the four
(4)fiscal-quarter period ending as of the most recent fiscal quarter end preceding the date of such transaction with respect to which the Administrative Agent has received the Required Financial

Information. As used herein, “transaction” shall mean (a) any Borrowing, (b) any incurrence or assumption of Indebtedness as referred to in Section 7.03(f), (c) any removal of an Unencumbered Borrowing Base Property from qualification as such pursuant to Section 7.05(a) or (b) or any other Disposition as referred to in Section 7.05, or (d) any acquisition of any Person (whether by merger or otherwise) or other property. In connection with any calculation relating to the financial covenants set forth in Section 7.11 upon giving effect to a transaction on a Pro Forma Basis:

(i)    for purposes of any such calculation in respect of any incurrence or assumption of Indebtedness as referred to in Section 7.03(f), any Indebtedness which is retired in connection with such incurrence or assumption shall be excluded and deemed to have been retired as of the first day of the applicable period;

(ii)    for purposes of any such calculation in respect of any removal of an Unencumbered Borrowing Base Property from qualification as such pursuant to Section 7.05 or any other Disposition as referred to in Section 7.05, (A) income statement items (whether positive or negative) attributable to the Person or property disposed of shall be excluded, (B) any Indebtedness which is retired in connection with such transaction shall be excluded and deemed to have been retired as of the first day of the applicable period, and (C) pro forma adjustments shall be included to the extent that such adjustments would give effect to events that are (1) directly attributable to such transaction, (2) expected to have a continuing impact on the Consolidated Parties and (3) factually supportable (in the reasonable judgment of the Administrative Agent); and

(iii)    for purposes of any such calculation in respect of any acquisition of any Person (whether by merger or otherwise) or other property, (A) income statement items (whether positive or negative) and capital expenditures attributable to the Person or property acquired shall be deemed to be included as of the first day of the applicable period, and (B) pro forma adjustments (with the calculated amounts annualized to the extent the period from the date of such acquisition through the most-recently ended fiscal quarter is not at least twelve (12) months or four (4) fiscal quarters, in the case of any applicable period that is based on twelve months or four (4) fiscal quarters) shall be included to the extent that such adjustments would give effect to events that are
(1) directly attributable to such transaction, (2) expected to have a continuing impact on the Consolidated Parties and (3) factually supportable (in the reasonable judgment of the Administrative Agent).
“Public Lender” has the meaning specified in Section 6.02. “QFC” has the meaning specified in Section 10.23(b).

“QRS” means a Person qualifying for treatment either as a “qualified REIT subsidiary” under Section 856(i) of the Code, or as an entity disregarded as an entity separate from its owner under Treasury Regulations under Section 7701 of the Code.

“Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding
$10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Real Properties” means, at any time, a collective reference to each of the facilities and real properties owned or leased by the Borrower or any other Subsidiary or in which any such Person has an interest at such time; and “Real Property” means any one of such Real Properties.

“Recipient” means the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Register” has the meaning specified in Section 10.06(c).

“REIT” means a Person qualifying for treatment as a “real estate investment trust” under the
Code.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.

“Required Financial Information” means, with respect to each fiscal period or quarter of the Borrower, (a) the financial statements required to be delivered pursuant to Section 6.01(a) or (b) for such fiscal period or quarter of the Parent REIT, and (b) the Compliance Certificate required by Section 6.02(a) to be delivered with the financial statements described in clause (a) above.

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing at least fifty-one percent (51%) of the Total Credit Exposures of all Lenders; provided, that at any time if there are only two (2) Lenders, “Required Lenders” shall mean both such Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, chief financial officer, vice president of finance, treasurer, or controller of a Loan Party, and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Section 2, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Parent REIT or any Subsidiary or any Unconsolidated Affiliate, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Parent REIT’s shareholders, partners or members (or the equivalent Person thereof); provided that, to the extent the calculation of the amount of any dividend or other distribution for purposes of this definition of “Restricted Payment” includes amounts allocable to Unconsolidated Affiliates, such calculation shall be without duplication and shall only include such amounts to the extent attributable to any Unconsolidated Affiliate Interests.

“Risk Based Capital Guidelines” means (a) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules and (b) the corresponding capital regulations promulgated by regulatory authorities outside the United States including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.
“S&P” means S&P Global Ratings, a subsidiary of S&P Global, Inc., and any successor thereto. “Sale and Leaseback Transaction” means any arrangement pursuant to which any Consolidated
Party, directly or indirectly, becomes liable as lessee, guarantor or other surety with respect to any lease, whether an operating lease or a capital lease, of any property (a) which such Consolidated Party has sold or transferred (or is to sell or transfer) to a Person which is not a Consolidated Party or (b) which such Consolidated Party intends to use for substantially the same purpose as any other property which has been sold or transferred (or is to be sold or transferred) by such Consolidated Party to another Person which is not a Consolidated Party in connection with such lease.

“Sanctioned Country” means, at any time, any country or territory which is itself the subject or target of any comprehensive Sanctions.

“Sanctioned Person” means, at any time, (a) any Person or group listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, (b) any Person or group operating, organized or resident in a Sanctioned Country, (c) any agency, political subdivision or instrumentality of the government of a Sanctioned Country or (d) any Person fifty percent (50%) or more owned, directly or indirectly, by any of the above.

“Sanction(s)” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the
U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Seasoned Date” means the first day on which an acquired Real Property has been owned for six
(6) full fiscal quarters following the date of acquisition of such Real Property.

“Seasoned Property” means (a) each Real Property (other than a New Property) owned by the Consolidated Parties on a consolidated basis and all Unconsolidated Affiliates (as the case may be) and
(b) upon the occurrence of the Seasoned Date of any New Property, such Real Property.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Debt” means, for any given calculation date, without duplication, the total aggregate principal amount of any Indebtedness of the Consolidated Parties on a consolidated basis that is secured in any manner by any lien (other than Permitted Liens of the type described in Section 7.01(a), (b), (c), (d), (e), (g), (h) and (j)); provided that (a) Indebtedness in respect of obligations under any capitalized lease shall not be deemed to be “Secured Debt” and (b) Secured Debt shall exclude Excluded Capital Leases and any Indebtedness in respect of the Pari Passu Obligations.

“Secured Non-Recourse Debt” means Secured Debt that is not recourse to the Parent REIT or any of its Subsidiaries (except to the extent such recourse is limited to customary non-recourse carve-outs).

“Senior Notes” means the Borrower’s 4.70% Senior Notes Series A Due December 1, 2023 and 4.93% Senior Notes Series B Due December 1, 2025 evidenced by that certain Note Purchase and

Guarantee Agreement dated November 12, 2015 (as the same may be amended, restated, modified or supplemented from time to time).

“Shareholders’ Equity” means, as of any date of determination, the sum of (a) consolidated shareholders’ equity of the Consolidated Parties as of that date determined in accordance with GAAP plus
(b) without duplication, an amount equal to the aggregate shareholders’ equity of each Unconsolidated Affiliate multiplied by the respective Unconsolidated Affiliate Interest in each such entity.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Debt” means the Senior Notes, the ~~PNC~~Bank of America Term Facility, the Bank of America Facility, the Capital One Facility, the US Bank Lessee Line of Credit, and any other agreement creating or evidencing Indebtedness for borrowed money (excluding any Secured Non-Recourse Debt) entered into on or after the Closing Date by any Consolidated Party, or in respect of which any Consolidated Party is an obligor or otherwise provides a Guarantee or other credit support (other than customary non-recourse carve outs), which is either (a) incurred pursuant to Section 7.19(c)(iii) or (b) in a principal amount outstanding or available for borrowing equal to or greater than $25,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency).

“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 11.08).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Parent REIT.
“Subsidiary TRS” means any TRS other than Pebblebrook Hotel Lessee. “Surge Date” has the meaning specified in Section 7.11(a).
“Surge Period” has the meaning specified in Section 7.11(a).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and
(b)any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligations” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Threshold Amount” means $25,000,000.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments and Total Outstandings of such Lender at such time.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans.

“TRS” means each of (a) Pebblebrook Hotel Lessee and (b) each other taxable REIT subsidiary that is a Wholly Owned Subsidiary of Pebblebrook Hotel Lessee.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate
Loan.

“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kington Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unconsolidated Affiliate” means any corporation, partnership, association, joint venture or other entity in each case which is not a Consolidated Party and in which a Consolidated Party owns, directly or indirectly, any Equity Interest.

“Unconsolidated Affiliate Funded Indebtedness” means, as of any date of determination for any Unconsolidated Affiliate, the product of (a) the sum of (i) the outstanding principal amount of all obligations of such Unconsolidated Affiliate, whether current or long-term, for borrowed money and all obligations of such Unconsolidated Affiliate evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (ii) all purchase money Indebtedness of such Unconsolidated Affiliate, (iii) all obligations of such Unconsolidated Affiliate arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (iv) all obligations of such Unconsolidated Affiliate in respect of forward purchase agreements or the deferred purchase price of any property or services (other than trade accounts payable in the ordinary course of business), (v) Attributable Indebtedness of such Unconsolidated Affiliate in respect of capital leases and Synthetic Lease Obligations, (vi) without duplication, all Guarantees of such Unconsolidated Affiliate with respect to outstanding Indebtedness of the types specified in clauses (i) through (v) above of Persons other than such Unconsolidated Affiliate, and (vii) all Indebtedness of such Unconsolidated Affiliate of the types referred to in clauses (i) through (vi) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Unconsolidated Affiliate is a general partner or joint venturer, multiplied by (b) the respective Unconsolidated Affiliate Interest of each Consolidated Party in such Unconsolidated Affiliate.

“Unconsolidated Affiliate Interest” means the percentage of the Equity Interests owned by a Consolidated Party in an Unconsolidated Affiliate accounted for pursuant to the equity method of accounting under GAAP.

“Unencumbered Asset Value” means, as of any date of determination, the Operating Property Value of all Unencumbered Borrowing Base Properties (other than Development/Redevelopment Properties).

“Unencumbered Borrowing Base Entity” means, as of any date of determination, any Person that owns (or leases as ground lessee pursuant to an Eligible Ground Lease) an Unencumbered Borrowing Base Property.

“Unencumbered Borrowing Base Properties” means, as of any date, a collective reference to each Real Property listed in the most recent Compliance Certificate delivered by the Borrower hereunder that meets the following criteria:

(i)	such Real Property is, or is expected to be, a “luxury”, “upper upscale”, or
“upscale” full or select service hotel located in the United States;

(ii)	such Real Property is wholly-owned, directly or indirectly, by the Borrower or a
Subsidiary of the Borrower in fee simple or ground leased pursuant to an Eligible Ground Lease (and such Real Property, whether owned in fee simple by the Borrower or a Subsidiary of the Borrower or ground leased pursuant to an Eligible Ground Lease, is leased to the applicable TRS);

(iii)	if such Real Property is owned or ground leased pursuant to an Eligible Ground
Lease by a Subsidiary of the Borrower, then (A) such Subsidiary is a Guarantor (unless such Subsidiary has been released as, or is not required to be, a Guarantor pursuant to the terms of Section 6.13), (B) the Borrower directly or indirectly owns at least ninety percent (90%) of the issued and outstanding Equity Interests of such Subsidiary, and (C) such Subsidiary is controlled exclusively by the Borrower and/or one or more Wholly Owned Subsidiaries of the Borrower (including control over operating activities of such Subsidiary and the ability of such Subsidiary to dispose of, grant Liens in, or otherwise encumber assets, incur, repay and prepay Indebtedness, provide Guarantees and make Restricted Payments, in each case without any requirement for the consent of any other Person);

(iv)	such Real Property is free of any Liens (other than Permitted Liens of the type described in Section 7.01(a), (b), (c), (d), (e), (g), (h) and (j)) or Negative Pledges;

(v)	such Real Property is free of all material title defects;

(vi)	if such Real Property is subject to an Eligible Ground Lease, then there is no default by the lessee under the Eligible Ground Lease and such Eligible Ground Lease is in full force and effect;

(vii)	such Real Property is free of all material structural defects;

(viii)	such Real Property complies in all material respects with all applicable
Environmental Laws and is not subject to any material Environmental Liabilities;

(ix)	neither all nor any material portion of such Real Property is subject to any proceeding for the condemnation, seizure or appropriation thereof, nor the subject of negotiations for sale in lieu thereof;

(x)	such Real Property has not otherwise been removed as an “Unencumbered
Borrowing Base Property” pursuant to the provisions of this Agreement; and

(xi)	the Borrower has executed and delivered to the Administrative Agent all documents and taken all actions reasonably required by the Administrative Agent to confirm the rights created or intended to be created under the Loan Documents and the Administrative Agent has received all other evidence and information that it may reasonably require;

provided that, if any Real Property does not meet all of the foregoing criteria, then, upon the request of the Borrower, such Real Property may be included as an “Unencumbered Borrowing Base Property” with the written consent of the Required Lenders.

“United States” and “U.S.” mean the United States of America.

“Unrestricted Cash” means as of any date of determination, all cash of the Borrower on such date that (a) does not appear (or would not be required to appear) as “restricted” on a balance sheet of the

Borrower, (b) is not subject to a Lien in favor of any Person other than Liens ~~granted to~~securing the ~~Administrative Agent~~Pari Passu Obligations on an equal and ratable basis and statutory Liens in favor of any depositary bank where such cash is maintained, (c) does not consist of or constitute “deposits” or sums legally held by the Borrower in trust for another Person, (d) is not subject to any contractual restriction or obligation regarding the payment thereof for a particular purpose (including insurance proceeds that are required to be used in connection with the repair, restoration or replacement of any property of the Borrower), and (e) is otherwise generally available for use by the Borrower.

“Unsecured Indebtedness” means all Indebtedness which is not Secured Debt.

“Unsecured Interest Charges” means, as of any date of determination, Consolidated Interest Charges on the Unsecured Indebtedness for the most recently ended Calculation Period.
“Unsecured Leverage Increase Period” has the meaning specified in Section 7.11(g). “U.S. Bank” means U.S. Bank National Association and its successors.
“US Bank Lessee Line of Credit” means the facility evidenced by that certain Third Amended and Restated Revolving Credit Note, dated as of the ~~date hereof~~First Amendment Effective Date, among Pebblebrook Hotel Lessee, as maker, and U.S. Bank National Association, as payee (as the same may be amended, restated, modified or supplemented from time to time).

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(3). “Waiver Period” means the period commencing on the First Amendment Effective Date and ending on the earlier to occur of (a) the date the Borrower is required to deliver a duly completed Compliance Certificate for the fiscal quarter ending June 30, 2021 pursuant to Section 6.02(a) (or, if earlier, the date on which the Borrower delivers such Compliance Certificate pursuant to Section 6.02(a) evidencing, to the Administrative Agent’s reasonable satisfaction, the Borrower’s compliance with the financial covenants contained in Section 7.11 as of June 30, 2021) and (b) the date the Borrower delivers a Compliance Certificate in accordance with Section 6.02(a) with respect to any fiscal quarter ending after the First Amendment Effective Date but prior to June 30, 2021 evidencing, to the Administrative Agent’s reasonable satisfaction, the Borrower’s compliance with the financial covenants contained in Section 7.11 as of the last day of such fiscal quarter, together with a written notice to the Administrative Agent irrevocably electing to terminate the Waiver Period concurrently with such delivery.

“Wholly Owned Subsidiary” means, with respect to any direct or indirect Subsidiary of any Person, that one hundred percent (100%) of the Equity Interests with ordinary voting power issued by such Subsidiary (other than directors’ qualifying shares and investments by foreign nationals mandated by Applicable Laws) is beneficially owned, directly or indirectly, by such Person.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02	Other Interpretive Provisions. With reference to this Agreement and each other Loan
Document, unless otherwise specified herein or in such other Loan Document:

(a)	The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)	In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)	Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d)	Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

1.03	Accounting Terms.

(a)	Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at one hundred percent (100%) of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b)	Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding the foregoing, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any change to GAAP occurring after the Closing Date as a result of the adoption of any proposals set forth in the Proposed Accounting Standards Update, Leases (Topic 840), issued by the Financial Accounting Standards Board on August 17, 2010, or any other proposals issued by the Financial Accounting Standards Board in connection therewith, in each case if such change would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) was not required to be so treated under GAAP as in effect on the Closing Date.

(c)	Financial Covenant Calculation Conventions. Notwithstanding the above, the parties hereto acknowledge and agree that, for purposes of all calculations made under the financial covenants set forth in Section 7.11 (including without limitation for purposes of the definitions of “Pro Forma Basis” set forth in Section 1.01), (i) after consummation of any Disposition or removal of an Unencumbered Borrowing Base Property pursuant to Section 1.06
(A)income statement items (whether income or expense) and capital expenditures attributable to the property disposed of or removed shall, to the extent not otherwise excluded in such income statement items for the Consolidated Parties in accordance with GAAP or in accordance with any defined terms set forth in Section 1.01, be excluded as of the first day of the applicable period and (B) Indebtedness which is retired shall be excluded and deemed to have been retired as of the first day of the applicable period and (ii) after consummation of any acquisition (A) income statement items (whether positive or negative) and capital expenditures attributable to the Person or property acquired shall, to the extent not otherwise included in such income statement items for the Consolidated Parties in accordance with GAAP or in accordance with any defined terms set forth in Section 1.01, be included to the extent relating to any period applicable in such calculations, (B) to the extent not retired in connection with such acquisition, Indebtedness of the Person or property acquired shall be deemed to have been incurred as of the first day of the applicable period, (iii) in connection with any incurrence of Indebtedness, any Indebtedness which is retired in connection with such incurrence shall be excluded and deemed to have been retired as of the first day of the applicable period and (iv) pro forma adjustments may be included to the extent that such adjustments would give effect to items that are (1) directly attributable to the relevant transaction, (2) expected to have a continuing impact on the Consolidated Parties and
(3) factually supportable (in the opinion of the Administrative Agent).

(d)	Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Borrower and its Subsidiaries or to the determination of any amount for the Borrower and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Borrower is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.

1.04	Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05	Times of Day; Rates. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable). The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any ~~comparable~~rate that is an alternative or replacement for or successor to any such rate ~~thereto~~or the effect of any of the foregoing.

1.06	Addition/Removal of Unencumbered Borrowing Base Properties.

(a)	The Unencumbered Borrowing Base Properties and the Eligible Ground Leases
as of the Closing Date are listed on Schedule 5.23.

(b)	The Borrower may from time to time add an additional Real Property as an
Unencumbered Borrowing Base Property in a Compliance Certificate delivered to the Administrative Agent in accordance with the terms of Section 6.03(e); provided that no Real Property shall be included as an Unencumbered Borrowing Base Property in any Compliance Certificate delivered to the Administrative Agent or in any calculation of any of the components of the financial covenants set forth in Section 7.11 that refer to “Unencumbered Borrowing Base Properties” unless such Real Property satisfies the eligibility criteria set forth in the definition of “Unencumbered Borrowing Base Property.”

(c)	Notwithstanding anything contained herein to the contrary, to the extent any property previously-qualifying as an Unencumbered Borrowing Base Property ceases to meet the criteria for qualification as such, such property shall be immediately removed from all financial covenant related calculations contained herein. Any such property shall immediately cease to be an “Unencumbered Borrowing Base Property” hereunder and the Borrower shall provide a Compliance Certificate to the Administrative Agent in accordance with the terms of Section 6.03(e) removing such Real Property from the list of Unencumbered Borrowing Base Properties.

(d)	The Loan Parties may voluntarily remove any Unencumbered Borrowing Base
Property from qualification as such (but only in connection with a proposed financing, sale or other Disposition otherwise permitted hereunder) by deleting such Unencumbered Borrowing

Base Property in a Compliance Certificate delivered to the Administrative Agent in accordance with the terms of Section 6.03(e), if, and to the extent: (i) the Loan Parties shall, immediately following such removal, be in compliance (on a Pro Forma Basis) with all of the covenants contained in Section 7 of this Agreement and (ii) no Default exists or would result therefrom. So long as no Default exists or would result therefrom, the Administrative Agent shall release any Subsidiary that owns any Unencumbered Borrowing Base Property that is being removed pursuant to this clause (d) from its obligations (accrued or unaccrued) under Section 11 and the Administrative Agent shall promptly, and in any event within five (5) Business Days, execute a Release of Guarantor in the form of Exhibit G attached hereto if such Subsidiary becomes a Non-Guarantor Subsidiary in connection with such removal or will become a Non-Guarantor Subsidiary within ten (10) Business Days of such removal.

2.	THE COMMITMENTS AND BORROWINGS

2.01    The Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make a single loan to the Borrower on the Closing Date in an amount not to exceed such Lender’s Commitment. The Borrowing on the Closing Date shall consist of Loans made simultaneously by the Lenders in accordance with their respective Commitment. Amounts borrowed under this Section
2.01    and repaid or prepaid may not be reborrowed. Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein. The Commitments shall be automatically and permanently reduced to zero after the borrowing of Loans pursuant to this Section 2.01 on the Closing Date.

2.02	Borrowings, Conversions and Continuations of Loans.

(a)	Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (x) telephone or (y) a Committed Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice. Each such Committed Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three (3) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans; provided, however, that if the Borrower wishes to request Eurodollar Rate Loans having an Interest Period other than one (1), two (2), three (3) or six (6) months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four (4) Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m., three (3) Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of
$100,000 in excess thereof. Each Committed Loan Notice shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Eurodollar Rate Loans having an Interest Period of one
(1) month. Any such automatic conversion to Eurodollar Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b)	Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Eurodollar Rate Loans described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.01, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of U.S. Bank with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

(c)	Except as otherwise provided herein, a Eurodollar Rate Loan may be continued
or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default or an Event of Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

(d)	The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in U.S. Bank’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)	After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than eight (8) Interest Periods in effect.

(f)	Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent, and such Lender.

2.03	Prepayments.

(a)	The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (~~a~~i) such notice must be in a form reasonably acceptable to the Administrative Agent and be received by the Administrative Agent not later than 11:00 a.m. (iA) three (3) Business Days prior to any date of prepayment of Eurodollar Rate Loans and (~~ii~~B) on the date of prepayment of Base

Rate Loans; (~~b~~ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of
$5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (~~c~~iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage). If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.12, each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages.

(b)	During the Waiver Period, and subject to the terms of the Intercreditor
Agreement, if any Consolidated Party makes any Disposition (other than Dispositions permitted by Section 7.05(b)(i), (ii), (iii) and (iv)), issues any Equity Interests, or incurs any Indebtedness, the Borrower shall, within three (3) Business Days of receipt by such Consolidated Party of the proceeds thereof, make a mandatory repayment of the Pari Passu Obligations in an amount equal to one hundred percent (100%) of the aggregate Net Cash Proceeds received in connection with such Disposition, such issuance of Equity Interests, or such Indebtedness, other than Excluded Net Proceeds.

(c)	Each mandatory repayment of the Pari Passu Obligations required under clause
(b) above shall be applied to such Pari Passu Obligations (including the Obligations) as set forth in the Intercreditor Agreement. The portion of such mandatory repayments to be applied to this facility in accordance with the Intercreditor Agreement shall be applied to payment of the Outstanding Amount of Loans ratably among the Lenders in accordance with their Applicable Percentages.

2.04	Repayment of Loans. The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of all Loans outstanding on such date.

2.05	Interest.

(a)	Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Margin and
(ii)each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin.

(b)	(i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.

(ii)	If any amount (other than principal of any Loan) payable by the
Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.

(iii)	Upon the request of the Required Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.

(iv)	Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)	Interest on each Loan shall be due and payable in arrears on each Interest
Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.06	Fees. The Borrower shall pay to the Administrative Agent the fees in the amounts and at
the times specified in the Fee Letters.    Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.07	Computation of Interest and Fees; Retroactive Adjustments of Applicable Margin.

(a)	All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.09(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b)	If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Lenders determine that (i) the Consolidated Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent or any Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent or any Lender, as the case may be, under Section 2.05(b) or under Section 8. The Borrower’s obligations under this paragraph shall survive until the date that is one
(1) year after the date of the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.

2.08	Evidence of Debt. The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

2.09	Payments Generally; Administrative Agent’s Clawback.

(a)	General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)	Clawback.

(i)	Funding by Lenders; Presumption by Administrative Agent. Unless
the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)	Payments by Borrower; Presumptions by Administrative Agent.
Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive absent manifest error.

(c)	Failure to Satisfy Conditions Precedent. If any Lender makes available to the
Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Section 2, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Borrowing set forth in Section 4 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, with interest earned thereon at the Federal Funds Rate until returned.

(d)	Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Section 10.04(c).

(e)	Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.10	Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Parties at such time) of payment on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

(i)	if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)	the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than an assignment to the Borrower or any Affiliate thereof (as to which the provisions of this Section shall apply).

2.11	Increase in Total Credit Exposure.

(a)	Request for Increase. Provided there exists no Default, upon notice to the
Administrative Agent (which shall promptly notify the Lenders), the Borrower may, from time to time, request an increase in the Total Credit Exposure of all Lenders by an amount (for all such requests) not exceeding $85,000,000; provided that (i) any such request for an increase shall be in a minimum amount of $5,000,000 and, if greater than $5,000,000, in whole increments of
$1,000,000 in excess thereof, unless the Administrative Agent and the Borrower agree otherwise,
(ii) the Borrower’s right to request an increase in the Total Credit Exposure pursuant to this Section 2.11 shall be exercisable no more than three (3) times and (iii) after giving effect to such increase, the Total Credit Exposure of all Lenders shall not exceed $150,000,000 less the amount of any prepayments of the Outstanding Amount. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders).

(b)	Lender Elections to Increase. Each Lender may decline or elect to participate in such requested increase in the Total Credit Exposure of all Lenders in its sole discretion, and each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Total Credit Exposure and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Total Credit Exposure.

(c)	Notification by Administrative Agent; Additional Lenders. The
Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent (which approvals shall not be unreasonably withheld), the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d)	Effective Date and Allocations. If the Total Credit Exposure of any Lenders is
increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date.

(e)	Conditions to Effectiveness of Increase. As a condition precedent to such increase, (i) the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date signed by a Responsible Officer of such Loan Party
(ix)certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (~~ii~~y) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Section 5 and the other Loan Documents are true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.11, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (B) no Default exists or would result therefrom, and (ii)(x) upon the reasonable request of any Lender made at least ten (10) days prior to the Increase Effective Date, the Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, in each case at least three (3) days prior to the Increase Effective Date and (y) at least three (3) days prior to the Increase Effective Date, any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party. To the extent that the increase of the Commitments shall take the form of a new term loan tranche, this Agreement shall be amended, in form and substance satisfactory to the Administrative Agent, to include such terms as are customary for a term loan commitment. The Borrower shall prepay any Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Total Credit Exposure of any Lender under this Section, and each Loan Party shall execute and deliver such documents or instruments as the Administrative Agent may require to evidence such increase in the Total Credit Exposure of any Lender and to ratify each such Loan Party’s continuing obligations hereunder and under the other Loan Documents.

(f)	Conflicting Provisions. This Section shall supersede any provisions in Section
2.10 or 10.01 to the contrary.

2.12	Defaulting Lenders.

(a)	Adjustments. Notwithstanding anything to the contrary contained in this
Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Laws:

(i)	Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 10.01.

(ii)	Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 4.01 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments hereunder. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(b)	Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

3.	TAXES, YIELD PROTECTION AND ILLEGALITY

3.01	Taxes.
(a)    Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)	Any and all payments by or on account of any obligation of any Loan
Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)	If any Loan Party or the Administrative Agent shall be required by the
Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii)	If any Loan Party or the Administrative Agent shall be required by any
Applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Applicable Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Applicable Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)	Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Laws, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)	Tax Indemnifications.

(i)	The Borrower shall, and does hereby, indemnify each Recipient, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. The Borrower shall, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within ten (10) days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.

(ii)	Each Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within ten (10) days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (y) the Administrative Agent and the Borrower, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Borrower, as applicable, against any Excluded Taxes attributable to such Lender that are payable or paid by the Administrative Agent or the Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d)	Evidence of Payments. Upon request by the Borrower or the Administrative
Agent, as the case may be, after any payment of Taxes by the Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Applicable Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(e)	Status of Lenders; Tax Documentation.

(i)	Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), 3.01(e)(ii)(B) and 3.01(e)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)	Without limiting the generality of the foregoing, in the event that the
Borrower is a U.S. Person:

(A)	any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)	any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)	in the case of a Foreign Lender claiming the benefits of
an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” Article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” Article of such tax treaty;

(2)	executed copies of IRS Form W-8ECI;

(3)	in the case of a Foreign Lender claiming the benefits of
the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable; or

(4)	to the extent a Foreign Lender is not the beneficial
owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C)	any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)	if a payment made to a Lender under any Loan Document would
be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. For purposes of determining withholding Taxes imposed under FATCA, from and after the Closing Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Obligations as not qualifying as a

“grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(iii)	Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f)	Treatment of Certain Refunds. Unless required by Applicable Law, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Recipient, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Borrower pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

(g)	Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.

3.02	Illegality. If any Lender determines that any Applicable Laws have made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to perform any of its obligations hereunder or make, maintain, fund or charge interest with respect to any Borrowing, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Borrowing or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all

Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03	Inability to Determine Rates.

(a)	If in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof (~~a~~i) the Administrative Agent determines that (iA) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, or (~~ii~~B) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan (in each case with respect to this clause (~~a)(~~i) ~~above~~, “Impacted Loans”), or (~~b~~ii) the Administrative Agent or the Required Lenders determine that for any reason the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurodollar Rate Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 3.03(a), until the Administrative Agent upon ~~the~~ instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

(b)	Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause ~~(a)~~(i) of this Section 3.03(a), the Administrative Agent, in consultation with the Borrower and the affected Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (~~1~~i) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (~~a)~~i) of the first sentence of this Section 3.03(a), (~~2~~ii) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (~~3~~iii) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.

3.04	Increased Costs; Reserves on Eurodollar Rate Loans.

(a)	Increased Costs Generally. If any Change in Law shall:

(i)	impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e));

(ii)	subject any Recipient to any Taxes (other than (A) Indemnified Taxes,

(B)	Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and
(C)Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)	impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)	Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital requirements or liquidity ratios or requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)	Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section 3.04 and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)	Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)	Reserves on Eurodollar Rate Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least ten (10) days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice ten (10) days prior to the relevant Interest Payment Date, such additional interest shall be due and payable ten (10) days from receipt of such notice.

3.05	Compensation for Losses. Upon demand of any Lender (with a copy to the
Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)	any continuation, conversion, payment or prepayment of any Loan other than a
Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)	any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c)	any assignment of a Eurodollar Rate Loan on a day other than the last day of the
Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06	Mitigation Obligations; Replacement of Lenders.

(a)	Designation of a Different Lending Office. Each Lender may make any Loan to the Borrower through any Lending Office; provided that the exercise of this option shall not affect the obligation of the Borrower to repay the Loan in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then, at the request of Borrower, such Lender shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)	Replacement of Lenders. If any Lender requests compensation under Section
3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 10.13.

3.07    Survival.    All of the Borrower’s obligations under this Section 3 shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder and resignation of the Administrative Agent.

4.	CONDITIONS PRECEDENT TO BORROWINGS

4.01	Conditions of Initial Borrowing. The obligation of each Lender to advance the
Borrowings on the Closing Date of its Loans hereunder is subject to satisfaction of the following conditions precedent:

(a)	The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i)	executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

(ii)     a Note executed by the Borrower in favor of each Lender requesting a

(iii)	such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(iv)	copies of the Organization Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Borrower to be true and correct as of the Closing Date and such other documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each of the Loan Parties is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification;

(v)	a favorable opinion of Honigman Miller Schwartz and Cohn LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to such matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may request;

(vi)	a certificate of a Responsible Officer of each Loan Party either (A)
attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(vii)	a certificate signed by a Responsible Officer of the Borrower certifying
(A) that the conditions specified in Sections 4.01(d), (e) and (f) have been satisfied, (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; and (C) a calculation of the Consolidated Leverage Ratio as of the last day of the fiscal quarter of the Borrower ended on June 30, 2017;

(viii)	a duly completed Compliance Certificate as of the last day of the fiscal quarter of the Borrower ended on June 30, 2017, signed by a Responsible Officer of the Borrower;

(ix)	evidence that all insurance required to be maintained pursuant to the
Loan Documents has been obtained and is in effect;

(x)	a certificate executed by a Responsible Officer of the Borrower as of the
Closing Date, in form and substance satisfactory to the Administrative Agent, regarding the Solvency of (A) the Borrower, (B) each of the other Loan Parties, and (C) the Consolidated Parties on a consolidated basis; and

(xi)	such other assurances, certificates, documents, consents or opinions as the Administrative Agent or the Required Lenders reasonably may require.

(b)	Any fees required to be paid hereunder or under the Fee Letters on or before the
Closing Date shall have been paid (provided such fees may be paid from the proceeds of such initial Loan).

(c)	Unless waived by the Administrative Agent, the Borrower shall have paid all reasonable fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

(d)	The representations and warranties of the Borrower and each other Loan Party contained in Section 5 or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Loan, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 4.01, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

(e)	No Default shall exist, or would result from, such proposed Borrowing or from the application of the proceeds thereof.

(f)	The Borrower shall be in compliance (on a Pro Forma Basis taking into account the applicable Loan) with the financial covenants set forth in Section 7.11.

(g)	There shall not have occurred any event or circumstance since the date of the
Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.

(h)	The absence of any condition, circumstance, action, suit, investigation or proceeding pending or, to the knowledge of the Borrower and/or Guarantors, threatened in any court or before any arbitrator or Governmental Authority that could reasonably be expected to have a Material Adverse Effect.

(i)	The Administrative Agent shall have received a Committed Loan Notice in accordance with the requirements hereof.

(j)	The Parent REIT and the Borrower shall have entered into (i) the PNC Facility, the Bank of America Facility, the Capital One Facility and the US Bank Lessee Line of Credit and (ii) a conforming amendment to the Senior Notes, each in form and substance reasonably satisfactory to the Administrative Agent.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

5.	REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and the Lenders that:

5.01	Existence, Qualification and Power. Each Consolidated Party (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Applicable Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Applicable Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02	Authorization; No Contravention. The execution, delivery and performance by each
Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries, except in each case, to the extent such violation, breach, Lien or payment could not reasonably be expected to have a Material Adverse Effect, or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Applicable Laws.

5.03	Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.

5.04	Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

5.05	Financial Statements; No Material Adverse Effect.

(a)	The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Consolidated Parties, on a consolidated basis, as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all indebtedness and other liabilities, direct or contingent, of the Consolidated Parties as of the date thereof, including liabilities for taxes, commitments and Indebtedness, that in each case is material in relation to the business, operations, properties, assets or condition (financial or otherwise) of the Consolidated Parties. Except as otherwise set forth on Schedule 5.05, such financial statements set forth all indebtedness and other liabilities, direct or contingent, of the Consolidated Parties as of December 31, 2016, including liabilities for taxes, commitments and Indebtedness, that in each case is material in relation to the business, operations, properties, assets or condition (financial or otherwise) of the Consolidated Parties.

(b)	The unaudited consolidated balance sheets of the Consolidated Parties dated June
30, 2017, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with

GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Consolidated Parties as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c)	Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

5.06	Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Responsible Officer of any Consolidated Party after due and diligent investigation, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against any Consolidated Party or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) except as specifically disclosed in Schedule 5.06, if determined adversely, could (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect, and there has been no material adverse change in the status of, or the financial effect on, any Consolidated Party with respect to the matters described on Schedule 5.06.

5.07	No Default. No Consolidated Party is in default under or with respect to any Contractual
Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default exists or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08	Ownership of Property; Liens; Investments.

(a)	Each Loan Party has good record and marketable title in fee simple to, or valid leasehold interests in, each of the Unencumbered Borrowing Base Properties and/or all other real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)	The property of each Loan Party is subject to no Liens, other than Liens set forth on Schedule 5.08(b) and Liens permitted by Section 7.01.

(c)	Schedule 5.08(c) sets forth a complete and accurate list of all Investments held by any Consolidated Party on the Closing Date, showing as of the Closing Date the amount, obligor or issuer and maturity, if any, thereof.

5.09	Environmental Compliance.

(a)	The Consolidated Parties conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Laws on their respective businesses, operations and Real Properties, and as a result thereof the Consolidated Parties have reasonably concluded that, except as specifically disclosed in Schedule 5.09, such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)	Except as otherwise set forth in Schedule 5.09 and except as would not reasonably be expected to have a Material Adverse Effect, (i) none of the real properties currently or to the knowledge of any Responsible Officer of any Consolidated Party, formerly owned or operated by any Consolidated Party, is listed or, to the knowledge of any Responsible Officer of any Consolidated Party, proposed for listing on the United States Environmental Protection Agency’s (EPA) National Priorities List or on the EPA Comprehensive Environmental Response, Compensation, and Liability Information Sharing database or any analogous state or local list, nor to the knowledge of any Responsible Officer of any Consolidated Party is any adjacent property on such list, (ii) no Consolidated Party has operated and, to the knowledge of any Responsible Officer of any Consolidated Party, there are no and never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been transported, treated, stored or disposed on any Real Property currently owned or operated by any Consolidated Party or, to the knowledge of any Responsible Officer of any Consolidated Party, on any real property formerly owned or operated by any Consolidated Party, (iii) or to the knowledge of any Responsible Officer of any Consolidated Party, there is no friable asbestos or asbestos-containing material on any Real Property currently owned or operated by any Consolidated Party, and (iv) Hazardous Materials have not been transported, released, discharged or disposed of on any real property currently or formerly owned or operated by any Consolidated Party.

(c)	Except as otherwise set forth on Schedule 5.09, no Consolidated Party is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Laws; and to the knowledge of the Responsible Officers of the Consolidated Parties all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any real property currently or formerly owned or operated by any Consolidated Party have been disposed of in a manner not reasonably expected to result in a Material Adverse Effect.

(d)	Except as otherwise set forth on Schedule 5.09, each of the Unencumbered
Borrowing Base Properties and, to the knowledge of the Responsible Officers of the Loan Parties, all operations at such Unencumbered Borrowing Base Properties are in compliance with all Environmental Laws in all material respects, there is no material violation of any Environmental Laws with respect to such Unencumbered Borrowing Base Properties or, to the knowledge of any Responsible Officer of any Loan Party, the businesses operated thereon, and there are no conditions relating to such Unencumbered Borrowing Base Properties or the businesses that could reasonably be expected to result in a Material Adverse Effect.

(e)	Except as otherwise set forth on Schedule 5.09, none of the Unencumbered
Borrowing Base Properties contains, or to the knowledge of any Responsible Officer of any Loan Party has previously contained, any Hazardous Materials at, on or under such Unencumbered Borrowing Base Properties in amounts or concentrations that constitute or constituted a violation of Environmental Laws that could have a Material Adverse Effect.

(f)	Except as otherwise set forth on Schedule 5.09, no Loan Party has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding Hazardous Materials or compliance with Environmental Laws with regard to any of its Unencumbered Borrowing Base Properties or the businesses located thereon, nor does any Responsible Officer of any Loan Party have knowledge or reason to believe that any such notice will be received or is being threatened.

(g)	No Consolidated Party is subject to any judicial proceeding or governmental or administrative action and, to the knowledge of the Responsible Officers of the Consolidated Parties, no such proceeding or action is threatened in writing, under any Environmental Laws that could reasonably be expected to give rise to a Material Adverse Effect, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Laws with respect to the Consolidated Parties, the Unencumbered Borrowing Base Properties or, to the knowledge of any Responsible Officer of any Consolidated Party, the businesses located thereon that could be reasonably expected to give rise to a Material Adverse Effect.

5.10	Insurance. The properties of the Consolidated Parties are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Consolidated Party operates. The insurance coverage of the Consolidated Parties with respect to the Unencumbered Borrowing Base Properties as of the Closing Date is outlined as to carrier, policy number, expiration date, type and amount on Schedule 5.10.

5.11	Taxes. The Consolidated Parties have filed all Federal and state income and other material tax returns and reports required to be filed, and have paid all Federal and state income and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Consolidated Party that would, if made, have a Material Adverse Effect. No Consolidated Party nor any Subsidiary thereof is party to any tax sharing agreement; provided, however, that any tax protection agreement entered into with a contributor of property to a Consolidated Party (but only to the extent the indemnity or other obligation to such contributor under such tax protection agreement is limited to any capital gains tax that would be due upon a sale or other Disposition of such contributed property and either (i) is limited to an amount that does not exceed one percent (1%) of the total assets of such Consolidated Party or (ii) exceeds one percent (1%) but less than five percent (5%) of the total assets of such Consolidated Party but which indemnity is only triggered by a sale or other Disposition of such contributed property) shall not be considered a tax sharing agreement.

5.12	ERISA Compliance.

(a)	Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws, except to the extent that the failure to so comply would result in, or could reasonably be expected to result in, a Material Adverse Effect. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Pension Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of each Consolidated Party, nothing has occurred that would prevent or cause the loss of the tax-qualified status of any such Pension Plan.

(b)	There are no pending or, to the best knowledge of each Consolidated Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)	(i) No ERISA Event has occurred, and neither the Consolidated Parties nor any
ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) there has been no failure to satisfy the minimum funding standard applicable to a Pension Plan under Section 412 of the Code and Section 302 of ERISA for any plan year, and no waiver of the minimum funding standards applicable to a Pension Plan under Section 412 of the Code and Section 302 of ERISA for any plan year has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is sixty percent (60%) or higher and neither the Consolidated Parties nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such Pension Plan to drop below sixty percent (60%) as of the most recent valuation date; (iv) neither the Consolidated Parties nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither the Consolidated Parties nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(d)	Neither the Consolidated Parties nor any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than those listed on Schedule 5.12(d) hereto.

(e)	Neither the Borrower nor any of its Subsidiaries is (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Code, (iii) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code or (iv) a “governmental plan” within the meaning of ERISA.

5.13	Subsidiaries; Equity Interests. The corporate capital and ownership structure of the
Consolidated Parties is as described in Schedule 5.13(a) (as of the most recent update of such schedule in accordance with Section 6.02(h) hereof). Set forth on Schedule 5.13(b) is a complete and accurate list (as of the most recent update of such schedule in accordance with Section 6.02(h) hereof) with respect to each Consolidated Party of (i) jurisdiction of organization, (ii) number of ownership interests (if expressed in units or shares) of each class of Equity Interests outstanding, (iii) number and percentage of outstanding ownership interests (if expressed in units or shares) of each class owned (directly or indirectly) by the Parent REIT, the Borrower and their Subsidiaries, (iv) all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto and (v) an identification of which such Consolidated Parties are Guarantors hereunder and which Unencumbered Borrowing Base Properties are owned by each such Loan Party. The outstanding Equity Interests of the Consolidated Parties are, to the extent applicable depending on the organizational nature of such Person, validly issued, fully paid and non-assessable and are owned by the Parent REIT, the Borrower or a Subsidiary thereof (as applicable), directly or indirectly, in the manner set forth on Schedule 5.13(b), free and clear of all Liens (other than Permitted Liens or, in the case of the Equity Interests of the Loan Parties, statutory Liens or Liens ~~arising under or contemplated in connection with the Loan Documents~~securing the Pari Passu Obligations on a pari passu basis subject to the terms of the Intercreditor Agreement). Other than as set forth in Schedule 5.13(b) (as of the most recent update of such schedule in accordance with Section 6.02(h) hereof), no Consolidated Party (other than the Parent REIT) has outstanding any securities convertible into or exchangeable for its Equity Interests nor does any such Consolidated Party have outstanding any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to its Equity Interests. The copy of the Organization Documents of each Loan Party provided pursuant to Section 4.01(a)(iv) is a true and correct copy of each such document as of the Closing Date, each of which is valid and in full force and effect.

5.14	Margin Regulations; Investment Company Act.

(a)	The Consolidated Parties are not engaged and will not engage, principally or as one of their important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b)	None of the Consolidated Parties nor any Person Controlling such Consolidated
Parties is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15	Disclosure. The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any other Consolidated Party is subject, and all other matters known to any Responsible Officer of any Consolidated Party (other than matters of a general economic nature), that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Consolidated Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Consolidated Parties represent only that such information was prepared in good faith based upon assumptions believed by the Consolidated Parties to be reasonable at the time (it being recognized by the Lenders that projections as to future events are not to be viewed as facts and that actual results may differ).

5.16	Compliance with Laws. Each Consolidated Party thereof is in compliance in all material respects with the requirements of all Applicable Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Applicable Laws or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17	Taxpayer Identification Number. The Borrower’s true and correct U.S. taxpayer identification number is set forth on Schedule 10.02.

5.18	Intellectual Property; Licenses, Etc. The Borrower and the other Consolidated Parties own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the knowledge of any Responsible Officer of any Consolidated Party, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any other Consolidated Party infringes upon any rights held by any other Person, except for such infringements that would not have a Material Adverse Effect. Except as specifically disclosed in Schedule 5.18, no claim or litigation regarding any of the foregoing is pending or, to the knowledge of any Responsible Officer of any Consolidated Party, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.19	Solvency. (a) As of the Closing Date and immediately prior to the initial Borrowing, the
Borrower is Solvent, each other Loan Party is Solvent, and the Consolidated Parties, on a consolidated basis, are Solvent, (b) as of the date and immediately prior to each Subsidiary becoming a Guarantor pursuant to Section 6.12, such Subsidiary is Solvent, and (c) following the initial Borrowing, the Borrower is Solvent, each other Loan Party is Solvent, and the Consolidated Parties, on a consolidated basis, are Solvent if the contribution rights that each such party will have against such other parties and the subrogation rights that each such party may have, if any, against the Borrower are taken into account.

5.20	Casualty, Etc. None of the Unencumbered Borrowing Base Properties have been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.21	Labor Matters. As of the Closing Date, there are no collective bargaining agreements or
Multiemployer Plans covering the employees of any Consolidated Party or any of their Subsidiaries. No Consolidated Party or any of their Subsidiaries has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last year, which could (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

5.22	REIT Status. The Parent REIT is qualified as a REIT and the Borrower is qualified as a
REIT, a partnership or a disregarded entity (in each case, for federal income tax purposes), a TRS or a QRS, and each of their Subsidiaries that is a corporation is either a TRS or a QRS. As of the Closing Date, the Subsidiaries of the Parent REIT and the Borrower that are taxable REIT subsidiaries, as such term is used in the Code, are identified on Schedule 5.22.

5.23	Unencumbered Borrowing Base Properties. Each Unencumbered Borrowing Base
Property listed in each Compliance Certificate delivered by the Borrower to the Administrative Agent in accordance with the terms of this Agreement fully qualifies as an Unencumbered Borrowing Base Property as of the date of such Compliance Certificate.

5.24	Anti-Corruption Laws; Sanctions; Anti-Terrorism Laws.

(a)	Each Consolidated Party and, to their knowledge, any Related Party, is in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. No Consolidated Party nor, to their knowledge, any Related Party is a Sanctioned Person. No Loan, use of the proceeds of any Loan or other transactions contemplated hereby will violate Anti-Corruption Laws or applicable Sanctions.

(b)	Neither the making of the Loans hereunder nor the use of the proceeds thereof will violate the PATRIOT Act, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or successor statute thereto. The Consolidated Parties and, to their knowledge, all Related Parties are in compliance in all material respects with the PATRIOT Act.

5.25	~~EEA~~Affected Financial Institutions. Neither the Parent REIT, nor any of its
Subsidiaries, is an ~~EEA~~Affected Financial Institution.

5.26	Covered Entities. No Loan Party is a Covered Entity.

6.	AFFIRMATIVE COVENANTS. So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder shall not be Fully Satisfied, the Borrower shall, and shall cause each Consolidated Party (except where expressly limited to the Borrower or the Loan Parties, as applicable) to:

6.01 Financial Statements.    Deliver to the Administrative Agent, for distribution to the the Lenders:

(a)	as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Parent REIT (commencing with the fiscal year ended December 31, 2017), a consolidated balance sheet of the Consolidated Parties as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be (i) certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Consolidated Parties in accordance with GAAP, and (ii) audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and

(b)	as soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Parent REIT (commencing with the fiscal quarter ended September 30, 2017), a consolidated balance sheet of the Consolidated Parties as at the end of such fiscal quarter, the related consolidated statements of income or operations for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, and the related consolidated of changes in shareholders’ equity, and cash flows for the portion of the Borrower’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Consolidated Parties in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

As to any information contained in materials furnished pursuant to Section 6.02(c), the Borrower shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in clauses (a) or (b) above at the times specified therein.

6.02	Certificates; Other Information. Deliver to the Administrative Agent (for distribution of the same to each Lender):

(a)	concurrently with the delivery of the financial statements referred to in Sections
6.01(a) and (b), (i) a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes), and (ii) a profit and loss summary showing the operating condition for each of the Unencumbered Borrowing Base Properties (in form and with such detail as is reasonably satisfactory to the Administrative Agent);

(b)	if a Default exists, promptly after any request by the Administrative Agent, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Consolidated Party by independent accountants in connection with the accounts or books of any Consolidated Party, or any audit of any of them, subject to applicable professional guidelines;

(c)	promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the shareholders of the Parent REIT, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower or the Parent REIT may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(d)	promptly after the furnishing thereof, copies of any report furnished to any holder of debt securities of any Loan Party (or any Subsidiary thereof if such debt securities are recourse (other than customary non-recourse carve outs) to such Loan Party) pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

(e)	promptly, and in any event within five (5) Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;

(f)	not later than five (5) Business Days after receipt thereof by any Loan Party, copies of all notices, requests and other documents (including amendments, waivers and other modifications) so received under or pursuant to any instrument, indenture, loan or credit or similar agreement regarding or related to any breach or default by any party thereto or any other event that could materially impair the value of the interests or the rights of any Loan Party or otherwise have a Material Adverse Effect and, from time to time upon request by the Administrative Agent, such information and reports regarding such instruments, indentures and loan and credit and similar agreements as the Administrative Agent may request;

(g)	promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Loan Party with respect to an Unencumbered Borrowing Base Property with any Environmental Laws that could (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any Unencumbered Borrowing Base Property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Laws;

(h)	concurrently with the delivery of the financial statements referred to in Sections
6.01(a) and (b), an update to Schedules 5.06, 5.09, 5.12(d) or 5.13(a) or (b) to the extent the information provided by any such schedules has changed since the most recent update thereto; provided that the Borrower shall, promptly upon the Administrative Agent’s written request therefor, provide any information or materials requested by the Administrative Agent to confirm or evidence the matters reflected in such updated schedules;

(i)	concurrently with the delivery of the financial statements referred to in Sections
6.01(a) and (b), copies of Smith Travel Research (STR Global) summary STAR Reports for each Unencumbered Borrowing Base Property for the fiscal quarter to which such financial statements relate;

(j)	promptly, of any change in any public or private Debt Rating;

(k)	annually, on or before December 31, written evidence of the current Debt Ratings by any of Moody’s, S&P and/or Fitch, if such rating agency has provided to the Parent REIT or the Borrower a private debt rating, which evidence shall be reasonably acceptable to the Administrative Agent;

(l)	promptly following any request therefor, provide information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation;

(m)	not later than seven (7) Business Days after the last Business Day of each month during the Waiver Period, a Liquidity Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Parent REIT (which delivery may, unless the Administrative Agent requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes), together with documentation reasonably satisfactory to the Administrative Agent to verify the calculations set forth in such certificate; and

(n)	~~(l)~~ promptly, such additional information regarding the business, financial or corporate affairs of the Loan Parties or any Subsidiary thereof, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent upon its request (either in its discretion or at the direction of the Required Lenders) to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify the Administrative Agent

(by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting Borrower Materials on IntraLinks, Syndtrak, ClearPar or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arranger and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform that is not designated “Public Side Information.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC.”

6.03    Notices.    Promptly notify the Administrative Agent (who shall promptly notify each
Lender):

(a)	of the occurrence of any Default;

(b)	of (i)(A) any breach or non-performance of, or any default under, a material
Contractual Obligation of any Loan Party; (B) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party, including pursuant to any Environmental Laws; or (C) any other matter, which, in the case of any of clause (A), (B) or (C), individually or in the aggregate, has resulted in or could reasonably be expected to result in a Material Adverse Effect; and (ii) any material written dispute or any material litigation, investigation, proceeding or suspension between the Borrower or any Loan Party and any Governmental Authority;

(c)	of the occurrence of any ERISA Event;

(d)	of any material change in accounting policies or financial reporting practices by any Loan Party, including any determination by the Borrower referred to in Section 2.07(b);

(e)	of any voluntary addition or removal of an Unencumbered Borrowing Base
Property or other event or circumstance that results in a Real Property previously qualifying as an Unencumbered Borrowing Base Property ceasing to qualify as such; provided that such notification shall be accompanied by an updated Compliance Certificate with calculations showing the effect of such addition or removal on the financial covenants contained herein; and

(f)	of any adverse changes to any insurance policy obtained by any Loan Party with respect to or in connection with any Unencumbered Borrowing Base Property in accordance with Section 6.15, including, without limitation, any reduction in the amount or scope of coverage or any increase in any deductible or other self-retention amount thereunder.

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein (including, in the case of any notice pursuant to Section 6.03(a), a description of any and all provisions of this Agreement and any other Loan Document that the Responsible Officers of the Borrower believe have been breached) and stating what action the Borrower has taken and proposes to take with respect thereto.

6.04	Payment of Obligations. Pay and discharge as the same shall become due and payable, all of its material obligations and liabilities, including (a) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Consolidated Parties; and (b) all lawful claims which, if unpaid, would by law become a Lien upon its property, unless the same are being contested in good faith by appropriate proceedings diligently conducted (the commencement and continuation of which proceedings shall suspend the collection of any such contested amount from such Consolidated Party, and suspend the enforcement thereof against, the applicable property), and adequate reserves in accordance with GAAP are being maintained by such Consolidated Party and, as to any Loan Party, such claims are bonded (to the extent requested by the Administrative Agent).

6.05	Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Applicable Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06	Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear and casualty (as to which insurance satisfying the criteria hereunder was maintained at the time of such casualty) excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

6.07	Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of any Consolidated Party, insurance with respect to the properties and business of the Consolidated Parties against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and, in the case of insurance maintained by the Loan Parties, providing for not less than thirty (30) days’ prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance.

6.08	Compliance with Laws and Contractual Obligations. Comply in all material respects with the requirements of all Applicable Laws (including without limitation, Anti-Corruption Laws and applicable Sanctions), all Contractual Obligations and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Applicable Laws, Contractual Obligation or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09	Books and Records. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of each Consolidated Party.

6.10	Inspection Rights. Permit representatives of the Administrative Agent to visit and inspect any property of any Loan Party, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (provided that the Borrower may, if it so chooses, be present at or may participate in any such discussions), at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to such Loan Party with the costs and expenses of the Administrative Agent being for its own account if no Event of Default then exists; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

6.11	Use of Proceeds. Use the proceeds of the Loans for working capital, capital expenditures and other general corporate purposes (including, without limitation, property acquisitions and Restricted Payments not prohibited under Section 7.06) not in contravention of any Applicable Laws or of any Loan Document.

6.12	Additional Guarantors. Unless such Subsidiary is not required to become a Guarantor pursuant to Section 6.13, notify the Administrative Agent at the time that any Person becomes a Subsidiary of the Borrower, another Loan Party or any Intermediate REIT (other than, in each case, a Non-Guarantor Subsidiary), and promptly thereafter (and in any event on the earlier to occur of (a) the date on which such Person Guarantees any other Specified Debt or (b) concurrently with the delivery of each Compliance Certificate pursuant to Section 6.02(a), or such later date as the Administrative Agent may agree in writing), cause such Person to (i) become a Guarantor by executing and delivering to the Administrative Agent a counterpart of this Agreement, a Joinder Agreement, a Guarantor Joinder Agreement (as defined in the Intercreditor Agreement) (if applicable), a Grantor Joinder Agreement (as defined in the Intercreditor Agreement) (if applicable), or such other document as the Administrative Agent shall deem appropriate for such purpose, and (ii) deliver to the Administrative Agent documents of the types referred to in Section 4.01(a)(iii), 4.01(a)(iv), 4.01(a)(vi) and 4.01(a)(vii), together with a favorable opinion of counsel of such Person, all such documentation and opinion to be in form, content and scope reasonably satisfactory to the Administrative Agent.

6.13	Release of Guarantors. ~~If~~At any time after the later of (a) the expiration of the Waiver
Period or (b) the Collateral Release Date, if applicable, if the Parent REIT achieves at least two (2) Investment Grade Ratings, then, at the written request of the Borrower, the Guarantors (other than the Parent REIT) shall be released and discharged from all obligations (accrued or unaccrued) hereunder (other than those that expressly survive termination hereof), provided that any Subsidiary of the Borrower, another Loan Party or any Intermediate REIT (other than, in each case, a Non-Guarantor Subsidiary) that (a) owns or ground leases any Real Property that qualifies as an Unencumbered Borrowing Base Property and (b) is liable for any recourse Indebtedness (whether secured or unsecured, and including any guarantee obligations in respect of indentures or otherwise) shall nonetheless be required to be a Guarantor hereunder in order for each Real Property owned or ground leased by such Subsidiary to be treated as an Unencumbered Borrowing Base Property.

6.14	Further Assurances. Promptly upon request by the Administrative Agent, or any
Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution or acknowledgment thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to carry out more effectively the purposes of the Loan Documents.

6.15	Additional Insurance Requirements for Unencumbered Borrowing Base Properties.

(a)	Obtain and maintain, with respect to each Unencumbered Borrowing Base
Property (or cause the applicable TRS that is party to any Lease regarding each such Unencumbered Borrowing Base Property to obtain and maintain), at its (or their) sole expense the following:

(i)	property insurance with respect to all insurable property located at or on or constituting a part of such Unencumbered Borrowing Base Property, against loss or damage by fire, lightning, windstorm, explosion, hail, tornado and such additional hazards as are presently included in “Special Form” (also known as “all-risk”) coverage and against any and all acts of terrorism (to the extent commercially available) and such other insurable hazards as the Administrative Agent may require, in an amount not less than one hundred percent (100%) of the full replacement cost, including the cost of debris removal, without deduction for depreciation and sufficient to prevent the applicable Loan Parties and the Administrative Agent from becoming a coinsurer, such insurance to be in “builder’s risk” completed value (non reporting) form during and with respect to any construction on or with respect to such Unencumbered Borrowing Base Property;

(ii)	if and to the extent any portion of any of the improvements are, under the
Flood Disaster Protection Act of 1973 (“FDPA”), as it may be amended from time to time, in a Special Flood Hazard Area, within a Flood Zone designated A or V in a participating community, a flood insurance policy in an amount required by the Administrative Agent, but in no event less than the amount sufficient to meet the requirements of Applicable Laws and the FDPA, as such requirements may from time to time be in effect;

(iii)	general liability insurance, on an “occurrence” basis, against claims for
“personal injury” liability, including bodily injury, death or property damage liability, for the benefit of the applicable Loan Party as named insured and the Administrative Agent as additional insured;

(iv)	statutory workers’ compensation insurance with respect to any work on or about such Unencumbered Borrowing Base Property (including employer’s liability insurance, if required by the Administrative Agent), covering all employees of the applicable Loan Party and/or its applicable Subsidiaries and any contractor;

(v)	if there is a general contractor, commercial general liability insurance, including products and completed operations coverage, and in other respects similar to that described in clause (iv) above, for the benefit of the general contractor as named insured and the applicable Loan Party and the Administrative Agent as additional insureds, in addition to statutory workers’ compensation insurance with respect to any work on or about the premises (including employer’s liability insurance, if required by the Administrative Agent), covering all employees of the general contractor and any contractor; and

(vi)	such other insurance (and related endorsements) as may from time to time be required by the Administrative Agent (including but not limited to soft cost coverage, automobile liability insurance, business interruption insurance or delayed rental insurance, boiler and machinery insurance, earthquake insurance (if then customarily carried by owners of premises similarly situated), wind insurance, sinkhole coverage, and/or permit to occupy endorsement) and against other insurable hazards or casualties which at the time are commonly insured against in the case of premises similarly situated, due regard being given to the height, type, construction, location, use and occupancy of buildings and improvements.

(b)	All insurance policies obtained by any Loan Party with respect to or in connection with any Unencumbered Borrowing Base Property shall be issued and maintained by insurers, in amounts, with deductibles, limits and retentions, and in forms satisfactory to the Administrative Agent, and shall require not less than thirty (30) days’ prior written notice to the Administrative Agent of any cancellation of coverage.

(c)	All insurance companies providing coverage pursuant to clause (a) of this
Section 6.15 or any other general coverage required pursuant to any Loan Documents must be licensed to do business in the state in which the applicable Unencumbered Borrowing Base Property is located and must have an A.M. Best Company financial and performance ratings of A-:IX or better.

(d)	All insurance policies maintained, or caused to be maintained, by any Loan Party or its applicable Subsidiaries with respect to any Unencumbered Borrowing Base Property, except for general liability insurance, shall provide that each such policy shall be primary without right of contribution from any other insurance that may be carried by such Loan Party or its applicable Subsidiaries or the Administrative Agent and that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured.

(e)	If any insurer which has issued a policy of title, hazard, liability or other insurance required pursuant to this Section 6.15 or any other provision of any Loan Document becomes insolvent or the subject of any petition, case, proceeding or other action pursuant to any debtor relief law, or if in Administrative Agent’s opinion the financial responsibility of such insurer is or becomes inadequate, such Loan Party shall, in each instance promptly upon its discovery thereof or upon the request of the Administrative Agent therefor, and at the Loan Party’s expense, promptly obtain and deliver (or cause to be obtained and delivered) to the Administrative Agent a like policy (or, if and to the extent permitted by the Administrative Agent, acceptable evidence of insurance) issued by another insurer, which insurer and policy meet the requirements of this Section 6.15 or any other provision of any Loan Document, as the case may be.

(f)	A copy of the original policy and such evidence of insurance as may be acceptable to the Administrative Agent shall be delivered to the Administrative Agent with all premiums fully paid current, and each renewal or substitute policy (or evidence of insurance) shall be delivered to the Administrative Agent, with all premiums fully paid current, at least ten
(10) Business Days before the termination of the policy it renews or replaces. The applicable Loan Party shall pay (or cause to be paid) all premiums on policies required hereunder as they become due and payable and promptly deliver to the Administrative Agent evidence satisfactory to the Administrative Agent of the timely payment thereof.

(g)	If any loss occurs at any time when the applicable Loan Party has failed to perform the covenants and agreements set forth in this Section 6.15 with respect to any insurance payable because of loss sustained to any part of the premises whether or not such insurance is required by the Administrative Agent, then the Administrative Agent shall nevertheless be entitled to the benefit of all insurance covering the loss and held by or for the applicable Loan Party, to the same extent as if it had been made payable to the Administrative Agent.

(h)	Each Loan Party shall at all times comply (and shall cause each applicable TRS to comply) in all material respects with the requirements of the insurance policies required hereunder and of the issuers of such policies and of any board of fire underwriters or similar body as applicable to or affecting any Unencumbered Borrowing Base Property.

6.16	PATRIOT Act Compliance. The Borrower shall, and shall cause each Subsidiary to, provide such information and take such actions as are reasonably requested by the Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with the PATRIOT Act.

6.17	Collateral.

(a)	During any Collateral Period, on or prior to the times specified below (or such later date as the Administrative Agent shall reasonably determine), the Borrower will cause, subject to clause (f) below, all of the issued and outstanding Equity Interests of each Guarantor (other than the Parent REIT) (collectively, the “Collateral”), to be, subject to the terms of the Intercreditor Agreement, subject to a perfected Lien in favor of the Administrative Agent to secure the Obligations in accordance with the terms and conditions of the Collateral Documents:

(i)	within thirty (30) days of the Collateral Trigger Date; and

(ii)	contemporaneously with the occurrence of any date any Subsidiary shall be required to become a Guarantor pursuant to Section 6.12 hereof.

(b)	During a Collateral Period, and without limiting the foregoing, the Borrower will, and will cause each Loan Party that owns any Collateral to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements), which may be required by applicable Law and which the Administrative Agent may, from time to time during a Collateral Period, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the reasonable expense of the Borrower; provided, however, that no Pledged Subsidiary shall be permitted to certificate its Equity Interests or make an election under Article 8 of the UCC unless such certificates are promptly delivered to the Administrative Agent, together with an endorsement in blank. Without limiting the foregoing, the Borrower shall cause each

Loan Party that owns any Collateral to execute and deliver to the Administrative Agent a Grantor Joinder Agreement (as defined in the Intercreditor Agreement).

(c)	During a Collateral Period, without limiting the release provisions set forth in clause (d) below, the Borrower may request in writing that the Administrative Agent release, and upon receipt of such request the Administrative Agent shall promptly, and in any event use commercially reasonable efforts to within five (5) Business Days, release, the Equity Interests in any Pledged Subsidiary from the Pledge Agreement with respect to any Unencumbered Borrowing Base Property that is being removed pursuant to Section 1.06(d) if such Subsidiary becomes a Non-Guarantor Subsidiary in connection with such removal or will become a Non-Guarantor Subsidiary within ten (10) Business Days of such removal, so long as no Default or Event of Default exists or would result therefrom. The Administrative Agent agrees to furnish to the Borrower, promptly, and in any event use commercially reasonable efforts to within five (5) Business Days, after the Borrower’s request and at the Borrower’s reasonable expense, any release, termination, or other agreement or document evidencing the foregoing release as may be reasonably requested by the Borrower.

(d)	The Borrower may deliver to the Administrative Agent, on or prior to the date that is five (5) Business Days (or such shorter period of time as agreed to by the Administrative Agent) before the date on which the Collateral Release is to be effected, written notice that it is requesting the Collateral Release, which notice shall identify the Collateral to be released and the proposed effective date for the Collateral Release, together with a certificate signed by a Responsible Officer of the Borrower (such certificate, a “Collateral Release Certificate”), certifying that:

(i)	the Consolidated Leverage Ratio is either (A) less than or equal to 6.75 to 1.00 as of the last day of any two (2) consecutive fiscal quarters, or (B) less than or equal to 6.25 to 1.00 as of the last day of any fiscal quarter, in each case as reflected on the most recently delivered Compliance Certificate delivered pursuant to Section 6.02(a); and

(ii)	at the time of the delivery of notice requesting such release, on the proposed effective date of the Collateral Release and immediately before and immediately after giving effect to the Collateral Release, (A) no Default or Event of Default has occurred and is continuing or would result therefrom and (B) the representations and warranties contained in Section 5 and the other Loan Documents are true and correct in all material respects on and as of the effective date of the Collateral Release, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Section 6.17, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

(e)	On or after any Collateral Release Date, the Administrative Agent shall, subject to the satisfaction of the requirements of clause (d) above, promptly, and in any event use commercially reasonable efforts to within five (5) Business Days, release all of the Liens granted to the Administrative Agent pursuant to the requirements of this Section 6.17, and the Collateral Documents (the “Collateral Release”). Upon the release of any Collateral pursuant to this Section 6.17, the Administrative Agent shall (to the extent applicable) promptly, and in any event use commercially reasonable efforts to within five (5) Business Days, deliver to the Borrower, upon the Borrower’s request and at the Borrower’s reasonable expense, such documentation as may be reasonably satisfactory to the Administrative Agent and otherwise necessary or advisable to evidence the release of such Collateral from the Loan Documents.

(f)	Notwithstanding the foregoing, if a Collateral Trigger Date occurs in connection with a Limited Collateral Trigger Event only, the Collateral required to be delivered hereunder shall be limited to a pledge of the issued and outstanding Equity Interests of the Guarantors owning Unencumbered Borrowing Base Properties that have an aggregate Unencumbered Asset Value (calculated as of December 31, 2019) that equals the amount of the aggregate amount of Unsecured Indebtedness (including the amount of any unfunded commitments thereunder) as of the date of the Limited Collateral Trigger Event.

7.	NEGATIVE COVENANTS. So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder shall not be Fully Satisfied, the Loan Parties shall not, nor shall they permit any other Consolidated Party (except where expressly limited to the Borrower or the Loan Parties, as applicable), directly or indirectly, to:

7.01	Liens. Create, incur, assume or suffer to exist any Lien upon any property, assets or revenues of any Consolidated Party, whether now owned or hereafter acquired, other than the following (collectively, the “Permitted Liens”):

(a)	Liens that secure the Obligations;

(b)	Liens that secure Indebtedness of the Consolidated Parties on a pari passu basis with the Lien described in Section 7.01(a);

(c)	Liens existing on the date hereof and listed on Schedule 5.08(b) and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 7.03(b), (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(b);

(d)	Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(e)	carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like
Liens arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(f)	pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(g)	deposits to secure the performance of bids, trade contracts and leases (other than
Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(h)	easements, rights-of-way, restrictions and other similar encumbrances affecting any Real Property owned by any Loan Party which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person and which, with respect to Unencumbered Borrowing Base Properties, have been reviewed and approved by the Administrative Agent (such approval to be in the reasonable judgment of the Administrative Agent);

(i)	Liens securing judgments for the payment of money not constituting an Event of
Default under Section 8.01(h);

(j)	(i) the interests of any ground lessor under an Eligible Ground Lease and the interests of any TRS under a lease of any Unencumbered Borrowing Base Property and (ii) Liens in connection with Permitted Intercompany Mortgages;

(k)	Liens on any assets (other than any Unencumbered Borrowing Base Property and related assets) securing Indebtedness permitted by Section 7.03(f), including Liens on such Real Property existing at the time such Real Property is acquired by the applicable Loan Party or any Non-Guarantor Subsidiary;

(l)	Liens on the Equity Interests of any Non-Guarantor Subsidiary; provided, no such Liens shall be permitted with respect to the Equity Interests of Pebblebrook Hotel Lessee, any entity which is the lessee with respect to an Unencumbered Borrowing Base Property or the direct or indirect parent thereof;

(m)	other Liens on assets (other than Unencumbered Borrowing Base Properties)
securing claims or other obligations of the Loan Parties and their Subsidiaries (other than Indebtedness) in amounts not exceeding $5,000,000 in the aggregate; ~~and~~

(n)	any interest of title of a lessor under, and Liens arising from or evidenced by protective UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, operating leases permitted hereunder; and

(o)	Liens, if any, arising under the Bank of America Facility, in favor of the letter of credit issuer and/or the swing line lender thereunder to cash collateralize or otherwise secure the obligations of a defaulting lender to fund risk participations thereunder.

Notwithstanding anything contained in this Section 7.01, each of the Parent REIT and the Borrower shall not, and shall not permit any other Consolidated Party to, secure any Indebtedness outstanding under or pursuant to any Specified Debt unless and until the Obligations (including any Guarantee in connection therewith) shall concurrently be secured equally and ratably with such Indebtedness pursuant to documentation reasonably acceptable to the Administrative Agent in substance and in form including an intercreditor agreement and opinions of counsel to the Parent REIT, the Borrower and/or any other Consolidated Party, as the case may be, from counsel and in a form that is reasonably acceptable to the Administrative Agent.

7.02	Investments. Make any Investments, except:

(a)	Investments by the Consolidated Parties (other than by the Parent REIT) in (i)
Unencumbered Borrowing Base Properties, and (ii) other real properties that are fully-developed, open and operating income-producing “luxury,” “upper upscale” or “upscale” full or select service hotels, with all material approvals from each Governmental Authority required in connection with the lawful operation of such hotels, and which real properties shall, upon the making of such Investments, be wholly owned by such Consolidated Party;

(b)	Investments held by the Borrower or such Loan Party or other Subsidiary in the form of cash or ~~cash equivalents~~Cash Equivalents;

(c)	Investments existing as of the Closing Date and set forth in Schedule 5.08(c);

(d)	Advances to officers, directors and employees of the Borrower, the Loan Parties and other Subsidiaries in aggregate amounts not to exceed (i) $500,000 at any time outstanding for employee relocation purposes, and (ii) $100,000 at any time outstanding for travel, entertainment, and analogous ordinary business purposes;

(e)	Investments of (i) the Borrower in any Guarantor (including (A) Investments by the Borrower in any private REIT, so long as Borrower owns one hundred percent (100%) of the “common” Equity Interests in such private REIT and (B) Investments by the Borrower in a Guarantor in the form of an intercompany loan), (ii) any Guarantor in the Borrower or in another Guarantor (including Investments by a Guarantor in the Borrower or in another Guarantor in the form of an intercompany loan), and (iii) the Borrower, any Guarantor or any Non-Guarantor Subsidiary in Non-Guarantor Subsidiaries (including Investments by the Borrower, any Guarantor or any Non-Guarantor Subsidiary in a Non-Guarantor Subsidiary in the form of an intercompany loan) that own, directly or indirectly, and operate Real Properties that are fully-developed, open and operating income-producing “luxury,” “upper upscale” or “upscale” full or select service hotels, with all material approvals from each Governmental Authority required in connection with the lawful operation of such hotels; provided, notwithstanding the foregoing or any other provision herein or in any other Loan Document to the contrary, the Parent REIT shall not own any Equity Interests in any Person other than the Borrower;

(f)	Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(g)	Guarantees permitted by Section 7.03;

(h)	Other Investments of the Borrower and its Subsidiaries in:

(i)	Real properties consisting of undeveloped or speculative land (valued at cost for purposes of this clause (h)) with an aggregate value not greater than five percent (5%) of Consolidated Total Asset Value and which real properties shall, upon the making of such Investments, be wholly owned by the Borrower or such Subsidiary;

(ii)	Incoming-producing real properties (other than hotels or similar hospitality properties) (valued at cost for purposes of this clause (h)) with an aggregate value not greater than ten percent (10%) of Consolidated Total Asset Value and which real properties shall, upon the making of such Investments, be wholly owned by the Borrower or such Subsidiary;

(iii)	Development/Redevelopment Properties (valued at cost for purposes of this clause (h); provided that all costs and expenses associated with all existing development activities with respect to such Development/Redevelopment Properties (budget to completion) shall be included in determining the aggregate Investment of the Borrower or such Subsidiary with respect to such activities) with an aggregate value not greater than fifteen percent (15%) of Consolidated Total Asset Value and which Development/Redevelopment Properties shall, upon the making of such Investments, be wholly owned by the Borrower or such Subsidiary and;

(iv)	Unconsolidated Affiliates (valued at cost for purposes of this clause (h))
with an aggregate value not greater than twenty percent (20%) of Consolidated Total Asset Value;

(v)	mortgage or real estate-related loan assets (valued at cost for purposes of this clause (h)) with an aggregate value not greater than fifteen percent (15%) of Consolidated Total Asset Value; and

(vi)	Equity Interests (including preferred Equity Interests) in any Person
(other than any Affiliate of the Borrower) (valued at cost for purposes of this clause (h)) with an aggregate value not greater than fifteen percent (15%) of Consolidated Total Asset Value;

provided, however, that the collective aggregate value of the Investments owned pursuant to items (i) through (vi) of this clause (h) above shall not at any time exceed thirty-five percent (35%) of Consolidated Total Asset Value;

(vii)	Investments in fixed or capital assets to the extent not prohibited under
Section 7.12; and

(i)	Investments in any Person as a result of any merger or consolidation completed in compliance with Section 7.04.

7.03	Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a)	Indebtedness under the Loan Documents;

(b)	Indebtedness outstanding on the date hereof and listed on Schedule 7.03 and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder;

(c)	Guarantees of (i) the Borrower or any Guarantor in respect of Indebtedness otherwise permitted hereunder of the Borrower or any other Guarantor, (ii) the Parent REIT or the Borrower, in respect of Indebtedness otherwise permitted hereunder of any Non-Guarantor Subsidiary if, in the case of any Guarantee pursuant to this clause (ii), (x) no Default shall exist immediately before or immediately after the making of such Guarantee, and (y) there exists no violation of the financial covenants hereunder on a Pro Forma Basis after the making of such Guarantee, and (iii) Non-Guarantor Subsidiaries made in the ordinary course of business;

(d)	obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(e)	unsecured Indebtedness in the form of trade payables incurred in the ordinary course of business;

(f)	Indebtedness of any Loan Party or Non-Guarantor Subsidiary incurred or assumed after the date hereof that is either unsecured or is secured by Liens on any assets of such Loan Party (other than any Unencumbered Borrowing Base Property) or of such Non-Guarantor Subsidiary; provided, such Indebtedness shall be permitted under this Section 7.03(f) only if: (i) no Default shall exist immediately before or immediately after the incurrence or assumption of such Indebtedness, and (ii) there exists no violation of the financial covenants hereunder on a Pro Forma Basis after the incurrence or assumption of such Indebtedness; and

(g)	Indebtedness consisting of intercompany loans permitted under Section 7.02(e).

7.04	Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another
Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person (including, in each case, pursuant to a Division), except for Dispositions permitted under Section 7.05 (other than under Section 7.05(e)) or except that, so long as no Default exists or would result therefrom:

(a)	any Guarantor may merge with the Borrower or any other Guarantor, provided that when any Guarantor is merging with the Borrower, the Borrower shall be the continuing or surviving Person;

(b)	any Loan Party may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Loan Party; and

(c)	(i) any Non-Guarantor Subsidiary may merge with any other Person or Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to any other Person; provided such merger or Disposition shall be permitted under this Section 7.04(c)(i) only if there exists no violation of the financial covenants hereunder on a Pro Forma Basis after such merger or Disposition, and (ii) any Non-Guarantor Subsidiary may merge with a Loan Party; provided that the Loan Party shall be the continuing or surviving Person.

7.05	Dispositions. Make any Disposition of any assets or property, except:

(a)	Dispositions in the ordinary course of business (other than those Dispositions permitted under clause (b) of this Section 7.05), so long as (i) no Default shall exist immediately before or immediately after such Disposition, and (ii) the Consolidated Parties will be in compliance, on a Pro Forma Basis following such Disposition, with (x) the covenants set forth in Sections 7.01, 7.02, 7.03, and 7.11 of this Agreement, (y) all restrictions on Outstanding Amounts contained herein, and (z) the requirements of Section 1.06 (in the case of any Disposition with respect to an Unencumbered Borrowing Base Property), in each case as demonstrated by a Compliance Certificate with supporting calculations delivered to the

Administrative Agent on or prior to the date of such Disposition showing the effect of such Disposition;

(b)	Any of the following:

(i)	Dispositions of obsolete, surplus or worn out property or other property not necessary for operations, whether now owned or hereafter acquired, in the ordinary course of business and for no less than fair market value;

(ii)	Dispositions of equipment or real property to the extent that (A) such property is exchanged for credit against the purchase price of similar replacement property or (B) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property, in each case in the ordinary course of business and for no less than fair market value;

(iii)	Dispositions of inventory and Investments of the type described in
Section 7.02(b) and (c) in the ordinary course of business;

(iv)	leases of Real Property (other than any Unencumbered Borrowing Base
Property) and personal property assets related thereto to any TRS; and

(v)	in order to resolve disputes that occur in the ordinary course of business, the Borrower and any Subsidiary of Borrower may discount or otherwise compromise, for less than the face value thereof, notes or accounts receivable;
(c)     Dispositions of property by any Loan Party to the Borrower or to another Loan Party;

(d)	Dispositions permitted by Section 7.04; and

(e)	Any other Disposition approved in writing by the Administrative Agent and the
Required Lenders.

Notwithstanding the foregoing provisions of this Section 7.05, no Loan Party shall sell or make any other Disposition of assets or property that will have the effect of causing such Loan Party (or any other Loan Party) to become liable under any tax protection or tax sharing agreement if the amount of such liability would exceed an amount equal to one percent (1%) of the total assets of such Loan Party without the prior written consent of the Administrative Agent.

7.06	Restricted Payments.

(a)	Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except:

(i)	so long as no Event of Default shall exist at the time of such Restricted
Payment or would result therefrom, each Subsidiary may make Restricted Payments to the Borrower, the Guarantors and any other Person that owns an Equity Interest in such
Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(ii)    so long as no Event of Default shall exist at the time of such Restricted
Payment or would result therefrom, the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

(iii)	so long as no Event of Default shall exist at the time of such Restricted
Payment or would result therefrom, the Borrower and each Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests; and

(iv)	so long as no Acceleration shall have occurred, each TRS may make
Restricted Payments to its TRS parent entity to the extent necessary to pay any tax liabilities then due (after taking into account any losses, offsets and credits, as applicable); provided that any such Restricted Payments by a TRS shall only be made after it has paid all of its operating expenses currently due or anticipated within the current month and next following month;

(b)	Notwithstanding the foregoing, the Loan Parties shall be permitted to make
Restricted Payments of the type and to the extent permitted pursuant to Section 7.11(h) of this Agreement.

7.07	Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.

7.08	Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to transactions between or among the Borrower and any Guarantor or between and among any Guarantors, or between and among any Loan Party and the TRS or any manager engaged to manage one or more Unencumbered Borrowing Base Properties (if applicable).

7.09	Burdensome Agreements. Enter into any Contractual Obligation (other than this
Agreement or any other Loan Document) that (a)(i) limits the ability of any Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to the Borrower or any Guarantor, (ii) limits the ability of any Subsidiary to Guarantee the Indebtedness of the Borrower other than (A) any requirement for the grant of a Guarantee in favor of the holders of any Unsecured Indebtedness that is equal and ratable to the Guarantee set forth in Section 11 or (B) in connection with a property-specific financing involving a Non-Guarantor Subsidiary as the borrower or (iii) constitutes a Negative Pledge; provided, however, that clauses (ii) and (iii) shall not prohibit any Negative Pledge incurred or provided in favor of any holder of Indebtedness in respect of (A) capital leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets permitted hereunder, or (B) a property-specific financing involving only a Non-Guarantor Subsidiary as the borrower, in each case solely to the extent any such Negative Pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person other than any requirement for the grant of a Lien in favor of the holders of any Unsecured Indebtedness of an equal and ratable Lien in connection with a pledge of any property or asset to secure the Obligations.

7.10	Use of Proceeds. Use the proceeds of any Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.11	Financial Covenants.

(a)	Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio to, as of
the last day of any fiscal quarter commencing with the Initial Compliance Date: (i) as of the Initial Compliance Date and the last day of the first fiscal quarter ending after the Initial Compliance Date, exceed 8.50 to 1.00; (ii) as of the last day of the second and third fiscal quarters ending after the Initial Compliance Date, exceed 8.00 to 1.00; (iii) as of the last day of the fourth fiscal quarter ending after the Initial Compliance Date, exceed 7.50 to 1.00; and (iv) as of the last day of any fiscal quarter thereafter, exceed 6.75 to ~~1.0~~1.00; provided that, notwithstanding the foregoing, once during the term of this Agreement, the Borrower may deliver a written notice to the Administrative Agent in a Compliance Certificate timely delivered pursuant to Section 6.02(a) that the Consolidated Leverage Ratio as of the last day of the fiscal quarter (the “Surge Date”) for which such Compliance Certificate was delivered and the next three (3) consecutive fiscal quarters (such period, the “Surge Period”) may exceed 6.75 to
~~1.0~~1.00 but not exceed ~~7.0~~7.00 to ~~1.0~~1.00 so long as (iA) no Default has occurred and is continuing, (~~ii~~B) the Applicable Margin shall be increased as set forth in clause (c) of the definition thereof and (~~iii~~C) the Borrower has not delivered a written notice to the Administrative Agent terminating the Surge Period.

(b)	Consolidated Recourse Secured Indebtedness Limitation. Permit
Consolidated Recourse Secured Indebtedness to, at any time on or after the Initial Compliance Date, exceed an amount equal to five percent (5%) of Consolidated Total Asset Value; provided that, notwithstanding the foregoing, once during the term of this Agreement, so long as no Default has occurred and is continuing, for up to four (4) consecutive quarters, Consolidated Recourse Secured Indebtedness may exceed five percent (5%) but not exceed ten percent (10%) of Consolidated Total Asset Value.

(c)	Consolidated Secured Debt Limitation. Permit Consolidated Secured Debt to,
at any time on or after the Initial Compliance Date, exceed an amount equal to forty-five percent (45%) of Consolidated Total Asset Value.

(d)	Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed
Charge Coverage Ratio, as of the last day of any fiscal quarter commencing with the Initial Compliance Date, to be less than 1.50 to ~~1.0~~1.00.

(e)	Consolidated Unsecured Interest Coverage Ratio. Permit the Consolidated
Unsecured Interest Coverage Ratio, as of the last day of any fiscal quarter commencing with the Initial Compliance Date, to be less than ~~2.0 to 1.0~~(i) as of the Initial Compliance Date and the last day of the first fiscal quarter ending after the Initial Compliance Date, 1.75 to 1.00 and (ii) as of the last day of any fiscal quarter thereafter, 2.00 to 1.00.

(f)	Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth, as
of the last day of any fiscal quarter commencing with the Initial Compliance Date, to be less than the sum of (i) $1,400,772,000 (which amount is seventy-five percent (75%) of Consolidated Tangible Net Worth as of June 30, 2017) plus (ii) seventy-five percent (75%) of the Net Proceeds of all Equity Issuances by the Consolidated Parties after June 30, 2017.

(g)	Unsecured Leverage Ratio. Permit the Unsecured Indebtedness (less Adjusted
Unrestricted Cash as of such date) to, as of the last day of any fiscal quarter commencing with the Initial Compliance Date: (i) as of the Initial Compliance Date and the last day of the first fiscal quarter ending after the Initial Compliance Date, exceed sixty-seven and one-half of one percent (67.5%); (ii) as of the last day of the second and third fiscal quarters ending after the Initial Compliance Date, exceed sixty five percent (65%); and (iii) as of the last day of any fiscal quarter thereafter, exceed sixty percent (60%) of Unencumbered Asset Value; provided that, notwithstanding the foregoing, so long as no Default has occurred and is continuing, as of the last day of the fiscal quarter in which any Material Acquisition occurs and the last day of the two (2) consecutive quarters thereafter, such ratio may exceed sixty percent (60%) but not exceed sixty five percent (65%) (such period being an “Unsecured Leverage Increase Period”); provided further that (iA) the Borrower may not elect more than three (3) Unsecured Leverage Increase Periods during the term of this Agreement and (~~ii~~B) any such Unsecured Leverage Increase Periods shall be non-consecutive.

(h)	Restricted Payments. Permit, for any fiscal year of the Consolidated Parties, the amount of Restricted Payments (excluding Restricted Payments payable solely in the common stock or other common Equity Interests of the Parent REIT or the Borrower) made by the Consolidated Parties to the holders of their Equity Interests (excluding any such holders of Equity Interests which are Loan Parties) during such period to exceed the FFO Distribution Allowance for such period; provided that, to the extent no Event of Default then exists or will result from such Restricted Payments (or if an Event of Default then exists or will result from such Restricted Payments, then so long as no Acceleration shall have occurred), each Loan Party and each other Subsidiary (including Pebblebrook Hotel Lessee) shall be permitted to make Restricted Payments to the Borrower and the Borrower shall be permitted to make Restricted Payments to Parent REIT, in each case to permit the Parent REIT to make Restricted Payments to the holders of the Equity Interests in the Parent REIT to the extent necessary to maintain Parent REIT’s status as a REIT and as necessary to pay any special or extraordinary tax liabilities then due (after taking into account any losses, offsets and credits, as applicable) on capital gains attributable to Parent REIT. In addition, so long as no Acceleration shall have occurred, each TRS may make Restricted Payments to its parent entity to the extent necessary to pay any Tax then due in respect of the income of such TRS. Notwithstanding the foregoing, during the Waiver Period and at any time thereafter until the Consolidated Leverage Ratio is less than 6.75 to 1.00 as of the last day of any fiscal quarter, as reflected on the most recently delivered Compliance Certificate delivered pursuant to Section 6.02(a), the Parent REIT shall not purchase, redeem, retire, or defease any of its Equity Interests except as expressly permitted in Section 7.19(e).

(i)	Minimum Liquidity. At any time during the Waiver Period, permit Liquidity to be less than $150,000,000.

(j)	Waiver Period Financial Covenants; Adjustments.

(i)	During the Waiver Period the Parent REIT and the Borrower shall continue to deliver to the Administrative Agent duly completed Compliance Certificates, for informational purposes only, as and when required under Section 6.02(a) certifying as to the Borrower’s calculations of the financial tests set forth in this Section 7.11.

(ii)	Immediately following the expiration of the Waiver Period, the financial covenants set forth in this Section 7.11 (including the related defined terms) (other than the covenants set forth in clauses (f) and (i) thereof) shall be modified, solely for purposes of calculation of the financial covenants set forth in this Section 7.11 and not for purposes of determining the Applicable Margin, as follows:

(A)	in the event the Borrower elects to terminate the Waiver Period on the date occurring under clause (b) of the definition of “Waiver Period”, the testing period for the covenants set forth in this Section 7.11 shall be measured as follows: (w) for the most-recent fiscal quarter ending on or immediately prior to the expiration of the Waiver Period, the trailing quarter, annualized; (x) for the two (2) most-recent fiscal quarters ending on or immediately prior to the expiration of the Waiver Period, the trailing two (2) quarters, annualized; (y) for the three fiscal quarters ending on or immediately prior to the expiration of the Waiver Period, the trailing three (3) quarters, annualized; and (z) thereafter, the trailing four (4) quarters.

(B)	in the event the Waiver Period ends on the date occurring under clause (a) of the definition of “Waiver Period”, the testing period for the covenants set forth in this Section 7.11 shall be measured as follows: (w) for the fiscal quarter ending June 30, 2021, the trailing quarter, annualized; (x) for the fiscal quarter ending September 30, 2021, the trailing two (2) quarters, annualized; (y) for the fiscal quarter ending December 31, 2021, the trailing three (3) quarters, annualized and (z) thereafter, the trailing four (4) quarters.

The financial covenants in this Section 7.11 shall be tested (on a Pro Forma Basis) and certified to by the Borrower in connection with each Borrowing.

7.12	Capital Expenditures. Make or become legally obligated to make any expenditure in respect of the purchase or other acquisition of any fixed or capital asset other than normal replacements and maintenance which are properly charged to current operations and other reasonable and customary capital expenditures made in the ordinary course of the business of the Parent REIT and its Subsidiaries.

7.13	Accounting Changes. Make any change in (a) accounting policies or reporting practices, except as required by GAAP, or (b) fiscal year, except with the written consent of the Administrative Agent.

7.14	Ownership of Subsidiaries; Certain Real Property Assets. Notwithstanding any other provisions of this Agreement to the contrary, (a) permit any Person (other than the Parent REIT, the Borrower, any other Loan Party or a private REIT) to own any Equity Interests of any Unencumbered Borrowing Base Entity, except to qualify directors where required by Applicable Laws, (b) permit any Loan Party that owns an Unencumbered Borrowing Base Property to issue or have outstanding any shares of preferred Equity Interests, (c) permit, create, incur, assume or suffer to exist any Lien on any Equity Interests owned by the Borrower or any Loan Party of (i) any Loan Party or (ii) any TRS that leases an Unencumbered Borrowing Base Property or is the direct or indirect parent of any such TRS, (d) permit any Intermediate REIT to directly own or acquire any Real Property assets; provided that this clause (d) of Section 7.14 shall not prohibit any Intermediate REIT from owning or acquiring any Equity Interests in any Subsidiary that owns any Real Property assets, (e) permit the Borrower to own less than ninety-nine percent (99%) of the outstanding common Equity Interests in Pebblebrook Hotel Lessee, or

(f)	permit the Parent REIT to own Equity Interests in any Person other than the Borrower.

7.15	Leases. Permit any Loan Party to enter into, terminate, cancel, amend, restate, supplement or otherwise modify any Material Lease relating to any Unencumbered Borrowing Base Property; provided that (i) such Unencumbered Borrowing Base Property may be subject to an Eligible

Ground Lease entered into in accordance with and subject to the requirements of this Agreement, (ii) the applicable Unencumbered Borrowing Base Entity may lease such Unencumbered Borrowing Base Property owned (or ground leased) by it to a TRS pursuant to a form of Lease acceptable to the Administrative Agent, in its reasonable discretion, and (iii) the applicable Unencumbered Borrowing Base Entity or the applicable TRS (if any) may enter into, terminate, cancel, amend, restate, supplement or otherwise modify any Material Lease relating to such Unencumbered Borrowing Base Property (including any Lease between such Unencumbered Borrowing Base Entity and such TRS respecting any Unencumbered Borrowing Base Property) to the extent that the entry into, termination, cancellation, amendment, restatement, supplement or modification is not reasonably likely to, in the aggregate with any other then-existing conditions or circumstances, have a Material Adverse Effect.

7.16	Sale Leasebacks. Permit any Loan Party to enter into any Sale and Leaseback
Transaction with respect to any Unencumbered Borrowing Base Property.

7.17	Sanctions. The Borrower will not request any Loan, and the Borrower shall not use, and the Borrower shall not make available to its Subsidiaries and its or their respective directors, officers, employees and agents, the proceeds of any Loan (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or (b) in any manner that would result in the violation of any applicable Sanctions.

7.18	ERISA. Be (a) an employee benefit plan subject to Title I of ERISA, (b) a plan or account subject to Section 4975 of the Code, (c) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code or (d) a “governmental plan” within the meaning of ERISA.

7.19	Enhanced Negative Covenants. Notwithstanding anything to the contrary contained in this Agreement, during the Waiver Period the Loan Parties shall not, nor shall they permit any other Consolidated Party (except where expressly limited to the Borrower or the Loan Parties, as applicable), directly or indirectly, to:

(a)	make any Investments other than (i) Investments in one or more new
Unencumbered Borrowing Base Properties (or in Equity Interests in Subsidiaries that own or will own new Unencumbered Borrowing Base Properties) solely with the proceeds of Excluded Net Proceeds or (ii) any other Investments otherwise permitted pursuant to Section 7.02 not to exceed
$100,000,000 in the aggregate;

(b)	make or become legally obligated to make any expenditure in respect of the purchase or other acquisition of any fixed or capital asset other than (i) in connection with emergency repairs, life safety repairs or ordinary course maintenance repairs (ii) capital expenditures to complete ongoing renovations in an amount not to exceed $90,000,000 in the aggregate during the Waiver Period;

(c)	create, incur, assume or suffer to exist any Indebtedness not existing and permitted as of the First Amendment Effective Date other than (i) to the extent the proceeds of such Indebtedness are used to refinance or replace Indebtedness existing and permitted as of the First Amendment Effective Date and pursuant to which the Borrower has made the mandatory prepayment required pursuant to Section 2.03(b); provided, however, that in no event shall the final stated maturity date of any Indebtedness permitted under this clause (c)(i) be earlier than the existing maturity date of the Indebtedness being refinanced or replaced, (ii) Secured Non-Recourse Debt not to exceed $250,000,000 in the aggregate; provided, however, that in no event shall the final stated maturity date of any Indebtedness permitted under this clause (c)(ii) be earlier than one (1) year after the Maturity Date, or (iii) Indebtedness that is recourse to a Consolidated Party not to exceed $250,000,000 in the aggregate; provided, however, that in no event shall the final stated maturity date of any Indebtedness permitted under this clause (c)(iii) (other than (A) increases of any Specified Debt pursuant to the terms thereof and (B) Indebtedness under a 364-day facility not to exceed $100,000,000) be earlier than one (1) year after the Maturity Date;

(d)	make any Disposition other than Dispositions (i) permitted by Section 7.05(b)(i),
(ii), (iii) and (iv), or (ii) to a Person that is not a Consolidated Party or a Related Party of any Consolidated Party, (A) for fair market value in an arms’ length transaction, (B) in which the price for such asset shall be paid to a Consolidated Party solely in cash, and (C) pursuant to which the Borrower has made the mandatory prepayment, if any, required pursuant to Section 2.03(b);

(e)	declare or make any Restricted Payments other than (i) Restricted Payments to the holders of the common Equity Interests in the Parent REIT of not more than $0.01 per share, (ii) Restricted Payments to the holders of the Equity Interests in the Parent REIT to the extent necessary to maintain the Parent REIT’s status as a REIT, (iii) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Restricted Payments with respect to any preferred Equity Interests, (iv) Restricted Payments by Subsidiaries of the Borrower to Borrower and by Borrower to the Parent REIT the proceeds of which are used by the Parent REIT to make Restricted Payments permitted by clauses (i) through (iii) preceding and (v) the purchase or redemption by the Parent REIT of its preferred Equity Interests solely with Net Cash Proceeds from Permitted Preferred Issuances; or

(f)	create, incur, assume or suffer to exist any Lien upon any property, assets or revenues of any Consolidated Party, whether now owned or hereafter acquired, not existing and permitted as of the First Amendment Effective Date other than (i) Liens securing the Pari Passu Obligations on a pari passu basis subject to the terms of the Intercreditor Agreement, (ii) Liens permitted by Sections 7.01(d), (e), (f), (g), (h), (i), (j) and (n), (iii) Liens securing Indebtedness permitted under Section 7.19(c)(i); provided that (A) the amount secured or benefited thereby is not increased except as contemplated by Section 7.03(b), (B) the direct or any contingent obligor with respect thereto is not changed, (C) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(b), and (D) to the extent such existing Indebtedness being refinanced or replaced is Secured Debt, incurred to refinance or replace Secured Debt secured by the same property or assets, and (iv) Liens securing Indebtedness permitted under Section 7.19(c)(ii).

8.	EVENTS OF DEFAULT AND REMEDIES

8.01	Events of Default. Any of the following shall constitute an Event of Default:

(a)	Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within three (3) days after the same becomes due, any interest on any Loan, or any fee due hereunder, or (iii) within five (5) days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)	Specific Covenants. The Borrower fails to perform or observe any term,
covenant or agreement contained in any of Section 6.03, 6.05(a), 6.10, 6.11, 6.12,    6.15 or

Section 7, or any Guarantor fails to perform or observe any term, covenant or agreement contained in Section 11 hereof; or

(c)	Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for (i) with respect to any failure to perform or observe Section 6.01 or 6.02, five (5) days after such failure occurred and (ii) with respect to any failure to perform or observe any other covenant or agreement, thirty (30) days after the earlier of (A) Borrower’s actual knowledge of such failure or (B) Borrower’s receipt of notice as to such failure from the Administrative Agent or any Lender; or

(d)	Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e)	Cross-Default. (i) Any Loan Party or any of its Subsidiaries (A) fails to make any payment when due after giving effect to any applicable grace period (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Loan Party or any of its Subsidiaries is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which any Loan Party or any of its Subsidiaries is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount; or

(f)	Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries
institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g)	Inability to Pay Debts; Attachment. (i) Any Loan Party or any of its
Subsidiaries becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or

(h)	Judgments. There is entered against any Loan Party or any of its Subsidiaries (i)
one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)	ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or
Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j)	Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind in writing any provision of any Loan Document; or

(k)	Change of Control. There occurs any Change of Control; or

(l)	REIT or QRS Status. The Parent REIT shall, for any reason, lose or fail to maintain its status as a REIT or the Borrower shall, for any reason, lose or fail to maintain its status as any of the following: a REIT, a partnership or a disregarded entity (in each case, for federal income tax purposes), a TRS or a QRS; or

(m)	Management and Franchise Agreements. There occurs a monetary or material default under a management or franchise agreement with respect to an Unencumbered Borrowing Base Property (which material default shall include any default which would permit the manager or franchisor under any such management or franchise agreement to terminate such management or franchise agreement or would otherwise result in a material increase of the obligations of the Borrower or such Subsidiary of the Borrower that is a party to such management or franchise agreement) and such default is not remedied prior to the date which is the later of (i) the earlier of
(A) if no other Default exists, sixty (60) days from the occurrence of the event or condition which caused, led to, or resulted in such default, or (B) the date that a Default (other than the subject Default relative to such management or franchise agreement) occurs and (ii) the last day of the cure period provided in such management or franchise agreement (as applicable); or

(n)	Collateral Documents. Any Collateral Document shall for any reason fail to create a valid and perfected security interest in any portion of the Collateral purported to be covered thereby, with the priority required by the applicable Collateral Document, except as (i) permitted by the terms of any Loan Document or (ii) as a result of the release of such security interest in accordance with the terms of any Loan Document, it being understood and agreed that the failure of the Administrative Agent to maintain possession of any Collateral actually delivered to it or file any UCC (or equivalent) continuation statement shall not result in an Event of Default under this clause (n).

8.02	Remedies Upon Event of Default. If any Event of Default exists, the Administrative
Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions (any such action, an “Acceleration”):

(a)	declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments shall be terminated;

(b)	declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

(c)	exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.

8.03	Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Section 2.12, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Section 3) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders (including fees and time charges for attorneys who may be employees of any Lender) and amounts payable under Section 3), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and Indebtedness of any Loan Party under Swap Contracts that are entered into by any Loan Party with any Lender or its Affiliate as a counterparty with respect to the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Applicable Laws.

Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to the Obligations otherwise set forth in this Section 8.03.

9.	ADMINISTRATIVE AGENT

9.01	Appointment and Authority. Each of the Lenders hereby irrevocably appoints U.S.
Bank to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 9 are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

9.02	Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03	Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a)	shall not be subject to any fiduciary or other implied duties, regardless of whether a Default then exists;

(b)	shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)	shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower or a Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04	Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05	Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 9 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06	Resignation or Removal of Administrative Agent.

(a)	The Administrative Agent may at any time give notice of its resignation to the
Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the approval of the Borrower (such approval not to be unreasonably withheld; provided that if a Default shall exist at the time, no approval of the Borrower shall be required), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)	If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof or in the case of fraud, misappropriation of funds or the commission of illegal acts by the Administrative Agent or where the Administrative Agent has been grossly negligent in performing (or failing to perform) its obligations hereunder or under any other Loan Document in any material respect, the Required Lenders (excluding the vote of the Administrative Agent, in its capacity as a Lender, as more particularly set forth in the proviso to the this sentence) may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, with the approval of the Borrower (such approval not to be unreasonably withheld; provided that if a Default shall exist at the time, no approval of the Borrower shall be required), appoint a successor; provided, however, that to the extent the Administrative Agent being replaced pursuant to this Section 9.06 is also a Lender, such Person shall not be permitted to vote in connection with the removal of the Administrative Agent and appointment of a successor Administrative Agent pursuant to this paragraph of Section 9.06. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date. Notwithstanding the terms of the Fee Letters, if the Administrative Agent resigns or is removed pursuant to this Section 9.06, then such Person shall not be entitled to receive an administrative agency fee that would otherwise become due and payable subsequent to such resignation or removal.

(c)	With effect from the Resignation Effective Date or the Removal Effective Date
(as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9). The fees payable by the Borrower to a successor Administrative Agent shall be agreed upon between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (A) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (B) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

9.07	Non-Reliance on Administrative Agent and Other Lenders. Each Lender
acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08	No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the
Arranger or other agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

9.09	Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)	to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.06 and 10.04) allowed in such judicial proceeding; and

(b)	to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.06 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

9.10	Collateral and Guaranty Matters. Each of the Lenders (including each Lender in its capacity as a potential Hedge Bank) irrevocably authorize the Administrative Agent, at its option and in its discretion, to do or cause the following:

(a)	to execute the Intercreditor Agreement on behalf of the Lenders;

(b)	to release any Liens granted to the Administrative Agent by any Loan Party on any Collateral (i) upon the payment and satisfaction in full of all Obligations, (ii) upon any Disposition of such Collateral permitted hereunder, (iii) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Section 8.02, or (iv) upon the occurrence of a Collateral Release Date in accordance with the terms and conditions of Section 6.17; and

(c)	to release any Guarantor from its obligations under Section 11 hereof if such
Person ceases to be required to be a Guarantor pursuant to the terms hereof.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Collateral or to release any Guarantor from its obligations under Section 11 hereof pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as Borrower may reasonably request to evidence the release of such Collateral or such Guarantor from its obligations hereunder, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

10.	MISCELLANEOUS

10.01	Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)	waive any condition set forth in Sections 4.01(a), (b), (c), (d), (e) or (f) without the written consent of each Lender;

(b)	extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(c)	postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(d)	reduce the principal of, or the rate of interest specified herein on, any Loan or
(subject to clause (ii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Applicable Margin that would result in a reduction of any interest rate on any Loan or any fee payable hereunder without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(e)	change Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(f)	change (i) any provision of this Section 10.01 or the definition of “Required
Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than definitions specified in clause (ii) of this Section 10.01(f)), without the written consent of each Lender; or (ii) the definition of “Required Lenders” without the written consent of each Lender;

(g)	release, without the written consent of each Lender, all or substantially all of the value of the guaranty under Section 11 hereof, except to the extent the release of any Guarantor is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone); or

(h)	impose any greater restriction on the ability of any Lender to assign any of its rights or obligations hereunder without the written consent of the Required Lenders;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document and (ii) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding any provision herein to the contrary, this Agreement may be amended with the written consent of the Administrative Agent and the Borrower (i) to add one or more additional term loan facilities to this Agreement subject to the limitations in Section 2.11 and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably (or on a basis subordinated to the existing facilities hereunder) in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder, and (ii) in connection with the foregoing, to permit, as deemed appropriate by the Administrative Agent, the Lenders providing such additional credit facilities to participate in any required vote or action required to be approved by the Required Lenders or by any other number, percentage or class of Lenders hereunder.

If any Lender is a Non-Consenting Lender, then the Borrower may replace such Non-Consenting Lender in accordance with Section 10.13.

10.02	Notices; Effectiveness; Electronic Communication.

(a)	Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail; provided however, that any notice sent by electronic mail must also be sent by one (1) of the other methods set forth in this subsection (a) (other than facsimile) as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)	if to any Loan Party or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii)	if to any other Lender, to the address(es), facsimile number(s), electronic mail address(es) or telephone number(s) specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)	Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Section 2 if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications; provided further that Committed Loan Notices may be sent via e-mail.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)	The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS
AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH
THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)	Change of Address, Etc. Each of the Borrower and the Administrative Agent
may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Laws, including United States Federal and state securities laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e)	Reliance by Administrative Agent and Lenders. The Administrative Agent
and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03	No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the
Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Applicable Laws.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of the Credit Parties; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.10), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.10, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04	Expenses; Indemnity; Damage Waiver.

(a)	Costs and Expenses. The Borrower shall pay, on the Closing Date and thereafter within five (5) Business Days after written demand, (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender), and shall pay all fees and time charges for attorneys who may be employees of the Administrative

Agent or any Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans. For the avoidance of doubt, this Section shall not provide any right to payment with respect to increases in taxes or costs and expenses related solely to such increases in taxes.

(b)	Indemnification by the Borrower. The Borrower shall indemnify the the
Administrative Agent (and any sub-agent thereof) and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Without limiting the provisions of Section 3.01(c), this Section shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)	Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure of all Lenders at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage

(determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.09(d).

(d)	Waiver of Consequential Damages, Etc. To the fullest extent permitted by
Applicable Laws, the Borrower shall not assert, and hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)	Payments. All amounts due under this Section shall be payable not later than ten (10) Business Days after demand therefor.

(f)	Survival. The agreements in this Section and the indemnity provisions of
Section 10.02(e) shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05	Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06	Successors and Assigns.

(a)	Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)	Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)	Minimum Amounts.

(A)	in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments and the Loans at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in subsection (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)	in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitments (which for this purpose includes Loans outstanding thereunder) or, if the Commitments is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default then exists, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)	Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitments assigned;

(iii)	Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)	the consent of the Borrower (such consent not to be
unreasonably withheld) shall be required unless (1) an Event of Default exists at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; and

(B)	the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of
(1) any Commitment if such assignment is to a Person that is not a Lender with a Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) any Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund.

(iv)	Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)	No Assignment to Certain Persons. No such assignment shall be made
(A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person).

(vi)	Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Laws without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection
(c)    of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)	Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)	Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitments and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Section 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section
3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.10 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)	Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

10.07	Treatment of Certain Information; Confidentiality. Each of the Administrative Agent
and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, its auditors and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners),

(c)	to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process,
(d)to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.11(c) or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower or (i) to the extent such Information
(x)becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. In addition, from and after the Closing Date, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this

Agreement to market data collectors for league table credit or other similar use, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of written information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with Applicable Laws, including United States Federal and state securities laws.

10.08	Right of Setoff. If an Event of Default exists, each Lender and each of their respective
Affiliates is hereby authorized at any time and from time to time, after written notice to the Administrative Agent, to the fullest extent permitted by Applicable Laws, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.12 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09	Interest Rate Limitation. Notwithstanding anything to the contrary contained in any
Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Laws (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by Applicable Laws, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10	Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

10.11	Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

10.12	Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and
(b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.13	Replacement of Lenders. If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)	the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.06(b);

(b)	such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)	in the case of any such assignment resulting from a claim for compensation under
Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d)	such assignment does not conflict with Applicable Laws; and

(e)	in the case of an assignment resulting from a Lender becoming a Non-Consenting
Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

10.14	Governing Law; Jurisdiction; Etc.

(a)	GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY,
AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

(b)	SUBMISSION TO JURISDICTION. THE BORROWER AND EACH
OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH COURTS. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE LAWS. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)	WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN
PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAWS, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAWS, THE DEFENSE OF

AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)	SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY
CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAWS.

10.15	Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY
WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAWS, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16	No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i)(A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arranger and the Lenders, are arm’s-length commercial transactions between the Borrower , each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent, the Arranger and the Lenders, on the other hand, (B) each of the Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii)(A) the Administrative Agent, the Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, the Arranger nor any Lender has any obligation to the Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arranger and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent, the Arranger nor any Lender has any obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by Applicable Laws, each of the Borrower and the other Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent, the Arranger and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.17	Electronic Execution of Assignments and Certain Other Documents. The words
“execution,” “signed,” “signature” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation

Assignment and Assumptions, amendments or other modifications, Committed Loan Notices, waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, and the Administrative Agent or any Lender may store the electronic image of this Agreement and the Loan Documents in its electronic form and then destroy the paper original as part of such Person’s normal business practices, with the electronic image deemed to be an original to the extent and as provided for in any Applicable Laws, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

10.18	USA PATRIOT Act. Each Lender that is subject to the PATRIOT Act and the
Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the PATRIOT Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation.

10.19	Entire Agreement. THIS AGREEMENT AND THE OTHER LOAN
DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

10.20	Restatement of Original Credit Agreement. The parties hereto agree that as of the
Closing Date: (a) the Obligations hereunder represent the amendment, restatement, extension, and consolidation of the “Obligations” under the Original Credit Agreement; (b) this Agreement amends, restates, supersedes, and replaces the Original Credit Agreement in its entirety; and (c) any Guaranty executed pursuant to this Agreement amends, restates, supersedes, and replaces the “Guaranty” executed pursuant to the Original Credit Agreement. On the Closing Date, (i) the commitment of any “Lender” under the Original Credit Agreement that is not continuing as a Lender hereunder shall terminate and (ii) the Administrative Agent shall reallocate the Commitments hereunder to reflect the terms hereof.

10.21	ERISA. Each Lender as of the Closing Date represents and warrants as of the Closing
Date to the Administrative Agent and the Arranger and their respective Affiliates, and not, for the avoidance of doubt, for the benefit of the Borrower or any other Loan Party, that such Lender is not and will not be (a) an employee benefit plan subject to Title I of ERISA, (b) a plan or account subject to Section 4975 of the Code, (c) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code or (d) a “governmental plan” within the meaning of ERISA.

10.22	Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions.
Solely to the extent any Lender that is an ~~EEA~~Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an ~~EEA~~Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of ~~an EEA~~the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)	the application of any Write-Down and Conversion Powers by ~~an EEA~~the
applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an ~~EEA~~Affected Financial Institution; and

(b)	the effects of any Bail-In Action on any such liability, including, if applicable:

(i)	a reduction in full or in part or cancellation of any such liability;

(ii)	a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)	the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of ~~any EEA~~the applicable Resolution Authority.

10.23	Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan
Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)	In the event a Covered Entity that is party to a Supported QFC (each, a “Covered
Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)	As used in this Section 10.23, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

11.	GUARANTY

11.01	The Guaranty.

(a)	Each of the Guarantors hereby jointly and severally guarantees to the
Administrative Agent and each of the holders of the Obligations, as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations (the “Guaranteed Obligations”) in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Guaranteed Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

(b)	Notwithstanding any provision to the contrary contained herein, in any other of the Loan Documents or other documents relating to the Obligations, the obligations of each Guarantor under this Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state law.

11.02	Obligations Unconditional. The obligations of the Guarantors under Section 11.01 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or other documents relating to the Obligations, or any substitution, compromise, release, impairment or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by Applicable Laws, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 11.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Section 11 until such time as the Obligations have been irrevocably paid in full and the commitments relating thereto have expired or been terminated. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by Applicable Laws, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

(a)	at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(b)	any of the acts mentioned in any of the provisions of any of the Loan Documents, or other documents relating to the Guaranteed Obligations or any other agreement or instrument referred to therein shall be done or omitted;

(c)	the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents or other documents relating to the Guaranteed Obligations, or any other agreement or instrument referred to therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(d)	any Lien granted to, or in favor of, the Administrative Agent or any of the holders of the Guaranteed Obligations as security for any of the Guaranteed Obligations shall fail to attach or be perfected; or

(e)	any of the Guaranteed Obligations shall be determined to be void or voidable
(including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest notice of acceptance of the guaranty given hereby and of Borrowings that may constitute obligations guaranteed hereby, notices of amendments, waivers and supplements to the Loan Documents and other documents relating to the Guaranteed Obligations, or the compromise, release or exchange of collateral or security, and all notices whatsoever, and any requirement that the Administrative Agent or any holder of the Guaranteed Obligations exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents or any other documents relating to the Guaranteed Obligations or any other agreement or instrument referred to therein, or against any other Person under any other guarantee of, or security for, any of the Obligations.

11.03	Reinstatement. Neither the Guarantors’ obligations hereunder nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Borrower, by reason of the Borrower’s bankruptcy or insolvency or by reason of the invalidity or unenforceability of all or any portion of the Guaranteed Obligations. The obligations of the Guarantors under this Section 11 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings pursuant to any Debtor Relief Law or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each holder of Guaranteed Obligations on demand for all reasonable out-of-pocket costs and expenses (including all reasonable fees, expenses and disbursements of any law firm or other outside counsel incurred by the Administrative Agent) incurred by the Administrative Agent or such holder of Guaranteed Obligations in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any Debtor Relief Law.

11.04	Certain Waivers. Each Guarantor acknowledges and agrees that (a) the guaranty given hereby may be enforced without the necessity of resorting to or otherwise exhausting remedies in respect of any other security or collateral interests, and without the necessity at any time of having to take recourse against the Borrower hereunder or against any collateral securing the Guaranteed Obligations or otherwise, (b) it will not assert any right to require the action first be taken against the Borrower or any other Person (including any co-guarantor) or pursuit of any other remedy or enforcement any other right and (c) nothing contained herein shall prevent or limit action being taken against the Borrower hereunder, under the other Loan Documents or the other documents and agreements relating to the Guaranteed Obligations or from foreclosing on any security or collateral interests relating hereto or thereto, or from exercising any other rights or remedies available in respect thereof, if neither the Borrower nor the Guarantors shall timely perform their obligations, and the exercise of any such rights and completion of any such foreclosure proceedings shall not constitute a discharge of the Guarantors’ obligations hereunder unless as a result thereof, the Guaranteed Obligations shall have been paid in full and the commitments relating thereto shall have expired or been terminated, it being the purpose and intent that the Guarantors’ obligations hereunder be absolute, irrevocable, independent and unconditional under all circumstances.

11.05	Remedies. The Guarantors agree that, to the fullest extent permitted by Applicable
Laws, as between the Guarantors, on the one hand, and the Administrative Agent and the holders of the Guaranteed Obligations, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in Section 8.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.02) for purposes of Section 11.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Guaranteed Obligations being deemed to have become automatically due and payable), the Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 11.01.

11.06	Rights of Contribution. The Guarantors hereby agree as among themselves that, in connection with payments made hereunder, each Guarantor shall have a right of contribution from each other Guarantor in accordance with Applicable Laws. Such contribution rights shall be subordinate and subject in right of payment to the Guaranteed Obligations until such time as the Guaranteed Obligations have been irrevocably paid in full and the commitments relating thereto shall have expired or been terminated, and none of the Guarantors shall exercise any such contribution rights until the Guaranteed Obligations have been irrevocably paid in full and the commitments relating thereto shall have expired or been terminated.

11.07	Guaranty of Payment; Continuing Guaranty. The guarantee in this Section 11 is a guaranty of payment and performance, and not merely of collection, and is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

11.08	Keepwell. At the time the Guaranteed Obligations of any Specified Loan Party become effective with respect to any Swap Obligation, each Loan Party that is a Qualified ECP Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under this Agreement and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Qualified ECP Guarantor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

11.09	Subordination. If the Borrower or any other Loan Party is now or hereafter becomes indebted to one or more Guarantors including with respect to any Permitted Intercompany Mortgage (such indebtedness and all interest thereon and other obligations with respect thereto being referred to as “Affiliated Debt”), then such Affiliated Debt shall be subordinate in all respects to the full payment and performance of the Obligations, and no Guarantor shall be entitled to enforce or receive payment with respect to any Affiliated Debt until such time as the Obligations have been irrevocably paid in full and the commitments relating thereto have expired or been terminated; provided that, so long as no Event of Default has occurred and is continuing, a Guarantor may receive payments with respect to any Affiliated Debt including the payment in full of same. Each Guarantor agrees that any Liens, mortgages, deeds of trust, security interests, judgment liens, charges or other encumbrances upon the Borrower’s or any other Loan Party’s assets securing the payment of the Affiliated Debt shall be and remain subordinate and inferior to any Liens, security interests, judgment liens, charges or other encumbrances upon the Borrower’s or any other Loan Party’s assets securing the payment and performance of the Obligations. If an Event of Default exists, then, without the prior written consent of the Administrative Agent, no Guarantor shall exercise or enforce any creditor’s rights of any nature against the Borrower or any other Loan Party to collect the Affiliated Debt (other than demand payment therefor) or enforce any such Liens, security interests, judgment liens, charges or other encumbrances. In the event of the receivership, bankruptcy, reorganization, arrangement, debtor’s relief or other insolvency proceedings involving the Borrower or any applicable Loan Party as a debtor, the Administrative Agent has the right and authority, either in its own name or as attorney-in-fact for any applicable Guarantor, to file such proof of debt, claim, petition or other documents and to take such other steps as are necessary to prove its rights hereunder and receive directly from the receiver, trustee or other court custodian, payments, distributions or other dividends which would otherwise be payable upon the Affiliated Debt. Each Guarantor hereby assigns such payments, distributions and dividends to the Administrative Agent, and irrevocably appoints the Administrative Agent as its true and lawful attorney-in-fact (which appointment is coupled with an interest) with authority to make and file in the name of such Guarantor any proof of debt, amendment of proof of debt, claim, petition or other document in such proceedings and to receive payment of any sums becoming distributable on account of the Affiliated Debt, and to execute such other documents and to give acquittances therefor and to do and perform all such other acts and things for and on behalf of such Guarantor as may be reasonably necessary in the opinion of the Administrative Agent in order to have the Affiliated Debt allowed in any such proceeding and to receive payments, distributions or dividends of or on account of the Affiliated Debt.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURE PAGES FOLLOW.

SCHEDULE 2.01

COMMITMENTS
AND APPLICABLE PERCENTAGES

Lender    Commitment    Applicable Percentage

U.S. Bank National Association	$35,000,000	53.846153850%
PNC Bank, National Association	$15,000,000	23.076923080%
Regions Bank	$15,000,000	23.076923080%
Total	$65,000,000	100.000000000%

SCHEDULE 5.05

SUPPLEMENT TO INTERIM FINANCIAL STATEMENTS

None.

SCHEDULE 5.06

LITIGATION

None.

SCHEDULE 5.08(b)

EXISTING LIENS

None.

SCHEDULE 5.08(c)

EXISTING INVESTMENTS

1.	Pebblebrook Hotel Trust owns 99.66% of the limited partnership interest of Pebblebrook Hotel, L.P.

2.	Pebblebrook Hotel, L.P. owns 98% of the common stock of Pebblebrook Hotel Lessee, Inc.

3.	DC Hotel Trust owns 1% of the common stock of Pebblebrook Hotel Lessee, Inc.

4.	Pebblebrook Hotel, L.P. owns 100% of the common shares of DC Hotel Trust

5.	Portland Hotel Trust owns 1% of the common stock of Pebblebrook Hotel Lessee, Inc.

6.	Pebblebrook Hotel, L.P. owns 100% of the common shares of Portland Hotel Trust

7.	Pebblebrook Hotel, L.P. owns 100% of the membership interests of Tar Heel Borrower LLC

8.	Tar Heel Borrower LLC owns 100% of the membership interests of Tar Heel Owner LLC

9.	Pebblebrook Hotel Lessee, Inc. owns 100% of the membership interests of Tar Heel Lessee LLC

10.	Pebblebrook Hotel, L.P. owns 100% of the membership interests of Gator Owner LLC

11.	Pebblebrook Hotel Lessee, Inc. owns 100% of the membership interests of Gator Lessee LLC

12.	Pebblebrook Hotel, L.P. owns 100% of the membership interests of Orangemen Owner LLC

13.	Pebblebrook Hotel Lessee, Inc. owns 100% of the membership interests of Orangemen Lessee LLC

14.	DC Hotel Trust owns 100% of the membership interests of Jayhawk Owner LLC

15.	Pebblebrook Hotel Lessee, Inc. owns 100% of the membership interests of Jayhawk Lessee LLC

16.	Jayhawk Lessee LLC owns 100% of the membership interests of DH Restaurant DC LLC

17.	Pebblebrook Hotel, L.P. owns 100% of the membership interests of Huskies Owner LLC

18.	Pebblebrook Hotel Lessee, Inc. owns 100% of the membership interests of Huskies Lessee LLC

19.	Pebblebrook Hotel, L.P. owns 100% of the membership interests of Terrapins Owner LLC

20.	Terrapins Owner LLC owns 100% of the membership interests in Skamania Lodge Furnishings LLC

21.	Pebblebrook Hotel Lessee, Inc. owns 100% of the membership interests of Terrapins Lessee LLC

22.	Pebblebrook Hotel, L.P. owns 100% of the membership interests of Blue Devils Owner LLC

23.	Pebblebrook Hotel Lessee, Inc. owns 100% of the membership interests of Blue Devils Lessee LLC

24.	Pebblebrook Hotel, L.P. owns 100% of the membership interests of Spartans Owner LLC

25.	Spartans Owner LLC owns 11% of the membership interests of South 17th Street OwnerCo Mezzanine, L.P.

26.	Spartans Owner LLC owns a 0.1% general partnership interests of South 17th Street OwnerCo, L.P.

27.	South 17th Street OwnerCo Mezzanine, L.P. owns 99.9% of the limited partnership interests of South 17th Street OwnerCo, L.P.

28.	Pebblebrook Hotel, L.P. owns 89% of the membership interests of South 17th Street OwnerCo Mezzanine, L.P.

29.	Pebblebrook Hotel Lessee, Inc. owns 100% of the membership interests of Spartans Lessee LLC

30.	Spartans Lessee LLC owns 100% of the membership interests of South 17th Street LeaseCo Mezzanine, LLC

31.	South 17th Street LeaseCo Mezzanine LLC owns 100% of the membership interests of South 17th Street LeaseCo, LP

32.	Pebblebrook Hotel, L.P. owns 100% of the membership interests of Wildcats Owner LLC

33.	Pebblebrook Hotel Lessee, Inc. owns 100% of the membership interests of Wildcats Lessee LLC

34.	Pebblebrook Hotel, L.P. owns 100% of the membership interests of Bruins Owner LLC

35.	Pebblebrook Hotel Lessee, Inc. owns 100% of the membership interests of Bruins Lessee LLC

36.	Pebblebrook Hotel, L.P. owns 100% of the membership interests of Razorbacks Owner LLC

37.	Pebblebrook Hotel Lessee, Inc. owns 100% of the membership interests of Razorbacks Lessee LLC

38.	Pebblebrook Hotel, L.P. owns 100% of the membership interests of Running Rebels Owner LLC

39.	Pebblebrook Hotel Lessee, Inc. owns 100% of the membership interests of Running Rebels Lessee LLC

40.	Pebblebrook Hotel, L.P. owns 100% of the membership interests of Wolverines Owner LLC

41.	Pebblebrook Hotel Lessee, Inc. owns 100% of the membership interests of Wolverines Lessee LLC

42.	Wolverines Lessee LLC owns 50% of the membership interests in Sunset Restaurant LLC

43.	Mondrian Pledgor LLC owns 50% of the membership interests in Sunset Restaurant LLC

44.	Wolverines Lessee LLC owns 100% of the membership interests in Mondrian Pledgor LLC

45.	Sunset Restaurant LLC Owns 0.01% of the membership interests in 8440 LLC

46.	Mondrian Pledgor LLC owns 99.99% of the membership interests in 8440 LLC

47.	Wolverines Lessee LLC owns 50% of the membership interests in Sunset Restaurant LLC

48.	Mondrian Pledgor LLC owns 50% of the membership interests in Sunset Restaurant LLC

49.	Wolverines Lessee LLC owns 100% of the membership interests in Mondrian Pledgor LLC

50.	Sunset Restaurant LLC Owns 0.01% of the membership interests in 8440 LLC

51.	Mondrian Pledgor LLC owns 99.99% of the membership interests in 8440 LLC

52.	Pebblebrook Hotel, L.P. owns 100% of the membership interests of Hoosiers Owner LLC

53.	Pebblebrook Hotel Lessee, Inc. owns 100% of the membership interests of Hoosiers Lessee LLC

54.	Pebblebrook Hotel, L.P. owns 100% of the membership interests of Cardinals Owner LLC

55.	Cardinals Owner LLC owns 100% of the membership interests in 371 Seventh Avenue Co., LLC

56.	Cardinals Owner LLC owns 100% of the membership interests in 150 East 34th Street Co., LLC

57.	Pebblebrook Hotel Lessee, Inc. owns 100% of the membership interests of Cardinals Lessee LLC

58.	Cardinals Lessee LLC owns 100% of the membership interests in 371 Seventh Avenue Co., Lessee LLC

59.	Cardinals Lessee LLC owns 100% of the membership interests in 150 East 34th Street Co., Lessee LLC

60.	Pebblebrook Hotel, L.P. owns 100% of the membership interests of Hoyas Owner LLC

61.	Pebblebrook Hotel Lessee, Inc. owns 100% of the membership interests of Hoyas Lessee LLC

62.	Pebblebrook Hotel, L.P. owns 100% of the membership interests of Wolfpack Owner LLC

63.	Pebblebrook Hotel Lessee, Inc. owns 100% of the membership interests of Wolfpack Lessee LLC

64.	Portland Hotel Trust owns 100% of the membership interests of Golden Eagles Owner LLC

65.	Pebblebrook Hotel Lessee, Inc. owns 100% of the membership interests of Golden Eagles Lessee LLC

66.	Pebblebrook Hotel, L.P. owns 100% of the membership interests of Miners Owner LLC

67.	Pebblebrook Hotel, L.P. owns 99% of the limited partnership interests of Miners Hotel Owner LP

68.	Miners Owner LLC owns 1% of the general partnership interests of Miners Hotel Owner LP

69.	Pebblebrook Hotel Lessee, Inc. owns 100% of the membership interests of Miners Lessee LLC

70.	Pebblebrook Hotel, L.P. owns 100% of the membership interests of Ramblers Owner LLC

71.	Pebblebrook Hotel, L.P. owns 99% of the limited partnership interests of Ramblers Hotel Owner LP

72.	Ramblers Owner LLC owns 1% of the general partnership interests of Ramblers Hotel Owner LP

73.	Pebblebrook Hotel Lessee, Inc. owns 100% of the membership interests of Ramblers Lessee LLC

74.	Pebblebrook Hotel, L.P. owns 100% of the membership interests of Bearcats Owner LLC

75.	Pebblebrook Hotel, L.P. owns 99% of the limited partnership interests of Bearcats Hotel Owner LP

76.	Bearcats Owner LLC owns 1% of the general partnership interests of Bearcats Hotel Owner LP

77.	Pebblebrook Hotel Lessee, Inc. owns 100% of the membership interests of Bearcats Lessee LLC

78.	Pebblebrook Hotel, L.P. owns 100% of the membership interests of Buckeyes Owner LLC

79.	Pebblebrook Hotel, L.P. owns 99% of the limited partnership interests of Buckeyes Hotel Owner LP

80.	Buckeyes Owner LLC owns 1% of the general partnership interests of Buckeyes Hotel Owner LP

81.	Pebblebrook Hotel Lessee, Inc. owns 100% of the membership interests of Buckeyes Lessee LLC

82.	Portland Hotel Trust owns 100% of the membership interests of Golden Bears Owner LLC

83.	Pebblebrook Hotel Lessee, Inc. owns 100% of the membership interests of Golden Bears Lessee LLC

84.	Pebblebrook Hotel, L.P. owns 100% of the membership interests of Dons Owner LLC

85.	Pebblebrook Hotel, L.P. owns 99% of the limited partnership interests of Dons Hotel Owner LP

86.	Dons Owner LLC owns 1% of the general partnership interests of Dons Hotel Owner LP

87.	Pebblebrook Hotel Lessee, Inc. owns 100% of the membership interests of Dons Lessee LLC

88.	Pebblebrook Hotel, L.P. owns 100% of the membership interests of Crusaders Owner LLC

89.	Pebblebrook Hotel, L.P. owns 99% of the limited partnership interests of Crusaders Hotel Owner LP

90.	Crusaders Owner LLC owns 1% of the general partnership interests of Crusaders Hotel Owner LP

91.	Pebblebrook Hotel Lessee, Inc. owns 100% of the membership interests of Crusaders Lessee LLC

92.	Portland Hotel Trust owns 100% of the membership interests of Beavers Owner LLC

93.	Pebblebrook Hotel Lessee, Inc. owns 100% of the membership interests of Beavers Lessee LLC

94.	Pebblebrook Hotel, L.P. owns 99.99% of the membership interests of Flatts Owner LLC

95.	Pebblebrook Hotel Lessee, Inc. owns 0.01% of the membership interests of Flatts Owner LLC

96.	Pebblebrook Hotel Lessee, Inc. owns 100% of the membership interests of Flatts Lessee LLC

97.	Pebblebrook Hotel, L.P. owns 100% of the membership interests of Menudo Owner LLC

98.	Pebblebrook Hotel Lessee, Inc. owns 100% of the membership interests of Menudo Lessee LLC

99.	Pebblebrook Hotel, L.P. owns 100% of the membership interests of RHCP Owner LLC

100.	Pebblebrook Hotel, L.P. owns 99% of the limited partnership interests of RHCP Hotel Owner LP

101.	RHCP Owner LLC owns 1% of the general partnership interests of RHCP Hotel Owner LP

102.	Pebblebrook Hotel Lessee, Inc. owns 100% of the membership interests of RHCP Lessee LLC

103.	Pebblebrook Hotel, L.P. owns 100% of the membership interests of NKOTB Owner LLC

104.	Pebblebrook Hotel Lessee, Inc. owns 100% of the membership interests of NKOTB Lessee LLC

105.	Pebblebrook Hotel, L.P. owns 100% of the membership interests of Hazel Owner LLC

106.	Pebblebrook Hotel Lessee, Inc. owns 100% of the membership interests of Hazel Lessee LLC

107.	Pebblebrook Hotel, L.P. owns 100% of the membership interests of Creedence Owner LLC

108.	Pebblebrook Hotel, L.P. owns 99% of the limited partnership interests of Creedence Hotel Owner LP

109.	Creedence Owner LLC owns 1% of the general partnership interests of Creedence Hotel Owner LP

110.	Pebblebrook Hotel Lessee, Inc. owns 100% of the membership interests of Creedence Lessee LLC

SCHEDULE 5.09

ENVIRONMENTAL MATTERS

None.

SCHEDULE 5.10

INSURANCE

PEB GL Insurance Program Schedule Summary of Major Limits:
Insurer: Liberty Mutual Insurance Company (GL, Auto, Liquor), Liberty Mutual Insurance Company (Primary $25M of Umbrella), XL Catlin (Umbrella $25M xs $25M), and Fireman’s Fund Insurance Company (Umbrella $50M xs $50M)

Umbrella:

$100,000,000    Umbrella Liability – Made –up as follows:

$25,000,000    Umbrella Liability (Each Occurrence)
$25,000,000    Excess of $25M primary umbrella (Each Occurrence)
$50,000,000    Excess of $50M (Each Occurrence) General Liability:
$1,000,000    General Liability (Each Occurrence)
$1,000,000    Damages to Rented Premises (Each Occurrence)
$1,000,000    Personal & Adv. Injury

$2,000,000    General Aggregate
$2,000,000    Products – Comp/Op. Agg.

Other:
$1,000,000    Automobile Liability (Single Limit)
$1,000,000    Liquor Liability
$1,000,000    Employee Benefits Liability

Schedule of Deductibles:

$50,000    Each Occurrence

Renewal Date: 9/1/2018

Property	In PEB
Program
Sir Francis Drake	Y	Property, GL, and Umbrella
InterContinental Buckhead	Y	Property, GL, and Umbrella
Grand Hotel Minneapolis	Y	Property, GL, and Umbrella
Hotel Monaco Washington DC	Y	Property, GL, and Umbrella
Skamania Lodge	Y	Property, GL, and Umbrella
Le Méridien Delfina	Y	Property, GL, and Umbrella
Sofitel Philadelphia	Y	Property, GL, and Umbrella
Argonaut Hotel	Y	Property, GL, and Umbrella
Westin Gaslamp	Y	Property, GL, and Umbrella
Hotel Monaco Seattle	Y	Property, GL, and Umbrella
Mondrian Los Angeles	Y	Property, GL, and Umbrella
W Boston	Y	Property, GL, and Umbrella
Hotel Zetta	Y	Property, GL, and Umbrella
Hotel Vintage Seattle	Y	Property, GL, and Umbrella
Hotel Vintage Portland	Y	Property, GL, and Umbrella
W Los Angeles-West Beverly Hills	Y	Property, GL, and Umbrella
Hotel Zelos San Francisco	Y	Property, GL, and Umbrella
Embassy Suites San Diego	Y	Property, GL, and Umbrella
Hotel Modera	Y	Property, GL, and Umbrella
Hotel Zephyr Fisherman’s Wharf	Y	Property, GL, and Umbrella
Hotel Zeppelin San Francisco	Y	Property, GL, and Umbrella
The Nines Hotel	Y	Property, GL, and Umbrella
Hotel Colonnade Coral Gables	Y	Property, GL and Umbrella
Hotel Palomar Los Angeles Beverly Hills	Y	Property, GL and Umbrella

Property	In PEB
Revere Hotel Boston Common	Program Y	Property, GL and Umbrella
LaPlaya Beach Resort & Club	Y	Property, GL and Umbrella
Hotel Zoe San Francisco	Y	Property, GL and Umbrella
Union Station Nashville	Y	Property, GL and Umbrella
Property Insurance Limits Summary	28 Properties

The following is a summary of the Ground up Property Program Limits and Sublimits in the Pebblebrook Hotel Trust property program to be effective 6/1/2017 to 6/1/2018. The chart that follows outlines the Insurance Carriers and their participation in the program:
All sublimits are per Occurrence unless otherwise stated. When a sublimit is stated as applying in the ‘annual aggregate’, the maximum the Company shall pay under any circumstances for such matter will not exceed the stated aggregate limit during any policy year.
$250,000,000 All Other Perils except as follows:

$250,000,000 per Occurrence and in the annual aggregate as respects Terrorism
$100,000,000 per occurrence and in the annual aggregate as respects the peril of Flood, except;
$ 50,000,000 per occurrence and in the annual aggregate as respects the peril of Flood in FEMA designated zones A/V
$100,000,000 per occurrence and in the annual aggregate as respects the peril of Earthquake, except;
$100,000,000 per occurrence and in the annual aggregate as respects the peril of Earthquake in the state of California
$ 50,000,000 per occurrence as respects Contingent Business Interruption/Contingent Extra Expense – Direct
Not Covered per occurrence as respects Contingent Business Interruption/Contingent Extra Expense – Indirect
$ 25,000,000 per occurrence and in the annual aggregate as respects Decontamination Expense
$100,000,000 per occurrence as respects Errors and Omissions
$ 50,000,000 per occurrence as respects Expediting Expense 365 days Period of Restoration
$ 50,000,000 per occurrence as respects Extra Expense
$ 25,000,000 per occurrence as respects Fine Arts Not to exceed
60 days Ingress/Egress Not to exceed
60 days Civil or Military Authority
$ 50,000,000 per occurrence as respects Newly Constructed or Acquired Locations (90 day reporting provision) As respects Newly Constructed Property, coverage applies at existing locations. No coverage is provided for ground-up construction or Greenfield projects.

$ 50,000,000 per occurrence as respects Off-Premises Services Interruption (Property Damage and Time Element Combined)
$ 25,000,000 per occurrence as respects Loss Adjustment Expenses
$ 25,000,000 per occurrence as respects Miscellaneous Unscheduled Locations
$ 25,000,000 per occurrence as respects Transit
$ 500,000 per occurrence as respects Ensuing Damage From Mold Clean-up
$ 1,000,000 per occurrence as respects Soft Costs
$ 500,000 per occurrence as respects Accounts Receivable
$ 500,000 per occurrence as respects Valuable Papers
$ 500,000 per occurrence as respects Trees, Plants & Shrubs, subject to a maximum of $10,000 per item
$ 100,000 per occurrence and in the annual aggregate occurrence and in the annual aggregate as respects Pollution Clean-Up and Removal.
$250,000 per occurrence as respects guest relocation expense
$500,000 per occurrence as respects loss of attraction

$25,000 deductible per Occurrence All Other Perils except as follows:

Named Windstorm in Tier One Counties (See Tier 1 County Table): 5% per Unit of Insurance subject to a $100,000 minimum per Occurrence

Flood: $25,000 per Occurrence Except

•	Locations situated within a Designated 100 Year Flood Zone: Maximum limits available from the National Flood Insurance Program (NFIP) whether purchased or not. A
$100,000 Deductible shall apply to Business Interruption.

•	Named Windstorm Flood in Tier One Counties: 5% per Unit of Insurance subject to a
$1,000,000 Minimum per Occurrence

Earthquake: $25,000 per Occurrence Except

•	California Earthquake: 15% per Unit of Insurance subject to a $250,000 Minimum per Occurrence

•	Pacific Northwest Counties Earthquake: 2% per Unit of Insurance subject to a $100,000 Minimum per Occurrence

Waiting Periods: 24 Hours for Service Interruption

In the application of the Deductibles above, each of the following shall be considered a separate Unit of Insurance:

i)	Each separate building or structure

ii)	Contents in each separate building or structure

iii)	Property in the yard of each separate building or structure

iv)	Annual Business Interruption value applying to each separate building or structure

TIER 1 Counties:

State	Tier I Counties
Alabama	Baldwin, Mobile
Florida	Entire State
Georgia	Bryan, Camden, Chatham, Glynn, Liberty, McIntosh
Hawaii	Entire state
Louisiana	Cameron, Iberia, Jefferson, Lafourche, Orleans, Plaquemines, St. Mary, St. Tammany, Terrebonne, Vermilion
Mississippi	Hancock, Harrison, Jackson
North Carolina	Beaufort, Brunswick, Carteret, Craven, Dare, Hyde, New Hanover, Onslow, Pamlico, Pender
South Carolina	Beaufort, Berkley, Charleston, Colleton, Georgetown, Horry, Jasper
Texas	Aransas, Brazoria, Calhoun, Cameron, Chambers, Galveston, Harris (entire County), Jackson, Jefferson, Kenedy, Kleberg, Nueces, Orange, Refugio, San Patricio, Victoria, Willacy
Virginia
Accomack, Northampton, Virginia Beach City, Chesapeake, Gloucester, Hampton City, Lancaster, Mathews, Middlesex, Newport News, Norfolk City, Northumberland, Poquoson City, Portsmouth city, Suffolk City, York

Pacific Northwest Counties:

•	Washington: Callum, Jefferson, King, Kitsap, Mason Pierce, San Juan, Skagit, Snohomish, Thurston and Watcom counties.

•	Oregon: Clatsop, Columbia, Tillamook, Washington, Pol, Clackamas, Marion, Hood River, Multnomah and Yamhill counties.

Property Insurer Rating Summary

PROPOSED INSURANCE COMPANIES	A.M. BEST'S RATING
Allied World Assurance Co (U.S.) Inc.	A XV
Arch Specialty Insurance Company	A+ XV
AXIS Surplus Insurance Company	A+ XV
Colony Insurance Company	A XII
Endurance American Specialty Ins Co	A+ XV
Everest Indemnity Insurance Company	A+ XV
General Security Indemnity Co of Arizona	A XV
Hiscox Insurance Company Inc.	A XI
Homeland Insurance Company of New York	A X
International Insurance Company of Hannover SE	A+ XV
Interstate Fire & Casualty Company	A+ XV
National Fire & Marine Insurance Co	A++ XV
RSUI Indemnity Company	A+ XIV
Underwriters at Lloyd's London	A XV
Underwriters at Lloyd's London (KY)	A XV
Underwriters at Lloyd's London	A XV
United Specialty Insurance Company	A IX
Westchester Surplus Lines Insurance Co	A++ XV
Westport Insurance Corporation	A+ XV

SCHEDULE 5.12(d)

PENSION PLANS

None.

SCHEDULE 5.13(a)

CAPITAL AND OWNERSHIP STRUCTURE OF BORROWER AND SUBSIDIARIES

Loan Party/Subsidiary	Capital/Ownership Structure	Percentage Owned by Holder(s)
Pebblebrook Hotel, L.P.	Pebblebrook Hotel Trust Jon E. Bortz Raymond D. Martz Thomas C. Fisher	99.66% limited partnership interest .16% limited partnership interest .09% limited partnership interest .10% limited partnership interest
Pebblebrook Hotel Lessee, Inc.	Pebblebrook Hotel, L.P.	98% common stock
Pebblebrook Hotel Lessee, Inc.	~~DC Hotel Trust~~ Glass Houses	1% common stock
DC Hotel Trust	~~Pebblebrook Hotel, L.P.~~	~~100% common shares~~

Pebblebrook Hotel Lessee, Inc.	Portland Hotel Trust	1% common stock
Portland Hotel Trust	Pebblebrook Hotel, L.P.	100% common shares 500 preferred shares
Tar Heel Borrower LLC	~~Tar Heel Owner LLC~~	~~100%~~

Tar Heel Owner LLC	~~Pebblebrook Hotel, L.P.~~	~~100%~~

Tar Heel Lessee LLC	~~Pebblebrook Hotel Lessee, Inc.~~	~~100%~~

Gator Owner LLC	Pebblebrook Hotel, L.P.	100%
Gator Lessee LLC	Pebblebrook Hotel Lessee, Inc.	100%
Orangemen Owner LLC	Pebblebrook Hotel, L.P.	100%
Orangemen Lessee LLC	Pebblebrook Hotel Lessee, Inc.	100%
Jayhawk Owner LLC	~~DC Hotel Trust~~Glass Houses	100%
Jayhawk Lessee LLC	~~Pebblebrook Hotel~~LaSalle	100%

Loan Party/Subsidiary	Capital/Ownership Structure	Percentage Owned by Holder(s)
	Washington One Lessee, Inc.
DH Restaurant DC LLC	Jayhawk Lessee LLC	100%
Huskies Owner LLC	Pebblebrook Hotel, L.P.	100%
Huskies Lessee LLC	Pebblebrook Hotel Lessee, Inc.	100%
Terrapins Owner LLC	Pebblebrook Hotel, L.P.	100%
Skamania Lodge Furnishings, LLC	Terrapins Owner LLC	100%
Terrapins Lessee LLC	Pebblebrook Hotel Lessee, Inc.	100%
Blue Devils Lessee LLC	Pebblebrook Hotel Lessee, Inc.	100%
Blue Devils Owner LLC	Pebblebrook Hotel, L.P.	100%
South 17th Street OwnerCo Mezzanine, L.P.	Spartans Owner LLC	11%
South 17th Street OwnerCo, LP	Spartans Owner LLC	0.1%
South 17th Street OwnerCo, LP	South 17th Street OwnerCo Mezzanine, LP	99.9%
South 17th Street OwnerCo Mezzanine, L.P.	Pebblebrook Hotel, L.P.	89%
South 17th Street LeaseCo Mezzanine, ~~LP~~LLC	Spartans Lessee LLC	100%
South 17th Street LeaseCo, LPLLC	South 17th Street LeaseCo Mezzanine, ~~LP~~LLC	100%

Spartans Owner LLC	Pebblebrook Hotel, L.P.	100%
Spartans Lessee LLC	Pebblebrook Hotel Lessee, Inc.	100%
Wildcats Owner LLC	Pebblebrook Hotel, L.P.	100%
Wildcats Lessee LLC	Pebblebrook Hotel Lessee, Inc.	100%
Bruins Lessee LLC	Pebblebrook Hotel Lessee, Inc.	100%

Loan Party/Subsidiary	Capital/Ownership Structure	Percentage Owned by Holder(s)
Bruins Owner LLC	Pebblebrook Hotel, L.P.	100%
Bruins Hotel Owner LP	Bruins Owner LLC	0.1%

Bruins Hotel Owner LP	Pebblebrook Hotel, L.P.	99.9%

Razorbacks Lessee LLC	Pebblebrook Hotel Lessee, Inc.	100%
Razorbacks Owner LLC	Pebblebrook Hotel, L.P.	100%
Running Rebels Lessee LLC	Pebblebrook Hotel Lessee, Inc.	100%
Running Rebels Owner LLC	Pebblebrook Hotel, L.P.	100%
Wolverines Lessee LLC	Pebblebrook Hotel Lessee, Inc.	100%
Wolverines Owner LLC	Pebblebrook Hotel, L.P.	100%
Sunset Restaurant LLC	Wolverines Lessee LLC	50%
Sunset Restaurant LLC	Mondrian Pledgor LLC	50%
Mondrian Pledgor LLC	Wolverines Lessee LLC	100%
8440 LLC	Sunset Restaurant LLC	0.01%
8440 LLC	Mondrian Pledgor LLC	99.99%
Hoosiers Lessee LLC	~~Pebblebrook Hotel Lessee, Inc.~~	~~100%~~

Hoosiers Owner LLC	~~Pebblebrook Hotel, L.P.~~	~~100%~~

Cardinals Owner LLC	Pebblebrook Hotel, L.P.	100%
371 Seventh Avenue Co., LLC	Cardinals Owner LLC	100%
150 East 34th Street Co., LLC	Cardinals Owner LLC	100%
Cardinals Lessee LLC	Pebblebrook Hotel Lessee, Inc.	100%
371 Seventh Avenue Co., Lessee LLC	Cardinals Lessee LLC	100%
150 East 34th Street Co., Lessee LLC	Cardinals Lessee LLC	100%
Hoyas Lessee LLC	Pebblebrook Hotel Lessee, Inc.	100%

Loan Party/Subsidiary	Capital/Ownership Structure	Percentage Owned by Holder(s)
Hoyas Owner LLC	Pebblebrook Hotel, L.P.	100%
Wolfpack Lessee LLC	Pebblebrook Hotel Lessee, Inc.	100%
Wolfpack Owner LLC	Pebblebrook Hotel, L.P.	100%
Golden Eagles Lessee LLC	Pebblebrook Hotel Lessee, Inc.	100%
Golden Eagles Owner LLC	Portland Hotel Trust	100%
Miners Lessee LLC	Pebblebrook Hotel Lessee, Inc.	100%
Miners Owner LLC	Pebblebrook Hotel, L.P.	100%
Miners Hotel Owner LP	Pebblebrook Hotel, L.P.	99%
Miners Hotel Owner LP	Miners Owner LLC	1%
Ramblers Lessee LLC	Pebblebrook Hotel Lessee, Inc.	100%
Ramblers Owner LLC	Pebblebrook Hotel, L.P.	100%
Ramblers Hotel Owner LP	Pebblebrook Hotel, L.P.	99%
Ramblers Hotel Owner LP	Ramblers Owner LLC	1%
Bearcats Lessee LLC	Pebblebrook Hotel Lessee, Inc.	100%
Bearcats Owner LLC	Pebblebrook Hotel, L.P.	100%
Bearcats Hotel Owner LP	Pebblebrook Hotel, L.P.	99%
Bearcats Hotel Owner LP	Bearcats Owner LLC	1%
Buckeyes Lessee LLC	Pebblebrook Hotel Lessee, Inc.	100%
Buckeyes Owner LLC	Pebblebrook Hotel, L.P.	100%
Buckeyes Hotel Owner LP	Pebblebrook Hotel, L.P.	99%
Buckeyes Hotel Owner LP	Buckeyes Owner LLC	1%
Golden Bears Lessee LLC	Pebblebrook Hotel Lessee, Inc.	100%
Golden Bears Owner LLC	Portland Hotel Trust	100%
Dons Lessee LLC	Pebblebrook Hotel Lessee, Inc.	100%

Loan Party/Subsidiary	Capital/Ownership Structure	Percentage Owned by Holder(s)
Dons Owner LLC	Pebblebrook Hotel, L.P.	100%
Dons Hotel Owner LP	Pebblebrook Hotel, L.P.	99%
Dons Hotel Owner LP	Dons Owner LLC	1%
Crusaders Lessee LLC	Pebblebrook Hotel Lessee, Inc.	100%
Crusaders Owner LLC	Pebblebrook Hotel, L.P.	100%
Crusaders Hotel Owner LP	Pebblebrook Hotel, L.P.	99%
Crusaders Hotel Owner LP	Crusaders Owner LLC	1%
Beavers Lessee LLC	Pebblebrook Hotel Lessee, Inc.	100%
Beavers Owner LLC	Portland Hotel Trust	100%
Flatts Lessee LLC	Pebblebrook Hotel Lessee, Inc.	100%
Flatts Owner LLC	Pebblebrook Hotel, L.P.	99.99%
Flatts Owner LLC	Pebblebrook Hotel Lessee, Inc.	0.01%
Menudo Lessee LLC	Pebblebrook Hotel Lessee, Inc.	100%
Menudo Owner LLC	Pebblebrook Hotel, L.P.	100%
RHCP Lessee LLC	Pebblebrook Hotel Lessee, Inc.	100%
RHCP Owner LLC	Pebblebrook Hotel, L.P.	100%
RHCP Hotel Owner LP	Pebblebrook Hotel, L.P.	99%
RHCP Hotel Owner LP	RHCP Owner LLC	1%
NKOTB Lessee LLC	Pebblebrook Hotel Lessee, Inc.	100%
NKOTB Owner LLC	Pebblebrook Hotel, L.P.	100%
Hazel Lessee LLC	Pebblebrook Hotel Lessee, Inc.	100%
Hazel Owner LLC	Pebblebrook Hotel, L.P.	100%
Creedence Lessee LLC	Pebblebrook Hotel Lessee, Inc.	100%
Creedence Owner LLC	Pebblebrook Hotel, L.P.	100%

Loan Party/Subsidiary	Capital/Ownership Structure	Percentage Owned by Holder(s)
Creedence Hotel Owner LP	Pebblebrook Hotel, L.P.	99%
Creedence Hotel Owner LP	Creedence Owner	1%
PDX Pioneer, LLC	Portland Hotel Trust	100%
PDX Pioneer Lessee, LLC	Pebblebrook Hotel Lessee, Inc.	100%
Ping Merger OP GP, LLC	Pebblebrook Hotel, L.P.	100%
LaSalle Hotel Operating Partnership, L.P.	Pebblebrook Hotel, L.P.	50%
LaSalle Hotel Operating Partnership, L.P.	Ping Merger OP GP, LLC	50%
Westban Hotel Investors, LLC	LaSalle Hotel Operating Partnership L.P.	99%
Westban Hotel Investors, LLC	Pebblebrook Hotel Lessee, Inc.	1%
LHO Backstreets, L.L.C.	Westban Hotel Investors, LLC	100%
LHO Backstreets Lessee, L.L.C.	Pebblebrook Hotel Lessee, Inc.	100%
Harborside, LLC	LaSalle Hotel Operating partnership L.P.	100%
Harborside Lessee, LLC	Pebblebrook Hotel Lessee, Inc.	100%
Sunset City, LLC	LaSalle Hotel Operating Partnership, L.P.	100%
Sunset City Lessee, LLC	Pebblebrook Hotel Lessee, Inc.	100%

PC Festivus, LLC	LaSalle Hotel Operating Partnership, L.P. 100%
PC Festivus Lessee, LLC    Pebblebrook Hotel Lessee, Inc.    100%

LHO Onyx Hotel One, L.L.C.    LaSalle Hotel Operating Partnership, L.P. 100%

LHO Onyx Hotel One, L.L.C.    LaSalle Hotel Operating Partnership, L.P. 100%

RW New York, LLC	LaSalle Hotel Operating Partnership, L.P. 100%

RW New York Lessee, LLC    Pebblebrook Hotel Lessee, Inc.    100%

LHO Michigan Avenue Freezeout, L.L.C.LaSalle Hotel Operating Partnership, L.P. 100%

LHO Michigan Avenue Freezeout Lessee, L.L.C. Pebblebrook Hotel Lessee, Inc.    100%

LHO Chicago River, L.L.C.    LaSalle Hotel Operating Partnership, L.P. 100%

LHO Chicago River Lessee, L.L.C Pebblebrook Hotel Lessee, Inc.    100%

LHO Harborside Hotel, L.L.C.    LaSalle Hotel Operating Partnership, L.P. 100%

Look Forward, LLC	LaSalle Hotel Operating Partnership, L.P. 100%

Don’t Look Back, LLC    Look Forward, LLC    99.99%

Don’t Look Back, LLC    Carpenter MG, LLC    0.01%

Look Forward Lessee, L.L.C.    Pebblebrook Hotel Lessee, Inc.    100%

Don’t Look Back Lessee, LLC    Look Forward Lessee, L.L.C.    100%

NYC Serenade, LLC	LaSalle Hotel Operating Partnership, L.P.

100%

NYC Serenade Lessee, LLC    Pebblebrook Hotel Lessee, Inc.    100%

Viva Soma, LLC	LaSalle Hotel Operating Partnership, L.P.

100%

Viva Soma, LP    Viva Soma, LLC    1%

Viva Soma, LP	LaSalle Hotel Operating Partnership, L.P.

99%

Viva Soma Lessee, Inc.    Pebblebrook Hotel Lessee, Inc.    100%

LHO Hollywood LM, L.P.    Viva Soma, LLC    0.5%

LHO Hollywood LM, L.P.    LaSalle Hotel Operating    99.5%

Loan Party/Subsidiary    Capital/Ownership Structure    Percentage Owned by Holder(s)

Partnership, L.P.

Ramrod Lessee, Inc.    Pebblebrook Hotel Lessee, Inc.    100%

SF Treat, LLC	LaSalle Hotel Operating Partnership, L.P.

100%

SF Treat, LP    SF Treat, LLC    1%

SF Treat, LP	LaSalle Hotel Operating Partnership, L.P.

99%

SF Treat Lessee, Inc.    Pebblebrook Hotel Lessee, Inc.    100%

Fun to Stay, LLC	LaSalle Hotel Operating Partnership, L.P.

100%

Fun to Stay, LP    Fun To Stay, LLC    1%

Fun to Stay, LP	LaSalle Hotel Operating Partnership, L.P.

99%

Fun to Stay Lessee, Inc.    Pebblebrook Hotel Lessee, Inc.    100%

LHOBerge, LLC	LaSalle Hotel Operating Partnership, L.P.

100%

LHOBerge, LP    LHOBerge, LLC    1%

LHOBerge, LP	LaSalle Hotel Operating Partnership, L.P.

99%

LHOBerge Lessee, Inc.    Pebblebrook Hotel Lessee, Inc.    100%

Serenity Now, LLC	LaSalle Hotel Operating Partnership, L.P.

100%

Serenity Now, LP    Serenity Now, LLC    1%

Serenity Now LP	LaSalle Hotel Operating Partnership, L.P.

99%

Serenity Now Lessee, Inc.    Pebblebrook Hotel Lessee, Inc.    100%

Let It FLHO, LLC    LaSalle Hotel Operating    100%

Loan Party/Subsidiary    Capital/Ownership Structure    Percentage Owned by Holder(s)

Partnership, L.P.

Let It FLHO, LP    Let It FLHO, LLC    1%

Let It FLHO, LP	LaSalle Hotel Operating Partnership, L.P.

99%

Let It FLHO Lessee, Inc.    Pebblebrook Hotel Lessee, Inc.    100%

Seaside Hotel, LLC	LaSalle Hotel Operating Partnership, L.P.

100%

Seaside Hotel, LP    Seaside Hotel, LLC    1%

Seaside Hotel, LP	LaSalle Hotel Operating Partnership, L.P.

99%

Seaside Hotel Lessee, Inc.    Pebblebrook Hotel Lessee, Inc.    100%

Chamber Maid, LLC	LaSalle Hotel Operating Partnership, L.P.

100%

Chamber Maid, LP    Chamber Maid, LLC    1%

Chamber Maid, LP	LaSalle Hotel Operating Partnership, L.P.

99%

Chamber Maid Lessee, Inc.    Pebblebrook Hotel Lessee, Inc.    100%

Geary Darling, LLC	LaSalle Hotel Operating Partnership, L.P.

100%

Geary Darling, LP    Geary Darling, LLC    1%

Geary Darling, LP	LaSalle Hotel Operating Partnership, L.P.

99%

Geary Darling Lessee, Inc.    Pebblebrook Hotel Lessee, Inc.    100%

Lucky Town Burbank, LLC    LaSalle Hotel Operating
Partnership, L.P.

100%

Lucky Town Burbank, LP    Lucky Town Burbank, LLC    1%

Lucky Town Burbank, LP    LaSalle Hotel Operating    99%

Loan Party/Subsidiary    Capital/Ownership Structure    Percentage Owned by Holder(s)

Partnership, L.P.

Lucky Town Burbank Lessee, Inc.

Pebblebrook Hotel Lessee, Inc.    100%

Souldriver, L.L.C.	LaSalle Hotel Operating Partnership, L.P.

100%

Souldriver, L.P.    Souldriver, L.L.C.    1%

Souldriver, L.P.	LaSalle Hotel Operating Partnership, L.P.

99%

Souldriver Lessee, Inc.    Pebblebrook Hotel Lessee, Inc.    100%

LHO Grafton Hotel, L.L.C.    LaSalle Hotel Operating
Partnership, L.P.

100%

LHO Grafton Hotel, L.P.    LHO Grafton Hotel, L.L.C.    1%

LHO Grafton Hotel, L.P.    LaSalle Hotel Operating
Partnership, L.P.

99%

Park Sunset LLC    LHO Grafton Hotel, L.P.    100%

LHO Grafton Hotel Lessee, Inc. Pebblebrook Hotel Lessee, Inc.    100%

LHO Mission Bay Rosie Hotel, L.L.C.

LaSalle Hotel Operating Partnership, L.P.

100%

LHO Mission Bay Rosie Hotel, L.P.

LHO Mission Bay Rosie Hotel,    1% L.L.C.

LHO Mission Bay Rosie Hotel, L.P.

LaSalle Hotel Operating Partnership, L.P.

99%

LHO Mission Bay Rosie Hotel Lessee, Inc.

Pebblebrook Hotel Lessee, Inc.    100%

LHO Le Parc, L.L.C.	LaSalle Hotel Operating Partnership, L.P.

100%

LHO Le Parc, L.P.    LHO Le Parc, L.L.C.    1%

Loan Party/Subsidiary    Capital/Ownership Structure    Percentage Owned by Holder(s)

LHO Le Parc, L.P.	LaSalle Hotel Operating Partnership, L.P.

99%

LHO Le Parc Lessee, Inc.    Pebblebrook Hotel Lessee, Inc.    100%

LHO Santa Cruz Hotel One, L.L.C.

LaSalle Hotel Operating Partnership, L.P.

100%

LHO Santa Cruz Hotel One, L.P. LHO Santa Cruz Hotel One,    1%
L.L.C.

LHO Santa Cruz Hotel One, L.P. LaSalle Hotel Operating
Partnership, L.P.

99%

LHO Santa Cruz Hotel One Lessee, Inc.

Pebblebrook Hotel Lessee, Inc.    100%

LHO San Diego Hotel One, L.L.C.

LaSalle Hotel Operating Partnership, L.P.

100%

LHO San Diego Hotel One, L.P. LHO San Diego Hotel One,    1%
L.L.C.

LHO San Diego Hotel One, L.P. LaSalle Hotel Operating
Partnership, L.P.

99%

LHO San Diego Hotel One Lessee, Inc.

Pebblebrook Hotel Lessee, Inc.    100%

Wild I, LLC	LaSalle Hotel Operating Partnership, L.P.

100%

Innocent I, LLC	LaSalle Hotel Operating Partnership, L.P.

100%

Wild Innocent I, LP    Wild I, LLC    89%

Wild Innocent I, LP    Innocent I, LLC    11%

Wild Innocent I Lessee, LLC    Pebblebrook Hotel Lessee, Inc.    100%

Glass Houses	LaSalle Hotel Operating Partnership, L.P.

100% common shares

Glass Houses    Unaffiliated 3rd Parties    125 Preferred Shares

LaSalle Washington One Lessee,

Loan Party/Subsidiary    Capital/Ownership Structure    Percentage Owned by Holder(s)

Inc.    Pebblebrook Hotel Lessee, Inc.    100%

LHO Washington Hotel One, L.L.C.

Glass Houses    100%

DC One Lessee, L.L.C.    LaSalle Washington One Lessee,
Inc.

100%

LHO Washington Hotel Two, L.L.C.

Glass Houses    100%

DC Two Lessee, L.L.C.    LaSalle Washington One Lessee,
Inc.

100%

LHO Washington Hotel Three, L.L.C.

Glass Houses    100%
DC Three Lessee, L.L.C.    LaSalle Washington One Lessee,
Inc.

100%

LHO Washington Hotel Four, L.L.C.

Glass Houses    100%

DC Four Lessee, L.L.C.    LaSalle Washington One Lessee,
Inc.

100%

I & G Capitol, LLC     Glass Houses    100%

DC I&G Capital Lessee, L.L.C.    LaSalle Washington One Lessee,
Inc.

100%

LHO Washington Hotel Six, L.L.C.

Glass Houses    100%

DC Six Lessee, L.L.C.    LaSalle Washington One Lessee,
Inc.

100%

LHO Tom Joad Circle DC, L.L.C.

Glass Houses    100%

LHO Tom Joad Circle DC Lessee, L.L.C.

LaSalle Washington One Lessee, Inc.

100%

H Street Shuffle, LLC    Glass Houses    100%

H Street Shuffle Lessee, LLC    LaSalle Washington One Lessee, Inc.    100%

Silver P, LLC            Glass Houses                100%

Silver P Lessee, LLC        LaSalle Washington One Lessee,, Inc.    100%

LHO San Diego Financing, LLC    LaSalle Hotel Operating Partnership, L.P.    100%

LHO Mission Bay Hotel, L.P.    LHO San Diego Financing, LLC.        95.1%

LHO Mission Bay Hotel, L.P.    LaSalle Hotel Operating Partnership, L.P.    4.9%

Paradise Lessee, Inc        Pebblebrook Hotel Lessee, Inc.        100%

Curator IP LLC            Pebblebrook Hotel, L.P            100%

CHRC LLC    P        ebblebrook Hotel Lessee, Inc.        100%

SCHEDULE 5.13(b)

SUBSIDIARIES OF PARENT REIT, BORROWER AND LOAN PARTIES OTHER EQUITY INVESTMENTS

Part (a). Subsidiaries.

Subsidiary	Jurisdiction	# of ownership interests of each class outstanding	# and percentage of outstanding ownership interests by Parent REIT, Borrower and Subsidiaries	Outstandin g options, warrants, rights of conversion or purchase and all other similar rights	Guaranto r under Credit Agreemen t [yes/no]	Borrowing Base Properties owned by such Loan Party
Pebblebroo k Hotel Lessee, Inc.	DE	980 shares of common stock	98% by Pebblebrook Hotel, L.P., 1% by ~~DC Hotel Trust~~Glass Houses and 1% by Portland Hotel Trust	None	No	None
Pebblebroo k Hotel, L.P.	DE	68,816,375commo n units and 236,351 LTIP units	99.66% limited partnership interest by Pebblebrook Hotel Trust	None	No	None
~~DC Hotel Trust~~	~~MD~~	~~1000 common shares of beneficial interest~~	~~100% of common shares by Pebblebrook Hotel, L.P.~~	~~None, other than set forth in Part (b) below~~	~~No~~	~~None~~
Portland Hotel Trust	MD	1000 common shares of beneficial interest	100% of common shares by Pebblebrook Hotel, L.P.	None, other than set forth in Part (b) below	No	None
~~Tar Heel Borrower LLC~~	~~DE~~	~~N/A~~	~~100% by Pebblebrook Hotel, L.P.~~	~~None~~	~~No~~	~~None~~
~~Tar Heel Lessee LLC~~	~~DE~~	~~N/A~~	~~100% by Pebblebrook Hotel Lessee, Inc.~~	~~None~~	~~No~~	~~None~~
Gator Owner LLC	DE	N/A	100% by Pebblebrook Hotel, L.P.	None	~~Yes~~No	~~Grand Hotel Minneapolis~~Non e

Subsidiary	Jurisdiction	# of ownership interests of each class outstanding	# and percentage of outstanding ownership interests by Parent REIT, Borrower and Subsidiaries	Outstandin g options, warrants, rights of conversion or purchase and all other similar rights	Guaranto r under Credit Agreemen t [yes/no]	Borrowing Base Properties owned by such Loan Party
Gator Lessee LLC	DE	N/A	100% by Pebblebrook Hotel Lessee, Inc.	None	No	None
Orangemen Owner LLC	DE	N/A	100% by Pebblebrook Hotel, L.P.	None	~~Yes~~No	~~InterContinental Buckhead~~None
Orangemen Lessee LLC	DE	N/A	100% by Pebblebrook Hotel Lessee, Inc.	None	No	None
Jayhawk Owner LLC	DE	N/A	100% by ~~DC Hotel Trust~~Glass Houses	None	Yes	Hotel Monaco Washington DC
Jayhawk Lessee LLC	DE	N/A	100% by ~~Pebblebrook Hotel~~LaSalle Washington One Lessee, Inc.	None	No	None
DH Restaurant DC LLC	DE	N/A	100% by Jayhawk Lessee LLC	None	No	None
Huskies Owner LLC	DE	N/A	100% by Pebblebrook Hotel, L.P.	None	Yes	Sir Francis Drake
Huskies Lessee LLC	DE	N/A	100% by Pebblebrook Hotel Lessee, Inc.	None	No	None
Terrapins Owner LLC	DE	N/A	100% by Pebblebrook Hotel, L.P.	None	Yes	Skamania Lodge

Terrapins Lessee LLC	DE	N/A	100% by Pebblebrook Hotel Lessee, Inc.	None	No	None
Blue Devils Owner LLC	DE	N/A	100% by Pebblebrook Hotel, L.P.	None	Yes	Le Méridien Delfina

Subsidiary	Jurisdiction	# of ownership interests of each class outstanding	# and percentage of outstanding ownership interests by Parent REIT, Borrower and Subsidiaries	Outstandin g options, warrants, rights of conversion or purchase and all other similar rights	Guaranto r under Credit Agreemen t [yes/no]	Borrowing Base Properties owned by such Loan Party
Blue Devils Lessee LLC	DE	N/A	100% by Pebblebrook Hotel Lessee, Inc.	None	No	None
Spartans Owner LLC	DE	N/A	100% by Pebblebrook Hotel, L.P.	None	No	None
Spartans Lessee LLC	DE	N/A	100% by Pebblebrook Hotel Lessee, Inc.	None	No	None
South 17th Street OwnerCo Mezzanine L.P.	DE	N/A	11% by Spartans Owner LLC 89% by Pebblebrook Hotel, L.P.	None	No	None
South 17th Street OwnerCo, LP	DE	N/A	0.1% by Spartans Owner LLC 99.9% by South 17th Street OwnerCo Mezzanine, L.P.	None	Yes	Sofitel Philadelphia
South 17th Street LeaseCo Mezzanine, ~~LP~~LLC	DE	N/A	100% by Spartans Lessee LLC	None	No	None
South 17th Street LeaseCo, ~~LP~~LLC	DE	N/A	100% by South 17th Street LeaseCo Mezzanine, ~~LP~~LLC	None	No	None

Wildcats Owner LLC	DE	N/A	100% by Pebblebrook Hotel, L.P.	None	Yes	Argonaut Hotel

Subsidiary	Jurisdiction	# of ownership interests of each class outstanding	# and percentage of outstanding ownership interests by Parent REIT, Borrower and Subsidiaries	Outstandin g options, warrants, rights of conversion or purchase and all other similar rights	Guaranto r under Credit Agreemen t [yes/no]	Borrowing Base Properties owned by such Loan Party
Wildcats Lessee LLC	DE	N/A	100% by Pebblebrook Hotel Lessee, Inc.	None	No	None
Bruins Owner LLC	DE	N/A	100% by Pebblebrook Hotel, L.P.	None	No	None
Bruins Hotel Owner LP	DE	N/A	99% by Pebblebrook, L.P.; 1% by Bruins Owner LLC	None	Yes	Westin Gaslamp San Diego
Bruins Lessee LLC	DE	N/A	100% by Pebblebrook Hotel Lessee, Inc.	None	No	None
Razorbacks Owner LLC	DE	N/A	100% by Pebblebrook Hotel, L.P.	None	Yes	W Boston
Razorbacks Lessee LLC	DE	N/A	100% by Pebblebrook Hotel Lessee, Inc.	None	No	None
Running Rebels Owner LLC	DE	N/A	100% by Pebblebrook Hotel, L.P.	None	Yes	Hotel Monaco Seattle
Running Rebels Lessee LLC	DE	N/A	100% by Pebblebrook Hotel Lessee, Inc.	None	No	None
Wolverines Owner LLC	DE	N/A	100% by Pebblebrook Hotel, L.P.	None	Yes	Mondrian Los Angeles

Wolverines Lessee LLC	DE	N/A	100% by Pebblebrook Hotel Lessee, Inc.	None	No	None
~~Hoosiers Owner LLC~~	~~DE~~	~~N/A~~	~~100% by Pebblebrook Hotel, L.P.~~	~~None~~	~~No~~	~~None~~

Subsidiary	Jurisdiction	# of ownership interests of each class outstanding	# and percentage of outstanding ownership interests by Parent REIT, Borrower and Subsidiaries	Outstandin g options, warrants, rights of conversion or purchase and all other similar rights	Guaranto r under Credit Agreemen t [yes/no]	Borrowing Base Properties owned by such Loan Party
~~Hoosiers Lessee LLC~~	~~DE~~	~~N/A~~	~~100% by Pebblebrook Hotel Lessee, Inc.~~	~~None~~	~~No~~	~~None~~
Cardinals Owner LLC	DE	N/A	100% by Pebblebrook Hotel, L.P.	None	No	None
Cardinals Lessee LLC	DE	N/A	100% by Pebblebrook Hotel Lessee, Inc.	None	No	None
371 Seventh Avenue Co., LLC	DE	N/A	100% by Cardinals Owner LLC	None	No	None
371 Seventh Avenue Co., Lessee LLC	DE	N/A	100% by Cardinals Lessee LLC	None	No	None
150 East 34th Street Co., LLC	DE	N/A	100% by Cardinals Owner LLC	None	No	None
150 East 34th Street Co., Lessee LLC	DE	N/A	100% by Cardinals Lessee LLC	None	No	None
Hoyas Owner LLC	DE	N/A	100% by Pebblebrook Hotel, L.P.	None	Yes	Hotel Zetta
Hoyas Lessee LLC	DE	N/A	100% by Pebblebrook Hotel Lessee, Inc.	None	No	None

Wolfpack Owner LLC	DE	N/A	100% by Pebblebrook Hotel, L.P.	None	Yes	Hotel Vintage Seattle

Subsidiary	Jurisdiction	# of ownership interests of each class outstanding	# and percentage of outstanding ownership interests by Parent REIT, Borrower and Subsidiaries	Outstandin g options, warrants, rights of conversion or purchase and all other similar rights	Guaranto r under Credit Agreemen t [yes/no]	Borrowing Base Properties owned by such Loan Party
Wolfpack Lessee LLC	DE	N/A	100% by Pebblebrook Hotel Lessee, Inc.	None	No	None
Golden Eagles Owner LLC	DE	N/A	100% by Portland Hotel Trust	None	Yes	Hotel Vintage Portland
Golden Eagles Lessee LLC	DE	N/A	100% by Pebblebrook Hotel Lessee, Inc.	None	No	None
Miners Owner LLC	DE	N/A	100% by Pebblebrook Hotel, L.P.	None	No	None
Miners Hotel Owner LP	DE	N/A	99% by Pebblebrook Hotel L.P.; 1% by Miners Owner LLC	None	Yes	W Los Angeles-West Beverly Hills
Miners Lessee LLC	DE	N/A	100% by Pebblebrook Hotel Lessee, Inc.	None	No	None
Ramblers Owner LLC	DE	N/A	100% by Pebblebrook Hotel, L.P.	None	No	None

Subsidiary	Jurisdiction	# of ownership interests of each class outstanding	# and percentage of outstanding ownership interests by Parent REIT, Borrower and Subsidiaries	Outstandin g options, warrants, rights of conversion or purchase and all other similar rights	Guaranto r under Credit Agreemen t [yes/no]	Borrowing Base Properties owned by such Loan Party
Ramblers Hotel Owner LP	DE	N/A	99% by Pebblebrook Hotel L.P.; 1% by Ramblers Owner LLC	None	Yes	Hotel Zelos San Francisco
Ramblers Lessee LLC	DE	N/A	100% by Pebblebrook Hotel Lessee, Inc.	None	No	None
Bearcats Owner LLC	DE	N/A	100% by Pebblebrook Hotel, L.P.	None	No	None
Bearcats Hotel Owner LP	DE	N/A	99% by Pebblebrook Hotel L.P.; 1% by Bearcats Owner LLC	None	Yes	Embassy Suites San Diego
Bearcats Lessee LLC	DE	N/A	100% by Pebblebrook Hotel Lessee, Inc.	None	No	None
Buckeyes Owner LLC	DE	N/A	100% by Pebblebrook Hotel, L.P.	None	No	None
Buckeyes Hotel Owner LP	DE	N/A	99% by Pebblebrook Hotel L.P.; 1% by Buckeyes Owner LLC	None	No	None

Subsidiary	Jurisdiction	# of ownership interests of each class outstanding	# and percentage of outstanding ownership interests by Parent REIT, Borrower and Subsidiaries	Outstandin g options, warrants, rights of conversion or purchase and all other similar rights	Guaranto r under Credit Agreemen t [yes/no]	Borrowing Base Properties owned by such Loan Party
Buckeyes Lessee LLC	DE	N/A	100% by Pebblebrook Hotel Lessee, Inc.	None	No	None
Golden Bears Owner LLC	DE	N/A	100% by Portland Hotel Trust	None	Yes	Hotel Modera
Golden Bears Lessee LLC	DE	N/A	100% by Pebblebrook Hotel Lessee, Inc.	None	No	None
Dons Owner LLC	DE	N/A	100% by Pebblebrook Hotel, L.P.	None	No	None
Dons Hotel Owner LP	DE	N/A	99% by Pebblebrook Hotel L.P.; 1% by Dons Owner LLC	None	Yes	Hotel Zephyr Fisherman’s Wharf
Dons Lessee LLC	DE	N/A	100% by Pebblebrook Hotel Lessee, Inc.	None	No	None
Crusaders Owner LLC	DE	N/A	100% by Pebblebrook Hotel, L.P.	None	No	None

Subsidiary	Jurisdiction	# of ownership interests of each class outstanding	# and percentage of outstanding ownership interests by Parent REIT, Borrower and Subsidiaries	Outstandin g options, warrants, rights of conversion or purchase and all other similar rights	Guaranto r under Credit Agreemen t [yes/no]	Borrowing Base Properties owned by such Loan Party
Crusaders Hotel Owner LP	DE	N/A	99% by Pebblebrook Hotel L.P.; 1% by Crusaders Owner LLC	None	Yes	Hotel Zeppelin San Francisco
Crusaders Lessee LLC	DE	N/A	100% by Pebblebrook Hotel Lessee, Inc.	None	No	None
Beavers Owner LLC	DE	N/A	100% by Portland Hotel Trust	None	Yes	The Nines Hotel
Beavers Lessee LLC	DE	N/A	100% by Pebblebrook Hotel Lessee, Inc.	None	No	None
Flatts Owner LLC	DE	N/A	99.99% by Pebblebrook Hotel, L.P and 0.01% by Pebblebrook Hotel Lessee, Inc.	None	Yes	Union Station Nashville
Flatts Lessee LLC	DE	N/A	100% by Pebblebrook Hotel Lessee, Inc.	None	No	None
Menudo Owner LLC	DE	N/A	100% by Pebblebrook Hotel, L.P	None	~~No~~Yes	Hotel Colonnade Coral Gables

Subsidiary	Jurisdiction	# of ownership interests of each class outstanding	# and percentage of outstanding ownership interests by Parent REIT, Borrower and Subsidiaries	Outstandin g options, warrants, rights of conversion or purchase and all other similar rights	Guaranto r under Credit Agreemen t [yes/no]	Borrowing Base Properties owned by such Loan Party
Menudo Lessee LLC	DE	N/A	100% by Pebblebrook Hotel Lessee, Inc.	None	No	None
RHCP Owner LLC	DE	N/A	100% by Pebblebrook Hotel, L.P.	None	No	None
RHCP Hotel Owner LP	DE	N/A	99% by Pebblebrook Hotel L.P.; 1% by RHCP Owner LLC	None	Yes	Hotel Palomar Los Angeles Beverly Hills
RHCP Lessee LLC	DE	N/A	100% by Pebblebrook Hotel Lessee, Inc.	None	No	None
NKOTB Owner LLC	DE	N/A	100% by Pebblebrook Hotel, L.P	None	Yes	Revere Hotel Boston Common
NKOTB Lessee LLC	DE	N/A	100% by Pebblebrook Hotel Lessee, Inc.	None	No	None
Hazel Owner LLC	DE	N/A	100% by Pebblebrook Hotel, L.P	None	Yes	LaPlaya Beach Resort & Club
Hazel Lessee LLC	DE	N/A	100% by Pebblebrook Hotel Lessee, Inc.	None	No	None

Subsidiary	Jurisdiction	# of ownership interests of each class outstanding	# and percentage of outstanding ownership interests by Parent REIT, Borrower and Subsidiaries	Outstandin g options, warrants, rights of conversion or purchase and all other similar rights	Guaranto r under Credit Agreemen t [yes/no]	Borrowing Base Properties owned by such Loan Party
Creedence Owner LLC	DE	N/A	100% by Pebblebrook Hotel, L.P.	None	No	None
Creedence Hotel Owner LP	DE	N/A	99% by Pebblebrook Hotel L.P.; 1% by Creedence Owner LLC	None	Yes	Hotel Zoe San Francisco
Creedence Lessee LLC	DE	N/A	100% by Pebblebrook Hotel Lessee, Inc.	None	No	None
PDX Pioneer, LLC	DE	N/A	100% by Portland Hotel Trust	None	Yes	The Heathman Hotel
PDX Pioneer Lessee, LLC	DE	N/A	100% by Pebblebrook Hotel Lessee, Inc.	None	No	None
Ping Merger OP GP, LLC	DE	N/A	100% by Pebblebrook Hotel, L.P.	None	No	None
LaSalle Hotel Operating Partnership, L.P.	DE	N/A	50% by Pebblebrook Hotel, L.P.; 50% by Ping Merger OP GP, LLC	None	No	None

			# and	Outstandin g options, warrants, rights of conversion or purchase and all other similar rights	Guaranto r under Credit Agreemen t [yes/no]
percentage
of
outstanding
ownership
interests by
Subsidiary	Jurisdiction	# of ownership interests of each class outstanding	Parent REIT, Borrower and Subsidiaries			Borrowing Base Properties owned by such Loan Party
Westban	DE	N/A	99% by	None	Yes	None
Hotel			LaSalle
Investors,			Hotel
LLC			Operating
Partnership,
L.P.; 1% by
Pebblebrook
Hotel
Lessee, Inc.
LHO	DE	N/A	100% by	None	Yes	The Westin
Backstreets			Westban			Copley Place,
L.L.C.			Hotel			Boston
Investors,
LLC
LHO	DE	N/A	100% by	None	No	None
Backstreets			Pebblebrook
Lessee,			Hotel
L.L.C.			Lessee, Inc.
Harborside,	FL	N/A	100% by	None	Yes	The Marker Key
LLC			LaSalle			West
Hotel
Operating
Partnership,
L.P.
Harborside	DE	N/A	100% by	None	No	None
Lessee, LLC			Pebblebrook
Hotel
Lessee, Inc.

			# and	Outstandin g options, warrants, rights of conversion or purchase and all other similar rights	Guaranto r under Credit Agreemen t [yes/no]
percentage
of
outstanding
ownership
interests by
Subsidiary	Jurisdiction	# of ownership interests of each class outstanding	Parent REIT, Borrower and Subsidiaries			Borrowing Base Properties owned by such Loan Party
Sunset	DE	N/A	100% by	None	Yes	Southernmost
City, LLC			LaSalle			Beach Resort
Hotel
Operating
Partnership,
L.P.
Sunset City	DE	N/A	100% by	None	No	None
Lessee, LLC			Pebblebrook
Hotel
Lessee, Inc.
PC	DE	N/A	100% by	None	No	None
Festivus,			LaSalle
LLC			Hotel
Operating
Partnership,
L.P.
PC Festivus	DE	N/A	100% by	None	No	None
Lessee, LLC			Pebblebrook
Hotel
Lessee, Inc.
LHO Onyx	DE	N/A	100% by	None	No	None
Hotel One,			LaSalle
L.L.C.			Hotel
Operating
Partnership,
L.P.
LHO Onyx	DE	N/A	100% by	None	No	None
Hotel One			Pebblebrook
Lessee,			Hotel
L.L.C.			Lessee, Inc.

			# and	Outstandin g options, warrants, rights of conversion or purchase and all other similar rights	Guaranto r under Credit Agreemen t [yes/no]
percentage
of
outstanding
ownership
interests by
Subsidiary	Jurisdiction	# of ownership interests of each class outstanding	Parent REIT, Borrower and Subsidiaries			Borrowing Base Properties owned by such Loan Party
RW New	DE	N/A	100% by	None	Yes	The Roger New
York, LLC			LaSalle			York
Hotel
Operating
Partnership,
L.P.
RW New	DE	N/A	100% by	None	No	None
York			Pebblebrook
Lessee, LLC			Hotel
Lessee, Inc.
LHO	DE	N/A	100% by	None	Yes	The Westin
Michigan			LaSalle			Michigan
Avenue			Hotel			Avenue Chicago
Freezeout,			Operating
L.L.C.			Partnership,
L.P.
LHO	DE	N/A	100% by	None	No	None
Michigan			Pebblebrook
Avenue			Hotel
Freezeout			Lessee, Inc.
Lessee,
L.L.C.
LHO	DE	N/A	100% by	None	Yes	Hotel Chicago
Chicago			LaSalle
River,			Hotel
L.L.C.			Operating
Partnership,
L.P.
LHO	DE	N/A	100% by	None	No	None
Chicago			Pebblebrook
River			Hotel
Lessee,			Lessee, Inc.
L.L.C.

			# and	Outstandin g options, warrants, rights of conversion or purchase and all other similar rights	Guaranto r under Credit Agreemen t [yes/no]
percentage
of
outstanding
ownership
interests by
Subsidiary	Jurisdiction	# of ownership interests of each class outstanding	Parent REIT, Borrower and Subsidiaries			Borrowing Base Properties owned by such Loan Party
LHO	DE	N/A	100% by	None	Yes	Hyatt Regency
Harborside			LaSalle			Boston Harbor
Hotel,			Hotel
L.L.C.			Operating
Partnership,
L.P.
Look	DE	N/A	100% by	None.	Yes	None
Forward			LaSalle
LLC			Hotel
Operating
Partnership,
L.P.
Don’t Look	DE	N/A	99.99% by	None.	Yes	The Liberty, a
Back LLC			Look			Luxury
			Forward LLC			Collection
Hotel, Boston
Look	DE	N/A	100% by	None.	No	None
Forward			Pebblebrook
Lessee,			Hotel
L.L.C.			Lessee, Inc.
Don’t Look	DE	N/A	100% by	None.	No	None
Back			Look
Lessee, LLC			Forward
Lessee,
L.L.C.
NYC	DE	N/A	100% by	None	No	None
Serenade,			LaSalle
LLC			Hotel
Operating
Partnership,
L.P.

			# and	Outstandin g options, warrants, rights of conversion or purchase and all other similar rights	Guaranto r under Credit Agreemen t [yes/no]
percentage
of
outstanding
ownership
interests by
Subsidiary	Jurisdiction	# of ownership interests of each class outstanding	Parent REIT, Borrower and Subsidiaries			Borrowing Base Properties owned by such Loan Party
NYC	DE	N/A	100% by	None	No	None
Serenade			Pebblebrook
Lessee, LLC			Hotel
Lessee, Inc.
Viva Soma,	DE	N/A	100% by	None	No	None
LLC			LaSalle
Hotel
Operating
Partnership,
L.P.
Viva Soma,	DE	N/A	99% by	None	No	None
LP			LaSalle
Hotel
Operating
Partnership,
L.P.; 1% by
Viva Soma,
LLC
Viva Soma	DE	N/A	100% by	None	No	None
Lessee, Inc.			Pebblebrook
Hotel
Lessee, Inc.
LHO	DE	N/A	99.5% by	None	Yes	Montrose West
Hollywood			LaSalle			Hollywood
LM, L.P.			Hotel
Operating
Partnership,
L.P.; 0.5%
by Viva
Soma, LLC

			# and	Outstandin g options, warrants, rights of conversion or purchase and all other similar rights	Guaranto r under Credit Agreemen t [yes/no]
percentage
of
outstanding
ownership
interests by
Subsidiary	Jurisdiction	# of ownership interests of each class outstanding	Parent REIT, Borrower and Subsidiaries			Borrowing Base Properties owned by such Loan Party
Ramrod	DE	N/A	100% by	None	No	None
Lessee, Inc.			Pebblebrook
Hotel
Lessee, Inc.
SF Treat,	DE	N/A	100% by	None	No	None
LLC			LaSalle
Hotel
Operating
Partnership,
L.P.
SF Treat, LP	DE	N/A	99% by	None	Yes	Hotel Vitale,
			LaSalle			San Francisco
Hotel
Operating
Partnership,
L.P.; 1% by
SF Treat,
LLC
SF Treat	DE	1,000 common	100% by	None	No	None
Lessee, Inc.		shares	Pebblebrook
Hotel
Lessee, Inc.
Fun to Stay,	DE	N/A	100% by	None	No	None
LLC			LaSalle
Hotel
Operating
Partnership,
L.P.

			# and	Outstandin g options, warrants, rights of conversion or purchase and all other similar rights	Guaranto r under Credit Agreemen t [yes/no]
percentage
of
outstanding
ownership
interests by
Subsidiary	Jurisdiction	# of ownership interests of each class outstanding	Parent REIT, Borrower and Subsidiaries			Borrowing Base Properties owned by such Loan Party
Fun to Stay,	DE	N/A	99% by	None	Yes	Harbor Court
LP			LaSalle			Hotel San
			Hotel			Francisco
Operating
Partnership,
L.P.; 1% by
Fun to Stay,
LLC
Fun to Stay	DE	1,000 common	100% by	None	No	None
Lessee, Inc.		shares	Pebblebrook
Hotel
Lessee, Inc.
LHOBerge,	DE	N/A	100% by	None	No	None
LLC			LaSalle
Hotel
Operating
Partnership,
L.P.
LHOBerge,	DE	N/A	99% by	None	Yes	L’Auberge Del
LP			LaSalle			Mar
Hotel
Operating
Partnership,
L.P.; 1% by
LHOBerge,
LLC
LHOBerge	DE	1,000 common	100% by	None	No	None
Lessee, Inc.		shares	Pebblebrook
Hotel
Lessee, Inc.

			# and	Outstandin g options, warrants, rights of conversion or purchase and all other similar rights	Guaranto r under Credit Agreemen t [yes/no]
percentage
of
outstanding
ownership
interests by
Subsidiary	Jurisdiction	# of ownership interests of each class outstanding	Parent REIT, Borrower and Subsidiaries			Borrowing Base Properties owned by such Loan Party
Serenity	DE	N/A	100% by	None	No	None
Now, LLC			LaSalle
Hotel
Operating
Partnership,
L.P.
Serenity	DE	N/A	99% by	None	Yes	Hotel Spero
Now, LP			LaSalle
Hotel
Operating
Partnership,
L.P.; 1% by
Serenity
Now, LLC
Serenity	DE	1,000 common	100% by	None	No	None
Now		shares	Pebblebrook
Lessee, Inc.			Hotel
Lessee, Inc.
Let It	DE	N/A	100% by	None	No	None
FLHO, LLC			LaSalle
Hotel
Operating
Partnership,
L.P.
Let it	DE	N/A	99% by	None	Yes	Villa Florence
FLHO, LP			LaSalle			San Francisco
			Hotel			on Union Square
Operating
Partnership,
L.P.; 1% by
Let it FLHO,
LLC

			# and	Outstandin g options, warrants, rights of conversion or purchase and all other similar rights	Guaranto r under Credit Agreemen t [yes/no]
percentage
of
outstanding
ownership
interests by
Subsidiary	Jurisdiction	# of ownership interests of each class outstanding	Parent REIT, Borrower and Subsidiaries			Borrowing Base Properties owned by such Loan Party
Let It	DE	1,000 common	100% by	None	No	None
FLHO		shares	Pebblebrook
Lessee, Inc.			Hotel
Lessee, Inc.
Seaside	DE	N/A	100% by	None	No	None
Hotel, LLC			LaSalle
Hotel
Operating
Partnership,
L.P.
Seaside	DE	N/A	99% by	None	Yes	Viceroy Santa
Hotel, LP			LaSalle			Monica Hotel
Hotel
Operating
Partnership,
L.P.; 1% by
Seaside
Hotel, LLC
Seaside	DE	1,000 common	100% by	None	No	None
Hotel		shares	Pebblebrook
Lessee, Inc.			Hotel
Lessee, Inc.
Chamber	DE	N/A	100% by	None	No	None
Maid, LLC			LaSalle
Hotel
Operating
Partnership,
L.P.

			# and	Outstandin g options, warrants, rights of conversion or purchase and all other similar rights	Guaranto r under Credit Agreemen t [yes/no]
percentage
of
outstanding
ownership
interests by
Subsidiary	Jurisdiction	# of ownership interests of each class outstanding	Parent REIT, Borrower and Subsidiaries			Borrowing Base Properties owned by such Loan Party
Chamber	DE	N/A	99% by	None	Yes	Chamberlain
Maid, LP			LaSalle			West
			Hotel			Hollywood Hotel
Operating
Partnership,
L.P.; 1% by
Chamber
Maid, LLC
Chamber	DE	1,000 common	100% by	None	No	None
Maid		shares	Pebblebrook
Lessee, Inc.			Hotel
Lessee, Inc.
Geary	DE	N/A	100% by	None	No	None
Darling,			LaSalle
LLC			Hotel
Operating
Partnership,
L.P.
Geary	DE	N/A	99% by	None	Yes	The Marker San
Darling, LP			LaSalle			Francisco
Hotel
Operating
Partnership,
L.P.; 1% by
Geary
Darling, LLC
Geary	DE	1,000 common	100% by	None	No	None
Darling		shares	Pebblebrook
Lessee, Inc.			Hotel
Lessee, Inc.

			# and	Outstandin g options, warrants, rights of conversion or purchase and all other similar rights	Guaranto r under Credit Agreemen t [yes/no]
percentage
of
outstanding
ownership
interests by
Subsidiary	Jurisdiction	# of ownership interests of each class outstanding	Parent REIT, Borrower and Subsidiaries			Borrowing Base Properties owned by such Loan Party
Lucky	DE	N/A	100% by	None	No	None
Town			LaSalle
Burbank,			Hotel
LLC			Operating
Partnership,
L.P.
Lucky	DE	N/A	99% by	None	No	None
Town			LaSalle
Burbank, LP			Hotel
Operating
Partnership,
L.P.; 1% by
Lucky Town
Burbank,
LLC
Lucky	DE	1,000 common	100% by	None	No	None
Town		shares	Pebblebrook
Burbank			Hotel
Lessee, Inc.			Lessee, Inc.
Souldriver,	DE	N/A	100% by	None	No	None
L.L.C.			LaSalle
Hotel
Operating
Partnership,
L.P.
Souldriver,	DE	N/A	99% by	None	Yes	Solamar Hotel
L.P.			LaSalle
Hotel
Operating
Partnership,
L.P.; 1% by
Souldriver,
L.L.C.

			# and	Outstandin g options, warrants, rights of conversion or purchase and all other similar rights	Guaranto r under Credit Agreemen t [yes/no]
percentage
of
outstanding
ownership
interests by
Subsidiary	Jurisdiction	# of ownership interests of each class outstanding	Parent REIT, Borrower and Subsidiaries			Borrowing Base Properties owned by such Loan Party
Souldriver	DE	1,000 common	100% by	None	No	None
Lessee, Inc.		shares	Pebblebrook
Hotel
Lessee, Inc.
LHO	DE	N/A	100% by	None	No	None
Grafton			LaSalle
Hotel,			Hotel
L.L.C.			Operating
Partnership,
L.P.
LHO	DE	N/A	99% by	None	Yes	Grafton on
Grafton			LaSalle			Sunset
Hotel, L.P.			Hotel
Operating
Partnership,
L.P.; 1% by
LHO
Grafton
Hotel, L.L.C.
LHO	DE	1,000 common	100% by	None	No	None
Grafton		shares	Pebblebrook
Hotel			Hotel
Lessee, Inc.			Lessee, Inc.
LHO	DE	N/A	100% by	None	No	None
Mission			LaSalle
Bay Rosie			Hotel
Hotel,			Operating
L.L.C.			Partnership,
L.P.

			# and	Outstandin g options, warrants, rights of conversion or purchase and all other similar rights	Guaranto r under Credit Agreemen t [yes/no]
percentage
of
outstanding
ownership
interests by
Subsidiary	Jurisdiction	# of ownership interests of each class outstanding	Parent REIT, Borrower and Subsidiaries			Borrowing Base Properties owned by such Loan Party
LHO	DE	N/A	99% by	None	Yes	San Diego
Mission			LaSalle			Mission Bay
Bay Rosie			Hotel			Resort
Hotel, L.P.			Operating
Partnership,
L.P.; 1% by
LHO
Mission Bay
Rosie Hotel,
L.L.C.
LHO	DE	1,000 common	100% by	None	No	None
Mission		shares	Pebblebrook
Bay Rosie			Hotel
Hotel			Lessee, Inc.
Lessee, Inc.
LHO Le	DE	N/A	100% by	None	No	None
Parc, L.L.C.			LaSalle
Hotel
Operating
Partnership,
L.P.
LHO Le	DE	N/A	99% by	None	Yes	Le Parc Suite
Parc, L.P.			LaSalle			Hotel
Hotel
Operating
Partnership,
L.P.; 1% by
LHO Le
Parc, L.L.C.
LHO Le	DE	1,000 common	100% by	None	No	None
Parc		shares	Pebblebrook
Lessee, Inc.			Hotel
Lessee, Inc.

			# and	Outstandin g options, warrants, rights of conversion or purchase and all other similar rights	Guaranto r under Credit Agreemen t [yes/no]
percentage
of
outstanding
ownership
interests by
Subsidiary	Jurisdiction	# of ownership interests of each class outstanding	Parent REIT, Borrower and Subsidiaries			Borrowing Base Properties owned by such Loan Party
LHO Santa	DE	N/A	100% by	None	No	None
Cruz Hotel			LaSalle
One, L.L.C.			Hotel
Operating
Partnership,
L.P.
LHO Santa	DE	N/A	99% by	None	Yes	Chaminade
Cruz Hotel			LaSalle			Resort & Spa
One, L.P.			Hotel
Operating
Partnership,
L.P.; 1% by
LHO Santa
Cruz Hotel
One, L.L.C.
LHO Santa	DE	1,000 common	100% by	None	No	None
Cruz Hotel		shares	Pebblebrook
One			Hotel
Lessee, Inc.			Lessee, Inc.
LHO San	DE	N/A	100% by	None	No	None
Diego			LaSalle
Hotel One,			Hotel
L.L.C.			Operating
Partnership,
L.P.
LHO San	DE	N/A	99% by	None	Yes	Hilton San
Diego			LaSalle			Diego Gaslamp
Hotel One,			Hotel			Quarter
L.P.			Operating
Partnership,
L.P.; 1% by
LHO San
Diego Hotel
One, L.L.C.

			# and	Outstandin g options, warrants, rights of conversion or purchase and all other similar rights	Guaranto r under Credit Agreemen t [yes/no]
percentage
of
outstanding
ownership
interests by
Subsidiary	Jurisdiction	# of ownership interests of each class outstanding	Parent REIT, Borrower and Subsidiaries			Borrowing Base Properties owned by such Loan Party
LHO San	DE	1,000 common	100% by	None	No	None
Diego		shares	Pebblebrook
Hotel One			Hotel
Lessee, Inc.			Lessee, Inc.
Wild I, LLC	DE	N/A	100% by LaSalle Hotel Operating Partnership, L.P.	None	No	None
Innocent I,	DE	N/A	100% by	None	No	None
LLC			LaSalle
Hotel
Operating
Partnership,
L.P.
Wild	DE	N/A	89% by	None	No	None
Innocent I,			Wild I, LLC;
LLC			11% by
Innocent I,
LLC
Wild	DE	N/A	100% by	None	No	None
Innocent I			Pebblebrook
Lessee, LLC			Hotel
Lessee, Inc.
Glass	MD	10,000,000	100% of	None, other	No	None
Houses		common shares of	common	than set
		beneficial interest	shares by	forth in Part
			LaSalle	(b) below
Hotel
Operating
Partnership,
L.P..

			# and	Outstandin g options, warrants, rights of conversion or purchase and all other similar rights	Guaranto r under Credit Agreemen t [yes/no]
percentage
of
outstanding
ownership
interests by
Subsidiary	Jurisdiction	# of ownership interests of each class outstanding	Parent REIT, Borrower and Subsidiaries			Borrowing Base Properties owned by such Loan Party
LaSalle	DE	1,000 common	100% by	None	No	None
Washington		shares	Pebblebrook
One			Hotel
Lessee, Inc.			Lessee, Inc.
LHO	DE	N/A	100% by	None	No	None
Washington			Glass Houses
Hotel One,
L.L.C.
DC One	DE	N/A	100%	None	No	None
Lessee,			LaSalle
L.L.C.			Washington
One Lessee,
Inc.
LHO	DE	N/A	100% by	None	No	None
Washington			Glass Houses
Hotel Two,
L.L.C.
DC Two	DE	N/A	100%	None	No	None
Lessee,			LaSalle
L.L.C.			Washington
One Lessee,
Inc.
LHO	DE	N/A	100% by	None	No	None
Washington			Glass Houses
Hotel
Three,
L.L.C.
DC Three	DE	N/A	100%	None	No	None
Lessee,			LaSalle
L.L.C.			Washington
One Lessee,
Inc.

			# and	Outstandin g options, warrants, rights of conversion or purchase and all other similar rights	Guaranto r under Credit Agreemen t [yes/no]
percentage
of
outstanding
ownership
interests by
Subsidiary	Jurisdiction	# of ownership interests of each class outstanding	Parent REIT, Borrower and Subsidiaries			Borrowing Base Properties owned by such Loan Party
LHO	DE	N/A	100% by	None	Yes	Mason & Rook
Washington			Glass Houses			Hotel
Hotel Four,
L.L.C.
DC Four	DE	N/A	100%	None	No	None
Lessee,			LaSalle
L.L.C.			Washington
One Lessee,
Inc.
I & G Capitol, LLC	DE	N/A	100% by Glass Houses	None	No	None
DC I&G	DE	N/A	100%	None	No	None
Capital			LaSalle
Lessee,			Washington
L.L.C.			One Lessee,
Inc.
LHO	DE	N/A	100% by	None	Yes	George Hotel
Washington			Glass Houses
Hotel Six,
L.L.C.
DC Six	DE	N/A	100%	None	No	None
Lessee,			LaSalle
L.L.C.			Washington
One Lessee,
Inc.
LHO Tom Joad Circle DC, L.L.C.	DE	N/A	100% by Glass Houses	None	Yes	Donovan Hotel

			# and	Outstandin g options, warrants, rights of conversion or purchase and all other similar rights	Guaranto r under Credit Agreemen t [yes/no]
percentage
of
outstanding
ownership
interests by
Subsidiary	Jurisdiction	# of ownership interests of each class outstanding	Parent REIT, Borrower and Subsidiaries			Borrowing Base Properties owned by such Loan Party
LHO Tom	DE	N/A	100%	None	No	None
Joad Circle			LaSalle
DC Lessee,			Washington
L.L.C.			One Lessee,
Inc.
H Street Shuffle, LLC	DE	N/A	100% by Glass Houses	None	No	None
H Street	DE	N/A	100%	None	No	None
Shuffle			LaSalle
Lessee, LLC			Washington
One Lessee,
Inc.
Silver P, LLC	DE	N/A	100% by Glass Houses	None	No	None
Silver P	DE	N/A	100%	None	No	None
Lessee, LLC			LaSalle
Washington
One Lessee,
Inc.
LHO San	DE	N/A	100% by	None	Yes	None
Diego			LaSalle
Financing,			Hotel
L.L.C.			Operating
Partnership,
L.P.

			# and	Outstandin g options, warrants, rights of conversion or purchase and all other similar rights	Guaranto r under Credit Agreemen t [yes/no]
percentage
of
outstanding
ownership
interests by
Subsidiary	Jurisdiction	# of ownership interests of each class outstanding	Parent REIT, Borrower and Subsidiaries			Borrowing Base Properties owned by such Loan Party
LHO	CA	N/A	95.1% LHO	None	Yes	Paradise Point
Mission			San Diego			Resort & Spa
Bay Hotel,			Financing,
L.P.			L.L.C.; 4.9%
by LaSalle
Hotel
Operating
Partnership,
L.P.
Paradise	DE	1,000 common	100% by	None	No	None
Lessee, Inc.		shares	Pebblebrook
Hotel
Lessee, Inc.

Part (b).    Other Equity Investments.

1.	Pebblebrook Hotel, L.P. owns the ~~common shares of DC Hotel Trust and there are 125 preferred shareholders holding~~ 100% of the ~~preferred~~common shares of ~~DC~~Portland Hotel Trust

2.
2. Pebblebrook Hotel, L.P. owns the common and 500 Preferred shares of Portland Hotel Trust ~~and there~~. There are ~~125~~unaffiliated preferred shareholders holding ~~100% of~~ the remaining 125 preferred shares of Portland Hotel Trust

~~3.~~	~~Tar Heel Borrower LLC owns 100% of the membership interests of Tar Heel Owner LLC~~

3.	~~4.~~ Terrapins Owner LLC owns 100% of the membership interests in Skamania Lodge Furnishings, LLC

4.	~~5.~~ Jayhawk Lessee LLC owns 100% of the membership interests in DH Restaurant DC LLC

5.	~~6.~~ Spartans Owner LLC owns a 11% membership interests of South 17th Street OwnerCo Mezzanine, L.P.

6.	~~7.~~ Spartans Owner LLC owns 0.1% general partnership interests of South 17th Street OwnerCo, L.P.

7.	~~8.~~ South 17th Street OwnerCo Mezzanine, L.P. owns 99.9% of the limited partnership interests of South 17th Street OwnerCo, L.P.

8.	~~9.~~ Pebblebrook Hotel, L.P. owns 89% of the membership interests of South 17th Street OwnerCo Mezzanine, L.P.

9.	~~10.~~ Spartans Lessee LLC owns 100% of the membership interests of South 17th Street LeaseCo Mezzanine LLC

10.	~~11.~~ South 17th Street LeaseCo Mezzanine LLC owns 100% of the membership interests of South 17th Street LeaseCo, ~~LP~~LLC

11.	~~12.~~ Wolverines Lessee LLC owns 50% of the membership interests in Sunset Restaurant LLC

12.	~~13.~~ Mondrian Pledgor LLC owns 50% of the membership interests in Sunset Restaurant LLC

13.	~~14.~~ Wolverines Lessee LLC owns 100% of the membership interests in Mondrian Pledgor LLC

14.	~~15.~~ Sunset Restaurant LLC ~~Owns~~owns 0.01% of the membership interests in 8440 LLC

15.	~~16.~~ Mondrian Pledgor LLC owns 99.99% of the membership interests in 8440 LLC

16.	~~17.~~ Cardinals Owner LLC owns 100% of the membership interests in 371 Seventh Avenue Co., LLC

17.	~~18.~~ Cardinals Owner LLC owns 100% of the membership interests in 150 East 34th Street Co., LLC

18.	~~19.~~ Cardinals Lessee LLC owns 100% of the membership interests in 371 Seventh Avenue Co., Lessee LLC

19.	~~20.~~ Cardinals Lessee LLC owns 100% of the membership interests in 150 East 34th Street Co., LLC

20.	LHO Grafton Hotel, L.P. owns 100% of the membership interests in Park Sunset LLC

21.	LaSalle Hotel Operating Partnership, L.P. owns the common shares of Glass Houses and there are 125 preferred shareholders holding 100% of the preferred shares of Glass Houses

22.	Pebblebrook Hotel L.P. owns 100% of the membership interests of Curator IP LLC

23.	Pebblebrook Hotel Lessee, Inc. is the sole member of CHRC LLC

SCHEDULE 5.18

INTELLECTUAL PROPERTY MATTERS

None.

SCHEDULE 5.22

TAXABLE REIT SUBSIDIARIES

1.	Pebblebrook Hotel Lessee, Inc.

2.	Gator Lessee LLC

3.	Orangemen Lessee LLC

4.	Jayhawk Lessee LLC

5.	Huskies Lessee LLC

6.	Terrapins Lessee LLC

7.	Blue Devils Lessee LLC

8.	Spartans Lessee LLC

9.	Wildcats Lessee LLC

10.	Bruins Lessee LLC

11.	Razorbacks Lessee LLC

12.	Running Rebels Lessee LLC

13.	Wolverines Lessee LLC

14.	Hoyas Lessee LLC

15.	Wolfpack Lessee LLC

16.	Golden Eagles Lessee LLC

17.	Miners Lessee LLC

18.	Ramblers Lessee LLC

19.	Bearcats Lessee LLC

20.	Golden Bears Lessee LLC

21.	Dons Lessee LLC

22.	Crusaders Lessee LLC

23.	Beavers Lessee LLC

24.	Menudo Lessee LLC

25.	Flatts Lessee LLC

26.	RHCP Lessee LLC

27.	NKOTB Lessee LLC

28.	Hazel Lessee LLC

29.	Creedence Lesse LLC

SCHEDULE 5.23

INITIAL UNENCUMBERED BORROWING BASE PROPERTIES AND ELIGIBLE GROUND LEASES

INITIAL UNENCUMBERED BORROWING BASE PROPERTIES

1.	Sir Francis Drake

2.	Grand Hotel Minneapolis

3.	Le Méridien Delfina

4.	Hotel Monaco Seattle

5.	Mondrian Los Angeles

6.	W Boston

7.	Hotel Zetta

8.	Hotel Vintage Seattle

9.	Hotel Vintage Portland

10.	InterContinental Buckhead

11.	Hotel Monaco Washington DC

12.	Skamania Lodge

13.	Argonaut Hotel

14.	W Los Angeles – West Beverly Hills

15.	Embassy Suites San Diego

16.	Hotel Modera

17.	Hotel Zephyr Fisherman’s Wharf

18.	Hotel Zeppelin San Francisco

19.	The Nines Hotel

20.	Hotel Colonnade Coral Gables

21.	Hotel Palomar Los Angeles Beverly Hills

22.	Union Station Nashville

23.	Revere Hotel Boston Commons

24.	LaPlaya Beach Resort & Club

25.	Hotel Zoe San Francisco

26.	Sofitel Philadelphia

27.	Hotel Zelos San Francisco

INITIAL ELIGIBLE GROUND LEASES

1.	Hotel Monaco Washington, DC Ground Lease

2.	Argonaut Hotel Ground Lease

3.	Hotel Zelos San Francisco Ground Lease

4.	Hotel Zephyr Fisherman’s Wharf Ground Lease

5.	Hotel Zeppelin San Francisco Ground Lease

	EXISTING INDEBTEDNESS	SCHEDULE 7.03
Property	Loan Amount Interest Rate	Expiration Date
Westin Gaslamp Quarter	$71.72 3.69%	January 2020

The Loan Parties have also incurred Indebtedness in connection with the Bank of America Facility, the Capital One Facility, the PNC Facility, the US Bank Lessee Line of Credit and the Senior Notes.

SCHEDULE 10.02

ADMINISTRATIVE AGENT’S OFFICE; CERTAIN ADDRESSES FOR NOTICES

LOAN PARTIES:

c/o PEBBLEBROOK HOTEL, L.P.
~~7315 Wisconsin~~4747 Bethesda Avenue, Suite 1100 ~~West~~ Bethesda, Maryland 20814
Attention: Raymond D. Martz Telephone: 240-507-1330
Telecopier: 240-396-5626
Electronic Mail:
with a copy to:
Attention: Gabrielle Gordon Telephone: 240-507-1323
Telecopier: 240-396-5626
Electronic Mail:

Website Address: www.pebblebrookhotels.com
U.S. Taxpayer Identification Number: 27-1423613 with a copy to:
Karen Pifer, Esq.
Honigman Miller Schwartz and Cohn LLP 39400 Woodward Avenue, Suite 101 Bloomfield Hills, MI 48304-5151 Telephone: 248-566-8472
Telecopier: 248-566-8473

ADMINISTRATIVE AGENT:

Administrative Agent’s Office
(for payments and Requests for Credit Extensions):
U.S. Bank National Association 800 Nicollet Mall
Mail Code: BC-MN-H03R Minneapolis, MN 55402 Attention: BreAnn Thomas Telephone: 612-303-4924
Telecopier: 612-303-3851
Electronic Mail: breann.thomas@usbank.com

Other Notices as Administrative Agent:
U.S. Bank National Association Commercial Real Estate
1100 Abernathy Road

Mail Code: EX-GA-ATCR Atlanta, GA 30328 Attention: Lori Jensen Telephone: 770-512-3118
Electronic Mail: lori.jensen@usbank.com

EXHIBIT A

FORM OF COMMITTED LOAN NOTICE

Date:     ,

To:    U.S. Bank National Association, as Administrative Agent Ladies and Gentlemen:
Reference is made to that certain Amended and Restated Credit Agreement, dated as of October 13, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among PEBBLEBROOK HOTEL, L.P., a Delaware limited partnership (the “Borrower”), PEBBLEBROOK HOTEL TRUST, a Maryland real estate investment trust (the “Parent REIT”), the other Guarantors from time to time party thereto, the Lenders from time to time party thereto, and U.S. Bank National Association, as Administrative Agent.

The undersigned hereby requests (select one):

A Borrowing

A conversion of Loans from one Type to the other

A continuation of Eurodollar Rate Loans

1.	On (a Business Day).

2.	In the amount of $ .

3.	Comprised of .
[Type of Loan requested]

4.	For Eurodollar Rate Loans: with an Interest Period of [ ] months.

PEBBLEBROOK HOTEL, L.P., a Delaware limited partnership

By:    PEBBLEBROOK HOTEL TRUST, a
Maryland Real Estate Investment Trust, its general partner

By:	Name:
Title:

EXHIBIT B

FORM OF NOTE

    ,

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Amended and Restated Credit Agreement, dated as of October 13, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Parent REIT, the other Guarantors from time to time party thereto, the Lenders from time to time party thereto, and U.S. Bank National Association, as Administrative Agent.

The Borrower promises to pay interest on the unpaid principal amount of each Loan made by the Lender from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the guaranty set for in Section 11 of the Agreement. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Each Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

PEBBLEBROOK HOTEL, L.P., a Delaware limited partnership

By:    PEBBLEBROOK HOTEL TRUST, a
Maryland Real Estate Investment Trust, its general partner

By:	________________________________
Name:
Title:

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

Check for distribution to PUBLIC and Private side Lenders1
Financial Statement Date:     ,

To:    U.S. Bank National Association, as Administrative Agent Ladies and Gentlemen:
Reference is made to that certain Amended and Restated Credit Agreement, dated as of October 13, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among PEBBLEBROOK HOTEL, L.P., a Delaware limited partnership (the “Borrower”), PEBBLEBROOK HOTEL TRUST, a Maryland real estate investment trust (the “Parent REIT”), the other Guarantors from time to time party thereto, the Lenders from time to time party thereto, and U.S. Bank National Association, as Administrative Agent.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower and not in his/her individual capacity, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.    The Borrower has delivered (i) the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Parent REIT ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section, (ii) a profit and loss summary showing the operating condition for each of the Borrowing Base Properties (in form and with such detail as is reasonably satisfactory to the Administrative Agent), and
(iii)copies of Smith Travel Research (STR Global) summary STAR Reports for each Borrowing Base Property for the fiscal year to which such financial statements relate.
[Use following paragraph 1 for fiscal quarter-end financial statements]

1.    The Borrower has delivered (i) the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Parent REIT ended as of the above date, (ii) a profit and loss summary showing the operating condition for each of the Borrowing Base Properties (in form and with such detail as is reasonably satisfactory to the Administrative Agent), and (iii) copies of Smith Travel Research (STR Global) summary STAR Reports for each Borrowing Base Property for the fiscal quarter to which such financial statements relate. Such financial statements fairly present in all material respects the financial condition, results of operations, shareholder’s equity and cash flows of the Consolidated Parties in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.    The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a review in reasonable detail of the

1 If this is not checked, this certificate will only be posted to Private side Lenders.

transactions and condition (financial or otherwise) of the Consolidated Parties during the accounting period covered by such financial statements, and based on such review:

[select one:]

[to the knowledge of the undersigned, during such fiscal period no Default or Event of Default has occurred and is continuing.]

-or-

[to the knowledge of the undersigned, during such fiscal period the following is a list of each Default or Event of Default and its nature and status:

    ]

3.    The representations and warranties of the Borrower contained in Section 5 of the Agreement, and any representations and warranties of any Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and provided, that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

4.	The financial covenant analyses and information set forth on Schedules 1, 2 and 3 attached hereto are true and accurate in all material respects on and as of the date of this Certificate.

[5.    Schedule(s) [5.06,] [5.09,] [5.12(d),] [5.13(a),] [and] [5.13(b),] of the Agreement are hereby updated to include the information set forth on Schedule 4 attached hereto.]2
[The Waiver Period is in effect on the last day of the period covered by such financials.]

2 Use Paragraph 5 to the extent the information provided on such Schedules has changed since the most recent update thereto.

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of
         , 20     .

PEBBLEBROOK HOTEL, L.P., a Delaware limited partnership

By:    PEBBLEBROOK HOTEL TRUST, a
Maryland Real Estate Investment Trust, its general partner

By:	_ Name:
Title:

For the Quarter/Year ended    (“Statement Date”)

SCHEDULE 1
to the Compliance Certificate ($ in 000’s)

I.	Section 7.02(h)(i): Undeveloped or Speculative Land

A.	Undeveloped or Speculative Land, valued at cost, at Statement $ Date:

B.	Consolidated Total Asset Value: $

C.	Line A ÷ Line B: $

Maximum Permitted:    5%

II.	Section 7.02(h)(ii): Income-Producing Real Properties

A.	Income-Producing Real Properties (other than hotels or similar $ hospitality properties), valued at cost, at Statement Date:

B.	Consolidated Total Asset Value: $

C.	Line A ÷ Line B: $

Maximum Permitted:    10%

III.	Section 7.02(h)(iii): Development/Redevelopment Properties

A.	Development/Redevelopment Properties with respect to which $ development activities are being undertaken, valued at cost
(including all costs and expenses associated with all existing development activities (budget to completion)), at Statement Date:

B.	Consolidated Total Asset Value: $

C.	Line A ÷ Line B: $

Maximum Permitted:    15%

IV.	Section 7.02(h)(iv): Unconsolidated Affiliates

A.	Unconsolidated Affiliates, valued at cost, at Statement Date: $

B.	Consolidated Total Asset Value: $

C.	Line A ÷ Line B: $

Maximum Permitted:    20%

V.	Section 7.02(h)(v): Mortgage or Real Estate-Related Loan Assets

A.	Mortgage or real-estate-related loan assets, valued at cost, at $ Statement Date:

B.	Consolidated Total Asset Value: $

C.	Line A ÷ Line B: $

Maximum Permitted:    15%

VI.	Section 7.02(h)(vi): Equity Interests

A.	Equity Interests in any Person other than an Affiliate of the $ Borrower, valued at cost, at Statement Date:

B.	Consolidated Total Asset Value: $

C.	Line A ÷ Line B: $

Maximum Permitted:    15%

VII.	Section 7.11(a): Consolidated Leverage Ratio3

A.	Consolidated Funded Indebtedness at Statement Date: $

B.	Adjusted Unrestricted Cash at Statement Date: $

C.	Line A – Line B: $

D.	EBITDA (see Schedule 2) for four consecutive fiscal quarters $ ending on above date (“Subject Period”):

E.	Consolidated Leverage Ratio ((Line C ÷ Line D): to 1.0

Maximum permitted:    [8.50]4[8.00]5
3 If provided during the Waiver Period, this is for informational purposes only. Borrower to provide separate calculation of the Consolidated Leverage Ratio without giving effect to Section 7.11(j)(ii) of the Credit Agreement.
4 8.50 to 1.00 as of the Initial Compliance Date and the last day of the first fiscal quarter ending after the Initial Compliance Date.
5 8.00 to 1.00 as of the last day of the second and third fiscal quarters ending after the Initial Compliance Date.

[7.50]6[6.75]7 to
1.03

VIII.	Section 7.11(b): Consolidated Recourse Secured Indebtedness Limitation8

A.	Consolidated Recourse Secured Indebtedness: $

B.	Consolidated Total Asset Value: $

C.	Line A ÷ Line B: %

Maximum Permitted:    5%49

IX.	Section 7.11(c): Consolidated Secured Debt Limitation10

A.	Consolidated Secured Debt: $

B.	Consolidated Total Asset Value: $

C.	Line A ÷ Line B: %

Maximum Permitted:    45%

X.	Section 7.11(d): Consolidated Fixed Charge Coverage Ratio11

A.	Adjusted EBITDA (see Schedule 2) for Subject Period: $

1.	Consolidated Interest Charges for Subject Period: $

2.	Current scheduled principal payments on Consolidated Funded Indebtedness (including current scheduled reductions in commitments, but excluding any payment of principal under the Loan Documents and any

6 7.50 to 1.00 as of the last day of the fourth fiscal quarter ending after the Initial Compliance Date.
7 6.75 to 1.00 as of the last day of any fiscal quarter after the fourth fiscal quarter ending after the Initial Compliance Date. Following the fourth fiscal quarter ending after the Initial Compliance Date, one time during the remaining term of the Agreement, the Borrower may deliver a written statement to the Administrative Agent in a Compliance Certificate that the Consolidated Leverage Ratio exceeds 6.75 to 1.0, so long as it does not exceed 7.0 to 1.0 as of the last day of the fiscal quarter for which such Compliance Certificate was delivered and the next three (3) consecutive fiscal quarters (or such shorter period if the Surge Period is terminated pursuant to the Agreement), subject to payment of a pricing premium of 35 bps as set forth in the Agreement.
3 ~~Once during the term of the Agreement, the Borrower may deliver a written statement to the Administrative Agent in a Compliance Certificate that the Consolidated Leverage Ratio exceeds 6.75 to 1.0, so long as it does not exceed 7.0 to 1.0 as of the last day of the fiscal quarter for which such Compliance Certificate was delivered and the next three (3) consecutive fiscal quarters (or such shorter period if the Surge Period is terminated pursuant to the Agreement), subject to payment of a pricing premium of 35 bps as set forth in the Agreement.~~
8 If provided during the Waiver Period, this is for informational purposes only.
49 Once during the term of the Agreement, for up to four (4) consecutive quarters, Consolidated Recourse Secured Indebtedness may exceed 5% but not exceed 10% of Consolidated Total Asset Value.
10 If provided during the Waiver Period, this is for informational purposes only.
11 If provided during the Waiver Period, this is for informational purposes only.

“balloon” payment or other final payment at maturity that is significantly larger than the scheduled payments that
preceded it) for Subject Period:    $

3.	Dividends and distributions paid in cash on preferred stock by the Consolidated Parties on a consolidated basis and all Unconsolidated Affiliates for Subject Period:
$

B.	Consolidated Fixed Charges for Subject Period
(Lines 1 + 2 + 3):    $

C.	Consolidated Fixed Charge Coverage Ratio (Line A ÷ Line B): to 1.0

Minimum Required:    1.5 to 1.0

XI.	Section 7.11(e): Consolidated Unsecured Interest Coverage Ratio12

A.	Net Operating Income (Schedule 3) from Unencumbered
Borrowing Base Properties for Subject Period:    $

B.	Unsecured Interest Charges for Subject Period:
$

C.	Consolidated Unsecured Interest Coverage Ratio (Line A ÷ Line
B):         to 1.0

Minimum Required:	[1.75]13[2.0]14 to 1.0

XII.	Section 7.11(f): Consolidated Tangible Net Worth15

1.	Shareholder’s Equity at Statement Date $

2.	Intangible Assets of Consolidated Parties and
Unconsolidated Affiliates at Statement Date    $

3.	Accumulated Depreciation of Consolidated Parties and
Unconsolidated Affiliates at Statement Date    $

A.	Consolidated Tangible Net Worth (Line 1 – 2 + 3): $

B.	75% of Consolidated Tangible Net Worth as of June 30, 2017: $ 1,400,772

C.	75% of Net Proceeds of Equity Issuances by the Consolidated

12 If provided during the Waiver Period, this is for informational purposes only.
13 1.75 to 1.00 for the Initial Compliance Date and the last day of the first fiscal quarter ending after the Initial Compliance Date.
14 2.00 to 1.00 as of the last day of any fiscal quarter after the first fiscal quarter ending after the Initial Compliance
Date.
15 If provided during the Waiver Period, this is for informational purposes only.

Parties after June 30, 2017:    $

D.	Minimum required Consolidated Tangible Net Worth
(Line B + Line C):    $

E.	Excess (Deficiency) for covenant compliance
(Line A – Line D):    $

XIII.    Section 7.11(g): Unsecured Leverage Ratio16

A.    Unsecured    Indebtedness    (less         $____________
Adjusted Unencumbered Cash):

B.    Unencumbered Asset Value:             $_____________

~~XIII. Section 7.11(g):    Unsecured Leverage Ratio~~
~~A.    Unsecured Indebtedness:~~            $______________
~~B.    Unencumbered Asset Value:~~            $______________
~~C.    Line A ÷ Line B:~~                ______________%

~~Maximum Permitted:            60%~~5     _________%

C.    Line A ÷ Line B:

Maximum Permitted:            [67.5%]17[65%]18[60%]19

16 If provided during the Waiver Period, this is for informational purposes only.
5 ~~The Unsecured Leverage Ratio may exceed 60% as of the last day of the fiscal quarter in which any Material Acquisition occurs and the last day of the two (2) consecutive fiscal quarters thereafter (an “Unencumbered Leverage Increase Period”), provided that (i) the Unsecured Leverage Ratio does not exceed 65%, (ii) no more than three (3) Unencumbered Leverage Increase Periods have been elected during the term of the Agreement, and (iii) any such Unencumbered Leverage Increase Periods have been non-consecutive.~~
17 67.5% for the Initial Compliance Date and the last day of the first fiscal quarter ending after the Initial
Compliance Date.
18 65% as of the last day of the second and third fiscal quarters ending after the Initial Compliance Date.
19 60% as of the last day of any fiscal quarter after the third fiscal quarter ending after the Initial Compliance Date. After the third fiscal quarter ending after the Initial Compliance Date, the Unsecured Leverage Ratio may exceed 60% as of the last day of the fiscal quarter in which any Material Acquisition occurs and the last day of the two (2) consecutive fiscal quarters thereafter (an “Unencumbered Leverage Increase Period”), provided that (i) the Unsecured Leverage Ratio does not exceed 65%, (ii) no more than three (3) Unencumbered Leverage Increase Periods have been elected during the term of the Agreement, and (iii) any such Unencumbered Leverage Increase Periods have been non-consecutive.

XIV.	Section 7.11(h): Restricted Payments20

A.	FFO Distribution Allowance for Subject Period:

1.	Consolidated Net Income for Subject Period (see Note B
below):    $

2.	Depreciation expenses for Subject Period: $

3.	Amortization expenses for Subject Period: $

B.	FFO Distribution Allowance (0.95 x (Lines 1 + 2 + 3)): $

Note A - in determining Line 1, adjust such line to (a) include (i) the Parent REITs’ interests in unconsolidated partnerships and joint ventures, on the same basis as consolidated partnerships and subsidiaries, as provided in the “white paper” issued in April 2002 by the National Association of Real Estate Investment Trusts, as may be amended from time to time, and (ii) amounts deducted from net income as a result of pre-funded fees or expenses incurred in connection with acquisitions permitted under the Loan Documents that can no longer be capitalized due to FAS 141R Changes and charges relating to the under-accrual of earn outs due to the FAS 141R Changes, and (b) exclude net income (or loss) of the Consolidated Parties on a consolidated basis such that Line 1 shall not include gains (or, if applicable, losses) resulting from or in connection with (i) restructuring of indebtedness, (ii) sales of property, (iii) sales or redemptions of preferred stock or (iv) non-cash asset impairment charges.

C.	Restricted Payments made by the Consolidated Parties to the holders of their Equity Interest for Subject Period (see Note B
below):    $

Note B - to the extent no Event of Default then exists or will result from same (or if an Event of Default then exists or will result from same, then so long as no Acceleration shall have occurred), each Loan Party shall be permitted to make Restricted Payments to the Borrower and the Borrower shall be permitted to make Restricted Payments to the Parent REIT, in each case to permit the Parent REIT to make Restricted Payments to the holder of Equity Interest in the Parent REIT to the extent necessary to maintain the Parent REITs status as a REIT and as necessary to pay any special or extraordinary tax liabilities then due (after taking into account any losses, offsets and credits, as applicable) on capital gains attributable to the Parent REIT. In addition, so long as no Acceleration shall have occurred, each TRS may make Restricted Payments to its parent entity to the extent necessary to pay any Tax then due in respect of the income of such TRS.

D.	Excess (Deficiency) for covenant compliance
(Line B – Line C):    $

20 During the Waiver Period and at any time thereafter until the Consolidated Leverage Ratio is less than 6.75 to
1.00 as of the last day of any fiscal quarter, as reflected on the most recently delivered Compliance Certificate delivered pursuant to Section 6.02(a) of the Credit Agreement, the Parent REIT shall not purchase, redeem, retire, or defease any of its Equity Interests except as expressly permitted in Section 7.20(e) of the Credit Agreement.

For the Quarter/Year ended     (“Statement Date”)

SCHEDULE 2
to the Compliance Certificate ($ in 000’s)

EBITDA and Adjusted EBITDA
(in accordance with the definition as set forth in the Agreement)

EBITDA and Consolidated Adjusted EBITDA		Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Four Quarters Ended
Consolidated Net Income
+	Consolidated Interest Charges
+/- The net impact of Federal, state, local and foreign income taxes and credits
+	Depreciation and Amortization Expenses
+	Other non-recurring expenses reducing such Consolidated Net Income which do not represent a cash item in such period or any future period
+	Amounts deducted from net income as a result of fees or expenses incurred in connection with acquisitions permitted under the Loan Documents that can no longer be capitalized due to FAS 141R Changes and charges relating to the underaccrual of earn outs due to the FAS 141R Changes
+/-	The net impact of all non-cash items with respect to straight-lining of rents materially increasing or decreasing Consolidated Net Income
+/- All other non-cash items increasing or decreasing Consolidated Net Income (including non-cash revenues, expenses, gains or losses with respect to Excluded Capital Leases)
+/- Net impact of hotel results on a Pro Forma Basis for hotels not owned during the entire Calculation Period
=	EBITDA
-	4.0% FF&E Reserve (excluding revenues with respect to third-party space or retail leases)
=	Consolidated Adjusted EBITDA

For the Quarter/Year ended     (“Statement Date”)

SCHEDULE 3
to the Compliance Certificate ($ in 000’s)

(in accordance with the definition as set forth in the Agreement)

Net Operating Income	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Four Quarters Ended
Net Operating Incomes from each Unencumbered Borrowing Base Property for Subject Period:621
Sir Francis Drake
~~Grand Hotel Minneapolis~~
Le Méridien Delfina
Hotel Monaco Seattle
Mondrian Los Angeles
W Boston
Hotel Zetta
Hotel Vintage Seattle
Hotel Vintage Portland
~~InterContinental Buckhead~~
Hotel Monaco Washington DC
Skamania Lodge
Argonaut Hotel
W Los Angeles – West Beverly Hills
Embassy Suites San Diego
Hotel Zags (formerly hotel Modera)

621	The Grand Hotel Minneapolis Rental Income from the LifeTime and Restaurant Leases is excluded from the Management Fee calculation as per the management agreement.

Hotel Zephyr Fisherman’s Wharf
Hotel Zeppelin San Francisco
The Nines Hotel
Hotel Colonnade Coral Gables
Hotel Palomar Los Angeles Beverly Hills
Union Station Nashville
Revere Hotel Boston Commons
LaPlaya Beach Resort & Club
Hotel Zoe San Francisco
Sofitel Philadelphia
Hotel Zelos San Francisco
The Westin Copley Place, Boston
The Marker Key West
Southernmost Beach Resort
The Roger New York
The Westin Michigan Avenue Chicago
Hotel Chicago Downtown, Autograph Collection
Hyatt Regency Boston Harbor
The Liberty, a Luxury Collection Hotel, Boston
Montrose West Hollywood
Hotel Vitale, San Francisco
L’Auberge Del Mar
Hotel Spero
Villa Florence San Francisco on Union

Square
Viceroy Santa Monica Hotel
Chamberlain West Hollywood Hotel
The Marker San Francisco
Solamar Hotel
Grafton on Sunset
San Diego Mission Bay Resort
Le Parc Suit Hotel
Chaminade Resort & Spa
Hotel San Diego Gaslamp Quarter
Donovan Hotel
George Hotel
Mason & Rook Hotel
The Heathman Hotel
Paradise Point Resort & Spa
Westin Gaslamp San Diego
Harbor Court Hotel San Francisco
= Total Unencumbered Borrowing Base Net Operating Income
- Any Net Operating Income from Unencumbered Borrowing Base Properties above 40% from any one Major MSA
- Any Net Operating Income from Unencumbered Borrowing Base Properties above 33% from any one Other MSA
= Adjusted Total Unencumbered Borrowing Base Net Operating Income

For the Quarter/Year ended     (“Statement Date”)

SCHEDULE 4
to the Compliance Certificate

Updates to Schedule(s) [5.06,] [5.09,] [5.12(d),] [5.13(a),] [and] [5.13(b)]

EXHIBIT D-1

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item 1 below (the “Assignor”) and the Assignee identified in item 2 below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Amended and Restated Credit Agreement identified in item 5 below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:

[for Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower: Pebblebrook Hotel, L.P.

4.	Administrative Agent: U.S. Bank National Association, as the administrative agent under the Credit Agreement

5.
Credit Agreement: Amended and Restated Credit Agreement, dated as of October 13, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time), among PEBBLEBROOK HOTEL, L.P., a Delaware limited partnership (the “Borrower”), PEBBLEBROOK HOTEL TRUST, a Maryland real estate investment trust (the “Parent REIT”), the other Guarantors from time to time party thereto, the Lenders from time to time party thereto, and U.S. Bank National Association, as Administrative Agent.

6.	Assigned Interest[s]:

Assignor	Assignee	Aggregate Amount of Commitment for all Lenders	Amount of Commitment Assigned	Percentage Assigned of Commitment	CUSIP Number
		$	$	%

7.	[Trade Date: ]

Effective Date:     , 20 [TO BE INSERTED BY ADMINISTRATIVE AGENT
AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:	___________________
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:	___________________
Name:
Title:

[Consented to and] Accepted:

U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent

By:	_________________
Name:
Title:

[Consented to:]

[OTHER PARTIES, AS REQUIRED PURSUANT TO CREDIT AGREEMENT SECTION 10.06(b)(iii)]

By:	__________________
Name:
Title:

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

Amended and Restated Credit Agreement, dated as of October 13, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among PEBBLEBROOK HOTEL, L.P., a Delaware limited partnership (the “Borrower”), PEBBLEBROOK HOTEL TRUST, a Maryland real estate investment trust (the “Parent REIT”), the other Guarantors from time to time party thereto, the Lenders from time to time party thereto, and U.S. Bank National Association, as Administrative Agent.

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION

1.	Representations and Warranties.

1.1	Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2	Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and
(b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender. The Assignee represents and warrants as of the Effective Date to the Administrative Agent, the Assignor and the respective Affiliates of each, and not, for the avoidance of doubt, for the benefit of the Borrower or any other Loan Party, that the Assignee is not and will not be (1) an employee benefit plan subject to Title I of ERISA, (2) a plan or account subject to Section 4975 of the Code, (3) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code or (4) a “governmental plan” within the meaning of ERISA.

2.	Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.	General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

AGENCY SERVICES
800 Nicollet Mall, Third Floor
BC-MN-H03R
Minneapolis, MN 55402
Ph: 866-319-2464

EXHIBIT D-2

Administrative Questionnaire
PEBBLEBROOK HOTEL L.P.
$100MM CREDIT AGREEMENT
Please complete the following information and return via fax or e-mail as soon as possible to:

Fax:	612-303-3851	Phone:	612-303-4924	E-mail address:	breann.thomas@usbank.com

General Information
Institution Name __________________________________________________________________
Street Address     _______________________________________________________________     City, State, Zip Code _______________________________________________________________

Please complete the following section if the legal entity name and address is different from the above: Legal Entity Name    __________________________________________________________________
Street Address __________________________________________________________________         City, State, Zip Code _________________________________________________________________
SNC Information
Type of Lender (check one):
Tax Information

Institution’s Tax ID Number

Is your institution a foreign corporation or partnership?
Yes
No
If Yes:
What is the country of incorporation or organization?

Tax Form Type:
□ W-9
□ W-8BEN
□ W-8ECI
□ W-8IMY    □ W-8EXP
Tax Contact Name:      Street Address          City, State, Zip Code

Fax Number

Important: Please submit a copy of a W-9 form or original of the appropriate W-8, as required. Be advised that U.S. tax regulations do not permit acceptance of faxed W-8 forms. Original W-8 form(s) must be submitted. Please mail to U.S. Bank Agency Services, 800 Nicollet Mall, 3rd Floor, Mail Code BC-MN-H03R, Minneapolis, MN 55402. Failure to submit the proper tax form may subject your institution to U.S. tax withholding.

Closing Day Contact

	Primary Contact	Secondary Contact
Name
Title		[
Street Address, City, State, Zip Code
E-Mail Address
Phone Number
Fax Number

Ongoing Operations Contact
For borrowings, paydowns, interest, fees, etc.

	Primary Contact	Secondary Contact
Name
Title
Street Address, City, State, Zip Code
E-Mail Address:
Phone Number
Fax Number

Letter of Credit Contact
Please complete if the contact information for Letters of Credit is different from the above.

	Primary Contact	Secondary Contact
Name
Title
Street Address, City, State, Zip Code
E-Mail Address
Phone Number
Fax Number

Credit Contact

	Primary Contact	Secondary Contact
Name
Title
Street Address, City, State, Zip Code
E-Mail Address
Phone Number
Fax Number

Fed Payment Instructions
Lender Name Address ABA #
Account Name Account # Reference

4U8.2S3.- Bank Confidential

Attention
Payment Instructions for [Foreign Currency]
Lender Name          SWIFT Code / Country          Account Name          Account #          Reference         Attention
II. U.S. BANK INFORMATION
General Information
Legal Name     U.S. Bank National Association
Charter Address     425 Walnut Street, Cincinnati, OH 45202

Tax Information
Tax ID Number (TIN)     31-0841368

SNC Information          NAICS Classification / Code     Commercial Banking / 522110     RSSD ID     504713

Fed Payment Instructions for U.S. Bank

Institution Name	U.S. Bank 800 Nicollet Mall, Minneapolis MN 55402
ABA Number     091000022     Account Name     c/o Syndication Services     Account Number     0006854-2160600     Reference     Pebblebrook Hotel L.P.

Agency Services- Closer Contact

Primary Contact
Name	~~BreAnn Thomas~~Brett Olig
Title	Agency Specialist
Street Address	~~800 Nicollet Mall~~400 City Center
City, State, Zip Code	~~Minneapolis, MN 55402~~Oshkosh, WI 54901
E-Mail Address	~~breann.thomasBrett.olig@usbank.com~~
Phone Number	~~612-303-4924~~920-237-7956
Fax Number	~~612-303-3851~~920-237-7993

Agency Services- Operations Contact:

Primary Contact
Name	~~Elaine “Young” Hahn~~Hung Ho
Title	Deal Administrator
Street Address	~~1420 Fifth Ave~~800 Nicollet Mall
City, State, Zip Code	~~Seattle, WA 98101~~Minneapolis, MN 55402
E-Mail Address	~~elaine.hahn@usbank.com~~ Hung.ho@usbank.com & agencyserviceslcmshared@usbank.com

Phone Number	~~206-344-5055~~612-303-9038
Toll-Free Phone Number	877-653-3117
Fax Number	~~206-587-7023~~--

Thank you for your prompt reply.

EXHIBIT E

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (the “Agreement” or “Joinder Agreement”) dated as of

    , 20

is by and among     , a

(the “New Subsidiary”),

PEBBLEBROOK HOTEL, L.P. (“Borrower”), PEBBLEBROOK HOTEL TRUST, a Maryland real estate investment trust (“Parent REIT”), and U.S. Bank National Association, in its capacity as Administrative Agent under that certain Amended and Restated Credit Agreement (as amended, modified, supplemented, increased and extended from time to time, the “Credit Agreement”) dated as of October 13, 2017 among Borrower, the Guarantors identified therein, Parent REIT, the Lenders identified therein and U.S. Bank National Association, as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Loan Parties are required by Section 6.12 of the Credit Agreement to cause the New Subsidiary to become a “Guarantor” thereunder. Accordingly, the New Subsidiary hereby agrees as follows with the Administrative Agent, for the benefit of the Credit Parties:

1.
Each of the New Subsidiary, Borrower and Parent REIT hereby acknowledges, agrees and confirms that, by their execution of this Agreement, the New Subsidiary will be deemed to be a party to the Credit Agreement, a “Loan Party” and a “Guarantor” for all purposes of the Credit Agreement, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantors contained in the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary hereby jointly and severally together with the other Guarantors, guarantees to the Administrative Agent, each Lender and each other Secured Party as provided in Section 11 of the Credit Agreement, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.

2.	The New Subsidiary hereby represents and warrants to the Administrative Agent that, as of the date hereof:

(a)
the New Subsidiary’s exact legal name and jurisdiction of incorporation or formation are as set forth on the signature pages hereto, and other than as set forth on Schedule 1 hereto, the New Subsidiary has not changed its legal name, jurisdiction of incorporation or formation, been party to a merger, consolidation or other change in structure or used any tradename in the five years preceding the date hereof;

(b)
the New Subsidiary’s chief executive office and principal place of business is located at the location set forth on Schedule 1 hereto, and other than as set forth on Schedule 2, the New Subsidiary has not changed its chief executive office or principal place of business in the five months preceding the date hereof;

(c)
Schedule 3 hereto includes all Subsidiaries of the New Subsidiary, including the jurisdiction of incorporation or formation, the number of shares of outstanding Equity Interests, the certificate number(s) of the certificates (if any) evidencing such Equity Interests and the percentage of such Equity Interests owned by the New Subsidiary; and

(d)	the New Subsidiary has provided to the Administrative Agent all documents, certificates, opinions and deliverables required under Section 6.12 of the Credit Agreement.

3.
The address of the New Subsidiary for purposes of all notices and other communications is the address designated for all Loan Parties on Schedule 10.02 to the Credit Agreement or such other address as the New Subsidiary may from time to time notify the Administrative Agent in writing.

4.
The New Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the New Subsidiary under Section 11 of the Credit Agreement upon the execution of this Agreement by the New Subsidiary.

5.	This Agreement may be executed in multiple counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

6.	THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

4823-

Exhibit E – Page 2

IN WITNESS WHEREOF, each of the parties hereto has caused this Joinder Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Credit Parties, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[NEW SUBSIDIARY]

By:	_____________________________
Name:
Title:

PEBBLEBROOK HOTEL, L.P., a Delaware limited partnership

By:    PEBBLEBROOK HOTEL TRUST, a
Maryland Real Estate Investment Trust, its general partner

By:	_____________________________
Name:
Title:

PEBBLEBROOK HOTEL TRUST, a Maryland Real Estate Investment Trust

By:	Name:
Title:

Acknowledged and accepted:

U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent

By:	__________________________
Name:
Title:

4823-

Signature Page to Joinder Agreement

SCHEDULE 1 TO JOINDER AGREEMENT

SCHEDULE 2 TO JOINDER AGREEMENT

SCHEDULE 3 TO JOINDER AGREEMENT

EXHIBIT F-1

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to that certain Amended and Restated Credit Agreement, dated as of
October 13, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among PEBBLEBROOK HOTEL, L.P., a Delaware limited partnership (the “Borrower”), PEBBLEBROOK HOTEL TRUST, a Maryland real estate investment trust (the “Parent REIT”), the other Guarantors from time to time party thereto, the Lenders from time to time party thereto, and U.S. Bank National Association, as Administrative Agent.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:     Title:
Date:     , 20[ ]

EXHIBIT F-2

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to that certain Amended and Restated Credit Agreement, dated as of
October 13, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among PEBBLEBROOK HOTEL, L.P., a Delaware limited partnership (the “Borrower”), PEBBLEBROOK HOTEL TRUST, a Maryland real estate investment trust (the “Parent REIT”), the other Guarantors from time to time party thereto, the Lenders from time to time party thereto, and U.S. Bank National Association, as Administrative Agent.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:     Title:
Date:     , 20[ ]

EXHIBIT F-3

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to that certain Amended and Restated Credit Agreement, dated as of
October 13, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among PEBBLEBROOK HOTEL, L.P., a Delaware limited partnership (the “Borrower”), PEBBLEBROOK HOTEL TRUST, a Maryland real estate investment trust (the “Parent REIT”), the other Guarantors from time to time party thereto, the Lenders from time to time party thereto, and U.S. Bank National Association, as Administrative Agent.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation,
(iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:     Title:
Date:     , 20[ ]

EXHIBIT F-4

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Amended and Restated Credit Agreement, dated as of October 13, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among PEBBLEBROOK HOTEL, L.P., a Delaware limited partnership (the “Borrower”), PEBBLEBROOK HOTEL TRUST, a Maryland real estate investment trust (the “Parent REIT”), the other Guarantors from time to time party thereto, the Lenders from time to time party thereto, and U.S. Bank National Association, as Administrative Agent.

Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:         Title:
Date:     , 20[ ]

4823-

Exhibit F-4 – Page 1

EXHIBIT G

FORM OF RELEASE OF GUARANTOR
    , 20

In witness whereof, the undersigned Administrative Agent, for itself and on behalf of each of the Credit    Parties    (as    defined    in    the    Credit    Agreement),    hereby    releases    and    discharges
     from any and all obligations and liabilities (accrued or unaccrued) (other than those that expressly survive termination thereof) of     to the Credit Parties under that certain Amended and Restated Credit Agreement dated as of October 13, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among PEBBLEBROOK HOTEL, L.P., a Delaware limited partnership, PEBBLEBROOK HOTEL TRUST, a Maryland real estate investment trust, the other Guarantors from time to time party thereto, the Lenders from time to time party thereto, and U.S. Bank National Association, as Administrative Agent.
U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent By:
Name:     Title:

4823-

Exhibit G – Page 1

EXHIBIT H

FORM OF LIQUIDITY COMPLIANCE CERTIFICATE

Check for distribution to PUBLIC and Private side Lenders22
Liquidity Statement Date:    ,

To:    U.S. Bank National Association, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of October 13, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among PEBBLEBROOK HOTEL, L.P., a Delaware limited partnership (the “Borrower”), PEBBLEBROOK HOTEL TRUST, a Maryland real estate investment trust (the “Parent REIT”), the other Guarantors from time to time party thereto, the Lenders from time to time party thereto, and U.S. Bank National Association, as Administrative Agent.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the of the Parent REIT, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Parent REIT and not in his/her individual capacity, and that:

1.The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a review in reasonable detail of the transactions and condition (financial or otherwise) of the Consolidated Parties during the month ended as of the above date, and based on such review:

[select one:]

[to the knowledge of the undersigned, during such month no Default or Event of Default has occurred and is continuing.]

--or--

[to the knowledge of the undersigned, during such month the following is a list of each Default or Event of Default and its nature and status:

    ]

2.The representations and warranties of the Borrower contained in Section 5 of the Agreement, and any representations and warranties of any Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and provided, that for purposes of this Liquidity Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall

22 If this is not checked, this certificate will only be posted to Private side Lenders.

be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of
Section 6.01 of the Agreement.

3.The calculations and information set forth on Schedule 1 attached hereto are true and accurate in all material respects on and as of the date of this Certificate.

4823-

Exhibit H – Page 2

IN WITNESS WHEREOF, the undersigned has executed this Liquidity Compliance Certificate as of    , 20    .

PEBBLEBROOK HOTEL TRUST,
a Maryland Real Estate Investment Trust

By:	Name:
Title:

4823-

Signature Page to Liquidity Compliance Certificate

For the month ended    (“Statement Date”)

SCHEDULE 1
to the Liquidity Compliance Certificate ($ in 000’s)

I.    Section 7.11(i): Minimum Liquidity
A.    Liquidity

1.    Cash:23                                            $
2.    Cash Equivalents:24                                    $

3.	Undrawn availability under this Agreement and any other credit facilities of the Consolidated Parties25
4. Liquidity (Line I.A.1 plus Line I.A.2 plus Line I.A.3):                        $

B.    Minimum required Liquidity:                                $150,000,000

C.        [Excess][Deficiency] for covenant compliance (Line I.A.4 minus                $
:

23 Not subject to any Liens, Negative Pledges or other restrictions.
24 Not subject to any Liens, Negative Pledges or other restrictions.
25 To the extent available to be drawn at the date of determination in accordance with the applicable credit agreement.

EXHIBIT I

PLEDGE AGREEMENT

[SEE ATTACHED]

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT, dated as of [●], 202[●] (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”), is entered into by and among the parties signatory hereto as a “Pledgor” (the “Initial Pledgors”), and certain other Subsidiaries of the Borrower from time to time party hereto pursuant to a supplement in the form of Exhibit A (the Initial Pledgors and each such other Subsidiary are individually referred to herein as a “Pledgor” and collectively as the “Pledgors”), and U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the “Administrative Agent”) for the benefit of the Credit Parties (as defined in the Credit Agreement identified below).

RECITALS:
WHEREAS, Pebblebrook Hotel, L.P., a Delaware limited partnership (the “Borrower”), Pebblebrook Hotel Trust, a Maryland real estate investment trust (the “Parent REIT”), the other Guarantors from time to time party thereto, each lender from time to time party thereto (the “Lenders”), the Administrative Agent and the other parties thereto have entered into that certain Amended and Restated Credit Agreement, dated as of October 13, 2017, as amended by that certain First Amendment to Amended and Restated Credit Agreement (the “First Amendment”) dated as of June 29, 2020 (as amended by the First Amendment and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement” and the agreements, documents and instruments executed and/or delivered pursuant thereto or in connection therewith, including, without limitation, any guaranty delivered in connection therewith, the “Loan Documents”), which Credit Agreement provides, subject to the terms and conditions thereof, for extensions of credit and other financial accommodations to be made by the Lenders to or for the benefit of the Borrower;

WHEREAS, the Pledgors wish to secure their obligations to the Credit Parties pursuant to the terms of this Pledge Agreement as and to the extent required by the Credit Agreement;

WHEREAS, each of the Pledgors is willing to pledge its capital stock, membership interests or partnership interests in certain of its Subsidiaries to the Administrative Agent, for the benefit of the Credit Parties, as security for the Obligations pursuant to the terms of this Pledge Agreement;

WHEREAS, Schedule I hereto sets forth certain of the Pledgors’ Subsidiaries (the “Initial Pledged Subsidiaries”);

WHEREAS, additional Subsidiaries of the Borrower may become Pledgors under this Pledge Agreement by executing and delivering to the Administrative Agent a supplement to this Pledge Agreement substantially in the form of Exhibit A hereto (each such supplement, a “Pledge Supplement”) setting forth certain Subsidiaries of such Pledgor (the “Supplemental Pledged Subsidiaries”); and

WHEREAS, each Pledgor may from time to time execute and deliver to the Administrative Agent an amendment to this Pledge Agreement substantially in the form of Exhibit B hereto (each such amendment, a “Pledge Amendment”) setting forth additional Subsidiaries of such Pledgor (the “Additional Pledged Subsidiaries”) (the Initial Pledged Subsidiaries, the Additional Pledged Subsidiaries and the Supplemental Pledged Subsidiaries collectively referred to herein as the “Pledged Subsidiaries”);

4837-
1846-

2400
v.2

NOW, THEREFORE, for and in consideration of the foregoing and of any financial accommodations or extensions of credit (including, without limitation, any loan or advance by renewal, refinancing or extension of the agreements described hereinabove or otherwise) heretofore, now or hereafter made to or for the benefit of any Pledgor pursuant to any Loan Document, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgors and the Administrative Agent hereby agree as follows:
SECTION 1.    Definitions. Unless otherwise defined herein, terms defined in the Credit
Agreement are used herein as therein defined (and, with respect to such terms, the singular shall include the plural and vice versa and any gender shall include any other gender as the context may require), and the following term shall have the following meaning:

“UCC” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York, as amended or supplemented from time to time; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Administrative Agent’s and the Credit Parties’ security interest in any Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions. Any and all terms used in this Pledge Agreement which are defined in the UCC shall be construed and defined in accordance with the meaning and definition ascribed to such terms under the UCC, unless otherwise defined herein.

SECTION 2.    Pledge. Each Pledgor hereby pledges to the Administrative Agent, for the benefit of the Administrative Agent and the Credit Parties, and grants to the Administrative Agent, for the benefit of the Administrative Agent and the Credit Parties, a security interest in, the collateral described in subsections (a) through (e) below (collectively, the “Pledged Collateral”):

(a)	(i) All of the capital stock, now or at any time or times hereafter, owned directly by such Pledgor, in the Pledged Subsidiaries listed on Schedule I which are corporations (such shares being identified on Schedule I attached hereto or on any Schedule I attached to any applicable Pledge Supplement or Pledge Amendment), the certificates representing the shares of such capital stock and all options and warrants or other rights for the purchase of shares of the stock of such Pledged Subsidiaries now or hereafter held in the name of such Pledgor (all of said capital stock, options and warrants or other rights and all capital stock held in the name of such Pledgor as a result of the exercise of such options or warrants or other rights being hereinafter collectively referred to as the “Pledged Stock”), herewith, or from time to time, delivered to the Administrative Agent accompanied by stock powers in the form of Exhibit C attached hereto and made a part hereof (the “Powers”) duly executed in blank, and all distributions, dividends, cash, instruments, investment property, general intangibles and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Stock;

(ii)    All additional shares of capital stock of the Pledged Subsidiaries described in Section 2(a)(i) above from time to time acquired by such Pledgor in any manner, and the certificates, which shall be delivered to the Administrative Agent accompanied by Powers duly executed in blank, representing such additional shares (any such additional shares shall constitute part of the Pledged Stock, and the Administrative Agent is irrevocably authorized to unilaterally amend Schedule I hereto or any Schedule I to any applicable Pledge Supplement or Pledge Amendment to reflect such additional shares), and all options, warrants, distributions, dividends, cash, instruments, investment property, general intangibles and other rights and options from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

(b)	(i) All of the membership interests, now or at any time or times hereafter, owned directly by such Pledgor, in the Pledged Subsidiaries listed on Schedule I which are limited liability companies, and any certificates representing such membership interests in the Pledged Subsidiaries (such membership interests being identified on Schedule I attached hereto or on any Schedule I attached to any applicable Pledge Supplement or Pledge Amendment), all of the right, title and interest of such Pledgor in, to and under its respective percentage interest, shares or units as a member and all investment property in respect of such membership interests, including, without limitation, such Pledgor’s interest in (or allocation of) the profits, losses, income, gains, deductions, credits or similar items of such Pledged Subsidiaries, all of such Pledgor’s rights, if any, to participate in the management of such Pledged Subsidiaries, all rights, privileges, authority and powers of such Pledgor as owner or holder of its membership interests in such Pledged Subsidiaries, including, but not limited to, all contract rights related thereto, all rights, privileges, authority and powers relating to the economic interests of such Pledgor as owner or holder of its membership interests in such Pledged Subsidiaries, including, without limitation, all contract rights related thereto and the right to receive distributions of such Pledged Subsidiary’s cash, other property, assets, and all options and warrants or other rights for the purchase of membership interests, whether now existing or hereafter arising, whether arising under the terms of the certificates of formation, the limited liability company agreements or any of the other organizational documents (such documents hereinafter collectively referred to as the “Operating Agreements”) of such Pledged Subsidiaries, or at law or in equity, or otherwise and any and all of the proceeds thereof (all of said membership interests, certificates, and warrants being hereinafter collectively referred to as the “Pledged Membership Interests”) herewith delivered, if applicable, to the Administrative Agent indorsed in blank or accompanied by appropriate instruments of transfer duly executed in blank, and all distributions, dividends, cash, instruments, investment property, general intangibles and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Membership Interests;

(ii)    Any additional membership interests in the Pledged Subsidiaries described in Section 2(b)(i) above from time to time acquired by such Pledgor in any manner, and any certificates, which, if applicable, shall be delivered to the Administrative Agent indorsed in blank or accompanied by appropriate instruments of transfer duly executed in blank, representing such additional membership interests or any additional percentage interests, shares, units, options or warrants of membership interests in Pledged Subsidiaries (any such additional interests shall constitute part of the Pledged Membership Interests, and the Administrative Agent is irrevocably authorized to unilaterally amend Schedule I hereto or any Schedule I to any applicable Pledge Supplement or Pledge Amendment from time to time to reflect such additional interests), and all options, warrants, distributions, dividends, cash, instruments, investment property, general intangibles and other rights and options from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests, and such Pledgor shall promptly thereafter deliver to the Administrative Agent a certificate duly executed by the Pledgor describing such percentage interests, certificates, units, options or warrants and certifying that the same have been duly pledged hereunder;

(c)	(i) All of the partnership interests, now or at any time or times hereafter, owned directly by such Pledgor, in and to the Pledged Subsidiaries listed on Schedule I which are partnerships (such partnership interests being identified on Schedule I attached hereto or on Schedule I to any applicable Pledge Supplement or Pledge Amendment), the property (and interests in property) that is owned by such Pledged Subsidiaries, all of such Pledgor’s rights, if any, to participate in the management of such Pledged Subsidiaries, all rights, privileges, authority and powers of such Pledgor as owner or holder of its partnership interests in such Pledged Subsidiaries, including, but not limited to, all contract rights related thereto, all rights, privileges, authority and powers relating to the economic interests of such Pledgor as owner or holder of its partnership interests in such Pledged Subsidiaries, including, without limitation, all contract rights related thereto, all options and warrants or other rights of such Pledgor for the purchase of any partnership interests in such Pledged Subsidiaries, all documents and certificates representing or evidencing such Pledgor’s partnership interests in such Pledged Subsidiaries, all of such Pledgor’s interest in and to the profits and losses of such Pledged Subsidiaries and such Pledgor’s right as a partner of such Pledged Subsidiaries to receive distributions of such Pledged Subsidiaries’ assets, upon complete or partial liquidation or otherwise, all of such Pledgor’s right, title and interest to receive payments of principal and interest on any loans and/or other extensions of credit made by such Pledgor or its Affiliates to such Pledged Subsidiaries, all distributions, dividends, cash, instruments, investment property, general intangibles and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, such Pledgor’s partnership interests in such Pledged Subsidiaries, and any other right, title, interest, privilege, authority and power of such Pledgor in or relating to such Pledged Subsidiaries, all whether now existing or hereafter arising, and whether arising under any partnership agreements of such Pledged Subsidiaries (as the same may be amended, modified or restated from time to time, the “Partnership Agreements”) or otherwise, or at law or in equity and all books and records of the Pledgor pertaining to any of the foregoing (all of the foregoing being referred to collectively as the “Pledged Partnership Interests”);

(ii)    Any additional partnership interests in the Pledged Subsidiaries described in Section 2(c)(i) above from time to time acquired by such Pledgor in any manner (any such additional interests shall constitute part of the Pledged Partnership Interests, and the Administrative Agent is irrevocably authorized to unilaterally amend Schedule I hereto or any Schedule I to any applicable Pledge Supplement or Pledge Amendment from time to time to reflect such additional interests), and all options, warrants, distributions, dividends, cash, instruments, investment property, general intangibles and other rights and options from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests, and such Pledgor shall promptly thereafter deliver to the Administrative Agent a certificate duly executed by such Pledgor describing such percentage interests, options or warrants and certifying that the same have been duly pledged hereunder;

(d)	The property and interests in property described in Section 4 below; and

(e)	All proceeds of the collateral described in subsections (a) through (d) above.

SECTION 3.    Security for Obligations; Delivery of Pledged Collateral. The Pledged
Collateral secures the prompt payment, performance and observance of the Obligations. To the extent that any Pledged Collateral is now or hereafter becomes evidenced by certificates or instruments, all such certificates and instruments shall promptly be physically delivered to and held by or on behalf of the Administrative Agent, pursuant hereto, together with appropriate signed Powers and other endorsements in form and substance acceptable to the Administrative Agent.

Agreement:

SECTION 4.

Pledged Collateral Adjustments.    If, during the term of this Pledge

(a)	Any stock dividend, reclassification, readjustment or other change is declared or made in the capital structure of any of the Pledged Subsidiaries, or any option included within the Pledged Collateral is exercised, or both, or

(b)	Any subscription warrants or any other rights or options shall be issued in connection with the Pledged Collateral,

then all new, substituted and additional membership or partnership interests, certificates, shares, warrants, rights, options, investment property or other securities, issued by reason of any of the foregoing, shall, if applicable, be immediately delivered to and held by the Administrative Agent under the terms of this Pledge Agreement and shall constitute Pledged Collateral hereunder; provided, however, that nothing contained in this Section 4 shall be deemed to permit any distribution or stock dividend, issuance of additional membership or partnership interests or stock, warrants, rights or options, reclassification, readjustment or other change in the capital structure of any Pledged Subsidiary which is not expressly permitted by the Loan Documents.

SECTION 5.    Subsequent Changes Affecting Pledged Collateral.    Each Pledgor
represents and warrants that it has made its own arrangements for keeping itself informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, cash distributions or other distributions, reorganizations or other exchanges, tender offers and voting rights), and each Pledgor agrees that neither the Administrative Agent nor any of the Credit Parties shall have any obligation to inform the Pledgors of any such changes or potential changes or to take any action or omit to take any action with respect thereto. Subject in all respects to the provisions of the Intercreditor Agreement, the Administrative Agent may, after the occurrence and during the continuance of an Event of Default, following not less than ten (10) days prior written notice from the Administrative Agent to the Pledgors, and at its option, transfer or register the Pledged Collateral or any part thereof into its or its nominee’s name with or without any indication that such Pledged Collateral is subject to the security interest hereunder. In addition, subject in all respects to the provisions of the Intercreditor Agreement, the Administrative Agent may, after the occurrence and during the continuance of an Event of Default, exchange certificates or instruments representing or evidencing Pledged Stock, Pledged Membership Interests or Pledged Partnership Interests for certificates or instruments of smaller or larger denominations.

as follows:

SECTION 6.

Representations and Warranties. Each Pledgor represents and warrants

(a)	Each Pledgor is the sole legal and beneficial owner of the percentage of the issued and outstanding common stock, membership interests or partnership interests, as applicable, of the Pledged Subsidiaries, set forth opposite the name of such Pledged Subsidiary on Schedule I hereto;

(b)	As of the date hereof, all of the Pledged Collateral is uncertificated, or, if certificated, Schedule I sets forth a complete and accurate list of all the Pledged Collateral and any certificates of which have been delivered to the Administrative Agent;

(c)	Each Pledgor (i) is a corporation, limited liability company or other entity, duly organized or formed, validly existing and in good standing under the jurisdiction of its incorporation or formation as described on Schedule II hereto, (ii) is duly organized and validly existing solely under the laws of its jurisdiction of organization, as set forth on Schedule II hereto, (iii) has the power and authority to own, lease and operate its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing as a domestic or foreign corporation, partnership or other legal entity, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized could reasonably be expected to have, in each instance, a Material Adverse Effect, (iv) has its place of business or chief executive office (if it has more than one place of business) at the address set forth on Schedule II hereto, (v) has the right, power and authority and has taken all necessary corporate, limited liability company or partnership action required to authorize it, to execute, deliver and perform this Pledge Agreement in accordance with its terms and to consummate the transactions contemplated hereby and (vi) has ensured that the grant of a security interest in the Pledged Collateral under this Pledge Agreement is enforceable and recognized in the jurisdiction of organization of each applicable Pledged Subsidiary. Neither any Pledgor nor any Subsidiary thereof is an Affected Financial Institution;

(d)	The exact legal name of each Pledgor as it appears in the Pledgors’
organizational documents, as amended, as filed with the Pledgors’ jurisdiction of organization is set forth on Schedule II hereto, and none of the Pledgors has conducted business during the last five years under any name other than its exact legal name as set forth on Schedule II, except for any prior names as described on Schedule II hereto;

(e)	No financing statement naming any Pledgor as debtor and describing or purporting to cover all or any portion of the Pledged Collateral, which has not lapsed or been terminated, has been filed in any jurisdiction except for financing statements naming the Administrative Agent on behalf of the Credit Parties as secured party and financing statements filed with respect to security interests that secure Pari Passu Obligations (as defined in the Intercreditor Agreement and used herein as therein defined);

(f)	There are no restrictions upon (i) the pledge or transfer of any of the Pledged
Collateral, or (ii) the voting rights associated with any of the Pledged Collateral, in each case except for restrictions contained herein or in any other Pari Passu Security Document (as defined in the Intercreditor Agreement and used herein as therein defined);

(g)Collateral;

Each Pledgor has the right to pledge and grant a security interest in such Pledged

(h)	Each Pledgor owns the Pledged Collateral free and clear of any pledge, mortgage, hypothecation, lien, charge, encumbrance or any security interest therein, except for Permitted Liens, statutory Liens, the pledge and security interest granted to the Administrative Agent hereunder and the pledge and security interests that secure Pari Passu Obligations;

(i)	The pledge of the Pledged Collateral does not violate (i) the articles or certificates of incorporation, by-laws, operating agreements, partnership agreements, declaration of trusts or other organization documents, as applicable, of the Pledged Subsidiaries, or any indenture, mortgage, loan or credit agreement to which any Pledgor or any of the Pledged Subsidiaries is a party or by which any of their respective properties or assets may be bound or (ii) any restriction on such transfer or encumbrance of such Pledged Collateral;

(j)	No authorization, approval, or other action by, and no notice to or filing with,

any governmental authority or regulatory body is required either (i) for the pledge of the Pledged Collateral pursuant to this Pledge Agreement or for the execution, delivery or performance of this Pledge Agreement by the Pledgors (except for the filing of financing statements contemplated pursuant to Section 7(f) hereof) or (ii) for the exercise by the Administrative Agent of the voting or other rights provided for in this Pledge Agreement or the remedies in respect of the Pledged Collateral pursuant to this Pledge Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally);

(k)	Upon delivery of each of the certificates representing the Pledged Collateral, or, as applicable, the filing of financing statements pursuant to Section 7(f) hereof, or upon execution of a control agreement, the pledge of the Pledged Collateral pursuant to this Pledge Agreement will create a valid and perfected security interest in the Pledged Collateral, in favor of the Administrative Agent for the benefit of the Administrative Agent and the Credit Parties, securing the payment and performance of the Obligations;

(l)	Except as otherwise required with respect to Liens granted to secure Pari Passu
Obligations, no Pledgor has (i) registered the Pledged Collateral in the name of any other Person, (ii) consented to any agreement by any of the Pledged Subsidiaries in which any such Pledged Subsidiary agrees to act on the instructions of any other Person, (iii) delivered the Pledged Collateral to any other Person, or (iv) otherwise granted “control” (as such term is used in Section 8-106 of the UCC and used herein as therein defined) of the Pledged Collateral to any other Person;

(m)	The Powers are duly executed and give the Administrative Agent the authority they purport to confer; and

(n)	No Pledgor has any obligation to make further capital contributions or make any other payments to the Pledged Subsidiaries with respect to its interest therein.

Agreement:

SECTION 7.

Covenants. Subject in all respects to the provisions of the Intercreditor

(a)	Except to the extent permitted by the terms of the Loan Documents, each Pledgor agrees that it will (i) not change its name or its current legal structure, and will not, in one transaction or a series of related transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets, (ii) maintain its due organization and good standing in its jurisdiction of organization, (iii) not change its jurisdiction of organization, and (iv) not change its mailing address, place of business or chief executive office (if it has more than one place of business), unless such Pledgor shall have given the Administrative Agent not less than ten (10) Business Days prior written notice of such event or occurrence (or such shorter period of time as the Administrative Agent shall in its discretion agree in writing) and the Administrative Agent shall have taken, or the Pledgor shall have taken for the benefit of the Administrative Agent, such steps (with the cooperation of the Pledgors to the extent necessary or advisable) as are necessary or advisable to properly maintain the validity, perfection and priority of the Administrative Agent’s security interest in such Pledged Collateral;

(b)	Except as otherwise required with respect to Liens granted to secure Pari Passu
Obligations, no Pledgor will (i) register the Pledged Collateral in the name of any Person other than the Administrative Agent, (ii) consent to any agreement between any Pledged Subsidiary and any Person other than the Administrative Agent in which such Pledged Subsidiary agrees to act on the instructions of any such Person, (iii) deliver the Pledged Collateral or any related Power or endorsement to any Person other than the Administrative Agent or (iv) otherwise grant “control” (as such term is used in Section 8-106 of the UCC) of the Pledged Collateral to any Person other than the Administrative Agent;

(c)	Each Pledgor will, at its expense, promptly execute, authorize, acknowledge and deliver all such instruments, certificates or other documents, and take all such additional actions as the Administrative Agent from time to time may reasonably request in order to ensure to the Administrative Agent the benefits of the security interest in and to the Pledged Collateral intended to be created by this Pledge Agreement, including, without limitation, (i) the authorization and filing of any necessary UCC financing statements, (ii) the delivery to the Administrative Agent of any certificates that may from time to time evidence the Pledged Collateral, (iii) the execution in blank and delivery of any necessary Powers or other endorsements, and (iv) taking such action as required in the jurisdiction of organization of the applicable Pledged Subsidiary in order to ensure the enforceability and recognition of such security interest in such jurisdiction of organization, and will cooperate with the Administrative Agent, at such Pledgor’s expense, in obtaining all necessary approvals and consents, and making all necessary filings under federal, state, local or foreign law in connection with such security interests;

(d)	Each Pledgor has and will defend the title to the Pledged Collateral and the security interests of the Administrative Agent in the Pledged Collateral against the claim of any Person and will maintain and preserve such security interests;

(e)	Subject to the terms of Section 6.17(f) of the Credit Agreement, each Pledgor will, upon obtaining ownership of any additional Pledged Collateral promptly and in any event within ten (10) Business Days (or such longer period of time as the Administrative Agent shall in its discretion agree in writing) deliver to the Administrative Agent a Pledge Amendment, duly executed by such Pledgor, in substantially the form of Exhibit B hereto (a “Pledge Amendment”) in respect of any such additional Pledged Collateral, pursuant to which the Pledgor shall confirm its grant of a security interest in such additional Pledged Collateral pursuant to Section 2 hereof to the Administrative Agent, such grant being deemed effective as of the date hereof, regardless of whether such Pledge Amendment is ever executed pursuant to this paragraph. Each Pledgor hereby authorizes the Administrative Agent to attach each Pledge Amendment to this Pledge Agreement and to unilaterally amend Schedule I hereto pursuant to the terms of Section 2 hereof, and agrees that all Pledged Collateral listed on any Pledge Amendment delivered to the Authorized Collateral Agent (as defined in the Intercreditor Agreement and used herein as therein defined), or amended Schedule I, shall for all purposes hereunder be considered Pledged Collateral (it being understood and agreed that the failure by any Pledgor or the Administrative Agent to prepare or execute any such Pledge Amendment shall not prevent the creation or attachment of the Administrative Agent’s lien and security interest in any such shares which creation and attachment shall automatically, and be deemed to, occur pursuant to Section 2 hereof);

(f)	Each Pledgor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any filing office in any UCC jurisdiction that the Administrative Agent may reasonably deem necessary to perfect the security interest granted hereby, any financing statements or amendments thereto that (i) describe the Pledged Collateral and (ii) contain any other information required by Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment. Each Pledgor also ratifies its authorization for the Administrative Agent to have filed any financing statements or amendments thereto if filed prior to the date hereof;

(g)	Each Pledgor will (i) deliver to the Administrative Agent immediately upon execution of this Pledge Agreement, the originals of all certificates or other instruments constituting Pledged Collateral and (ii) hold in trust for the Administrative Agent upon receipt and immediately thereafter deliver to the Administrative Agent any certificates or other instruments constituting Pledged Collateral;

(h)	Each Pledgor will permit the Administrative Agent from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of investment property not represented by certificates which are Pledged Collateral to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of investment property not represented by certificates and all rollovers and replacements therefor to reflect the pledge of such Pledged Collateral granted pursuant to this Pledge Agreement. Each Pledgor will take any actions necessary to cause (i) the issuers of uncertificated securities which are Pledged Collateral and (ii) any securities intermediary which is the holder of any investment property, to cause the Administrative Agent to have and retain control (for purposes of the UCC) over such securities or other investment property. Without limiting the foregoing, each Pledgor will, with respect to investment property which is Pledged Collateral held with a securities intermediary, cause such securities intermediary to enter into a control agreement with the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent;

(i)	Except as otherwise permitted by the terms of the Loan Documents, each Pledgor will not (i) permit or suffer any issuer of privately held corporate securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Pledged Collateral over which it has voting control to dissolve, liquidate, retire any of its capital stock or other instruments or securities evidencing ownership, reduce its capital or merge or consolidate with any other entity, or (ii) vote any of the instruments, securities or other investment property in favor of any of the foregoing;

(j)	Each Pledgor will permit any registerable Pledged Collateral to be registered in the name of the Administrative Agent or its nominee at any time after the occurrence and continuance of an Event of Default, but subject in all cases to the provisions of Section 10 below;

(k)	Each Pledgor agrees that it will not (i) except as otherwise permitted by the Loan
Documents, sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral without the prior written consent of the Administrative Agent, or (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for Permitted Liens, the security interest under this Pledge Agreement and other security interests that secure Pari Passu Obligations;

(l)	Each Pledgor agrees to execute and deliver to each Pledged Subsidiary that is a limited liability company or limited partnership a control acknowledgment (“Control Acknowledgment”) substantially in the form of Exhibit D hereto. Each Pledgor shall cause such Pledged Subsidiary to acknowledge in writing its receipt and acceptance thereof. Such Control Acknowledgment shall instruct such Pledged Subsidiary to follow instructions from the Administrative Agent without the Pledgors’ further consent; and

(m)	No Pledgor will permit any Pledged Subsidiary to agree that its membership interests are securities governed by Article 8 unless the Pledgor takes such actions as may be required or reasonably requested by the Administrative Agent to grant the Administrative Agent control of such securities.

SECTION 8.    Voting Rights.

(a)	During the term of this Pledge Agreement, and except as provided in this Section
8 below, each Pledgor shall have (i) the right to vote the Pledged Stock, Pledged Membership Interests or Pledged Partnership Interests on all governing questions in a manner not inconsistent with the terms of this Pledge Agreement or any Loan Documents and (ii) the right to be a member or a partner of all the Pledged Subsidiaries which are limited liability companies or partnerships, respectively.

(b)	Subject in all respects to the provisions of the Intercreditor Agreement:

(i)    After the occurrence and during the continuance of an Event of Default, the Administrative Agent or the Administrative Agent’s nominee may, at the Administrative Agent’s or such nominee’s option and following not less than ten (10) days prior written notice from the Administrative Agent to the Pledgors, (A) exercise all voting powers pertaining to the Pledged Collateral, including the right to take action by shareholder consent and (B) become a member or partner of each and all of the Pledged Subsidiaries which are limited liability companies or partnerships, respectively, and as such (x) exercise, or direct the applicable Pledgor as to the exercise of all voting, consent, managerial, election and other membership rights to the applicable Pledged Collateral and (y) exercise, or direct any Pledgor as to the exercise of any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to the applicable Pledged Collateral, as if the Administrative Agent were the absolute owner thereof, all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure so to do or delay in so doing. Such authorization shall constitute an irrevocable voting proxy from such Pledgor to the Administrative Agent or, at the Administrative Agent’s option, to the Administrative Agent’s nominee; and

(ii)    After an Event of Default is cured or waived, such Pledgor will have the right to exercise the voting and rights, powers, privileges and options that it would otherwise be entitled to exercise pursuant to the terms of the Pledge Agreement prior to the occurrence of any such Event of Default.

SECTION 9.    Dividends and Other Distributions.

(a)	So long as no Event of Default has occurred and is continuing:

(i)	Each Pledgor shall be entitled to receive and retain any and all dividends, cash distributions and interest paid in respect of the Pledged Collateral to the extent such distributions are not prohibited by the Loan Documents; and

(ii)	The Administrative Agent shall execute and deliver (or cause to be executed and delivered) to each Pledgor all such proxies and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to receive the dividends or interest payments which it is authorized to receive and retain pursuant to clause (i) above.

(b)	After the occurrence and during the continuance of an Event of Default:

(i)	Except as otherwise permitted pursuant to the terms of the Credit
Agreement, all rights of the Pledgors to receive the dividends, distributions and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 9(a)(i) hereof shall, cease, and all such rights shall, subject in all respects to the provisions of the Intercreditor Agreement, thereupon become vested in the Administrative Agent, for the benefit of the Administrative Agent and the Credit Parties, which shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends, distributions and interest payments; and

(ii)	All dividends, distributions and interest payments which are received by any Pledgor contrary to the provisions of clause (i) of this Section 9(b), subject in all respects to the provisions of the Intercreditor Agreement, shall be received in trust for the Administrative Agent, for the benefit of the Administrative Agent and the Credit Parties, shall be segregated from other funds of such Pledgor and shall be paid over immediately to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsements).

The Pledgors will reimburse the Administrative Agent and/or the Credit Parties for all expenses incurred by the Administrative Agent and/or the Credit Parties, including, without limitation, reasonable attorneys’ and accountants’ fees and expenses in connection with the foregoing, all in accordance with Section 10.04 of the Credit Agreement.

Agreement:

SECTION 10.

Remedies. Subject in all respects to the provisions of the Intercreditor

(a)	The Administrative Agent shall have, in addition to any other rights given under this Pledge Agreement or by law, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the UCC. After the occurrence and during the continuance of an Event of Default and subject to any notice requirements expressly set forth herein, the Administrative Agent (personally or through an agent) is hereby authorized and empowered to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exercise all voting rights with respect thereto, to collect and receive all cash dividends or distributions and other distributions made thereon, and to otherwise act with respect to the Pledged Collateral as though the Administrative Agent were the outright owner thereof (in the case of a limited liability company, the sole member and manager thereof and, in the case of a partnership, a partner thereof), each Pledgor hereby irrevocably constituting and appointing the Administrative Agent as the proxy and attorney in fact of such Pledgor, with full power of substitution to do so; provided, however, that the Administrative Agent shall have no duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so. In addition, after the occurrence and during the continuance of an Event of Default and subject to any notice requirements expressly set forth herein, the Administrative Agent shall have such powers of sale and other powers as may be conferred by applicable law and regulatory requirements. With respect to the Pledged Collateral or any part thereof which shall then be in or shall thereafter come into the possession or custody of the Administrative Agent or which the Administrative Agent shall otherwise have the ability to transfer under applicable law, the Administrative Agent may, in its sole discretion, after the occurrence and during the continuance of an Event of Default, following not less than ten (10) days prior written notice from the Administrative Agent to the Pledgors, sell or cause the same to be sold at any exchange, broker’s board or at public or private sale, in one or more sales or lots, at such price as the Administrative Agent may deem best, for cash or on credit or for future delivery, without assumption of any credit risk, and the purchaser of any or all of the Pledged

Collateral so sold shall thereafter own the same, absolutely free from any claim, encumbrance or right of any kind whatsoever. The Administrative Agent and each of the Credit Parties may, in its own name, or in the name of a designee or nominee, buy the Pledged Collateral at any public sale and, if permitted by applicable law, buy the Pledged Collateral at any private sale. The Pledgors jointly and severally agree to pay to the Administrative Agent all reasonable out of pocket expenses (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender) of, or incidental to, the enforcement of any of the provisions hereof in accordance with Section 10.04 of the Credit Agreement. The Administrative Agent agrees to distribute any proceeds of the sale of the Pledged Collateral in accordance with Section 10(d) and the Pledgors shall remain liable for any deficiency following the sale of the Pledged Collateral.

(b)	The Administrative Agent will give the applicable Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of Lenders, commercial finance companies, insurance companies or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. Notwithstanding any provision to the contrary contained herein, each Pledgor agrees that any requirements of reasonable notice shall be met if such notice is received by such Pledgor as provided in Section 22 below at least ten (10) days before the time of the sale or disposition; provided, however, that the Administrative Agent may give any shorter notice that is commercially reasonable under the circumstances. Any other requirement of notice, demand or advertisement for sale is waived, to the extent permitted by law, except as expressly set forth herein.

(c)	In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected after an Event of Default, each Pledgor agrees that after the occurrence and during the continuation of an Event of Default, the Administrative Agent may, from time to time, following not less than ten (10) days prior written notice from the Administrative Agent to the Pledgors, attempt to sell all or any part of the Pledged Collateral by means of a private placement restricting the bidders and prospective purchasers to those who are qualified and will represent and agree that they are purchasing for investment only and not for distribution. In so doing, the Administrative Agent may solicit offers to buy the Pledged Collateral, or any part of it, from a limited number of investors deemed by the Administrative Agent, in its reasonable judgment, to be financially responsible parties who might be interested in purchasing the Pledged Collateral. If the Administrative Agent solicits such offers from not less than four (4) such investors, then the acceptance by the Administrative Agent of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposing of such Pledged Collateral; provided, however, that this Section does not impose a requirement that the Administrative Agent solicit offers from four (4) or more investors in order for the sale to be commercially reasonable. Each Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under federal or state securities laws, even if such issuer would agree to do so.

(d)	All proceeds of the sale of the Pledged Collateral received by the Administrative
Agent hereunder shall be applied by the Administrative Agent to payment of the Obligations pursuant to the terms of the Credit Agreement and the Intercreditor Agreement.

SECTION 11. Administrative Agent Appointed Attorney in Fact. Each Pledgor hereby appoints the Administrative Agent its attorney in fact, coupled with an interest, with full authority, subject in all respects to the provisions of the Intercreditor Agreement and this Agreement, in the name of such Pledgor or otherwise, from time to time in the Administrative Agent’s sole discretion following the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to such Pledgor representing any dividend, distribution, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same and to arrange for the transfer of all or any part of the Pledged Collateral on the books of the Pledged Subsidiaries to the name of the Administrative Agent or the Administrative Agent’s nominee.

SECTION 12. Waivers.

(a)Each Pledgor waives presentment and demand for payment of any of the Obligations, protest and notice of dishonor or default with respect to any of the Obligations and all other notices to which such Pledgor might otherwise be entitled except as otherwise expressly provided herein or in the applicable Loan Document.

(b)	Each Pledgor understands and agrees that its obligations and liabilities under this
Pledge Agreement shall remain in full force and effect, notwithstanding foreclosure of any property securing all or any part of the Obligations by trustee sale or any other reason impairing the right of any Pledgor, the Administrative Agent or any of the Credit Parties to proceed against any Pledged Subsidiary, any other guarantor or any Pledged Subsidiary or such guarantor’s property. Each Pledgor agrees that all of its obligations under this Pledge Agreement shall remain in full force and effect without defense, offset or counterclaim of any kind, notwithstanding that such Pledgor’s rights against any Pledged Subsidiary may be impaired, destroyed or otherwise affected by reason of any action or inaction on the part of the Administrative Agent or any Credit Party.

(c)	Each Pledgor hereby expressly waives the benefits of any law in any jurisdiction purporting to allow a guarantor or pledgor to revoke a continuing guaranty or pledge with respect to any transactions occurring after the date of the guaranty or pledge.

SECTION 13. Term. This Pledge Agreement shall remain in full force and effect with respect to each Pledgor until the earliest of (a) the termination of the Credit Agreement and the repayment in full of all Obligations arising in respect thereof (other than contingent indemnification obligations), (b) solely with respect to such Pledgor (but not any other Pledgor) and the Pledged Collateral of such Pledgor, the release or termination of the obligations of such Pledgor and its Pledged Collateral hereunder in accordance with the terms of the Credit Agreement, at which point this Pledge Agreement shall (solely with respect to such Pledgor, in the case of clause (b)), automatically terminate and have no further force and effect (other than any provisions of this Pledge Agreement that expressly survive the termination hereof) (c) upon the occurrence of a Collateral Release Date in accordance with the terms and conditions of Section 6.17 of the Credit Agreement, or (d) as otherwise specified in Section 9.10 of the Credit Agreement, including if all of the Liens granted hereunder on the Pledged Collateral are released. The Administrative Agent agrees to execute and deliver such documents as are reasonably requested in accordance with the terms of the Credit Agreement by the Borrower or any such Pledgor to evidence such termination or release, at the Borrower’s or such Pledgor’s sole cost and expense.

SECTION 14. Successors and Assigns. This Pledge Agreement shall be binding upon and inure to the benefit of each Pledgor, the Administrative Agent, for the benefit of itself and the Credit

Parties, and their respective successors and assigns. Each Pledgor’s successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for such Pledgor.

SECTION 15. GOVERNING LAW. THIS PLEDGE AGREEMENT AND ANY
CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 16. WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION;
VENUE; SERVICE OF PROCESS.

(A)	EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE
FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS PLEDGE AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(B)	THE BORROWER AND EACH OTHER PLEDGOR IRREVOCABLY AND
UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS PLEDGE AGREEMENT OR THE TRANSACTIONS RELATING HERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS PLEDGE AGREEMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS PLEDGE AGREEMENT AGAINST THE BORROWER OR ANY OTHER PLEDGOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(C)	EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF
PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF THE CREDIT AGREEMENT. NOTHING IN THIS PLEDGE AGREEMENT WILL AFFECT THE RIGHT OF ANY

PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(D)	THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY
EACH OF THE PLEDGORS AND THE ADMINISTRATIVE AGENT WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF ALL AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS AND THE TERMINATION OF THIS PLEDGE AGREEMENT.

SECTION 17. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Pledge Agreement. In the event an ambiguity or question of intent or interpretation arises, this Pledge Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Pledge Agreement.

SECTION 18. Severability.    Whenever possible, each provision of this Pledge
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Pledge Agreement shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

SECTION 19. Further Assurances. Each Pledgor agrees that it will cooperate with the
Administrative Agent and will execute and deliver, or cause to be executed and delivered, all such other stock powers, proxies, instruments and documents, and will take all such other actions, including, without limitation, the execution and filing of financing statements (and each Pledgor hereby authorizes the Administrative Agent to file any such financing statements), as the Administrative Agent may reasonably deem necessary from time to time in order to carry out the provisions and purposes of this Pledge Agreement.

SECTION 20. The Administrative Agent’s Duty of Care. The Administrative Agent
shall not be liable for any acts, omissions, errors of judgment or mistakes of fact or law including, without limitation, acts, omissions, errors or mistakes with respect to the Pledged Collateral, except for those arising out of or in connection with the Administrative Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. Without limiting the generality of the foregoing, the Administrative Agent shall be under no obligation to take any steps necessary to preserve rights in the Pledged Collateral against any other parties but may do so at its option. All expenses incurred in connection therewith shall be for the sole account of the Pledgors, and shall constitute part of the Obligations secured hereby.

SECTION 21. Notices. All notices and other communications provided for hereunder shall be delivered in the manner set forth in Section 10.02 of the Credit Agreement.

SECTION 22. Amendments, Waivers and Consents. This Pledge Agreement may not
be amended except in a writing signed by the Administrative Agent and each Pledgor, subject to Sections 9.10 and 10.01 of the Credit Agreement.

SECTION 23. Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

SECTION 24. Execution in Counterparts; Electronic Execution.    This Pledge
Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart signature page of this Pledge Agreement by telecopier or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 25. ENTIRE AGREEMENT. THIS PLEDGE AGREEMENT AND THE
OTHER LOAN DOCUMENTS (INCLUDING, FOR THE AVOIDANCE OF DOUBT, THE INTERCREDITOR AGREEMENT) REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

SECTION 26. Additional Pledgors. Pursuant to the Credit Agreement, the Borrower
may be required to, and/or to cause certain Subsidiaries to, execute and deliver to the Administrative Agent (a) in the case of a Subsidiary that is not a Pledgor at such time, a Pledge Supplement in the form of Exhibit A hereto and (b) in the case of the Borrower or a Subsidiary that is a Pledgor at such time, a Pledge Amendment in the form of Exhibit B hereto, together with such supporting documentation required pursuant to the Credit Agreement as the Administrative Agent may reasonably request, in order to create a perfected security interest in the equity interests in certain Subsidiaries. The execution and delivery of such instrument shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to this Pledge Agreement.

SECTION 27. Irrevocable Agreements.    Each Pledgor irrevocably agrees that
notwithstanding anything to the contrary contained in the applicable Partnership Agreement with respect to any Pledged Partnership Interests pledged by it hereunder or in the applicable Operating Agreement with respect to any Pledged Membership Interests pledged by it hereunder, (a) such Pledgor shall be entitled to make an assignment of its interest (or any part thereof) in such partnership and/or limited liability company pursuant to any Loan Document executed by such Pledgor to secure the Obligations, (b) subject in all respects to the provisions of the Intercreditor Agreement, the Administrative Agent and/or the Credit Parties shall be entitled to exercise any and all of their rights and remedies against such Pledged Partnership Interests and/or Pledged Membership Interests pursuant to such Loan Documents, including, without limitation, any rights to foreclose upon or otherwise effectuate an assignment of such Pledged Partnership Interests and/or Pledged Membership Interests in accordance therewith, and (c) subject in all respects to the provisions of the Intercreditor Agreement, the Administrative Agent and/or the Credit Parties (and/or any Affiliate of the Administrative Agent and/or the Credit Parties and/or any entity formed by the Administrative Agent and/or the Credit Parties) shall be entitled to be admitted as a partner (including as the general partner) of such partnership or as a member (including as the managing member) of such limited liability company, as the case may be, and/or make an assignment of all or any portion of such interest to any Person(s) who shall have the right to be admitted as partners of such partnership or a member of such limited liability company, as the case may be (each of clauses (a), (b) and (c) collectively, a “Permitted Assignment”). For the avoidance of doubt, any assignee of the Administrative Agent and/or the Credit Parties that shall become a partner of any such Partnership or a member of any such limited liability company, as the case may be, pursuant to a Permitted Assignment (excluding any assignee that is an entity formed by the Administrative Agent and/or the Credit Parties and continues to hold an interest as a partner of such partnership or member of such limited liability company, as the case may be) shall thereafter be subject to the terms of this Section 27 for any subsequent assignment to be made by such partner or member, as the case may be.

SECTION 28. Intercreditor Agreement Governs.

(a)	Notwithstanding anything herein to the contrary, the liens and security interests granted pursuant to this Pledge Agreement and the exercise of any right or remedy with respect to any Pledged Collateral hereunder are subject to the provisions of the Intercreditor Agreement, dated as of June 29, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Bank of America, N.A., as BOA Credit Facility Collateral Agent (as defined therein) and BOA Term Loan Collateral Agent (as defined therein), Capital One, National Association, as the Capital One Term Loan Collateral Agent (as defined therein), Truist Bank, as the Senior Notes Collateral Agent (as defined therein), U.S. Bank National Association, as the US Bank Lessee LOC Secured Party (as defined therein) and the US Bank Term Loan Collateral Agent (as defined therein), certain other Persons party or that may become party thereto from time to time as an Additional Pari Passu Collateral Agent (as defined therein), and acknowledged by the Borrower, the Parent REIT and certain Subsidiaries of the Borrower from time to time party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and this Pledge Agreement, the terms of the Intercreditor Agreement shall govern and control.

(b)	In accordance with the terms of the Intercreditor Agreement, any Pledged
Collateral delivered to the Administrative Agent (or if not the Administrative Agent, the Authorized Collateral Agent (as defined in the Intercreditor Agreement) shall be held by such Person as gratuitous bailee for the Pari Passu Secured Parties (as defined in the Intercreditor Agreement) solely for the purpose of perfecting the security interest granted under this Pledge Agreement.

(c)	Nothing contained in the Intercreditor Agreement shall be deemed to modify any of the provisions of this Pledge Agreement, which, as among the Borrower, the Pledgors and the Administrative Agent shall remain in full force and effect in accordance with its terms.

SECTION 29. Delivery of Collateral. To the extent any Pledgor is required hereunder to deliver Common Collateral (as defined in the Intercreditor Agreement) to the Administrative Agent for purposes of possession and control and is unable to do so as a result of having previously delivered such Common Collateral to the Authorized Collateral Agent (as defined in the Intercreditor Agreement), in the event such Person is not the Administrative Agent, in accordance with the terms of the Intercreditor Agreement, such Pledgor’s obligations hereunder with respect to such delivery shall be deemed satisfied by the delivery to such Authorized Collateral Agent, acting as a gratuitous bailee of the Administrative Agent pursuant to the Intercreditor Agreement.

The remainder of this page is intentionally blank.

IN WITNESS WHEREOF, the Pledgors and the Administrative Agent have executed this Pledge Agreement as of the date set forth above.

PLEDGORS:
[INSERT NAME OF PLEDGOR]

By:     Name: [Type Signatory Name]
Title:    [Type Signatory Title]

Address for Notices for all Pledgors:
Address:

Attention:                 Telecopier: (    )    -

U.S. BANK NATIONAL ASSOCIATION,
as Administrative Agent
By:     Name: [Type Signatory Name]
Title: [Type Signatory Title]

4\\D8C37- -0138854466/-0204000207 v- 1.25108074 v5

Acknowledgement to Pledge Agreement

SCHEDULE I
to
PLEDGE AGREEMENT PLEDGED SUBSIDIARIES
Pledged Stock

Pledgor	Record Holder	Pledged Subsidiary	Cert. No.	No. of Shares	% of Interests held by Pledgor	% of Total Outstanding Interests

Pledged Membership Interests

Pledgor	Pledged Subsidiary	Percentage of Membership Interest
owned by the Pledgor

Pledged Partnership Interests

Pledgor	Pledged Subsidiary	Percentage of Partnership Interest
owned by the Pledgor

SCHEDULE II
to
PLEDGE AGREEMENT
TYPES OF ENTITY, JURISDICTION OF ORGANIZATION, CHIEF EXECUTIVE OFFICE LOCATION

Pledgor	Type of Entity	Jurisdiction of Organization	Mailing Address of Chief Executive Office

PRIOR NAMES OF PLEDGORS DURING LAST FIVE YEARS

Pledgor	Prior Name	Date of Name Change

EXHIBIT A
to
PLEDGE AGREEMENT
FORM OF PLEDGE SUPPLEMENT

SUPPLEMENT NO.

dated as of

     , 20    (this “Supplement”) to

the PLEDGE AGREEMENT dated as of [●], 202[●] (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”), among certain Subsidiaries of the Borrower from time to time signatory thereto (each as a “Pledgor”, and collectively, as the “Pledgors”) and U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent for the benefit of the Credit Parties (in such capacity, the “Administrative Agent”).

Reference is made to the Amended and Restated Credit Agreement dated as of October 13, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), entered into among Pebblebrook Hotel, L.P., a Delaware limited partnership (the “Borrower”), Pebblebrook Hotel Trust, a Maryland real estate investment trust (the “Parent REIT”), the Subsidiaries of the Borrower from time to time party thereto as Guarantors, each lender from time to time party thereto (collectively, the “Lenders”), the Administrative Agent and the other parties thereto.

Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Pledge Agreement or the Credit Agreement.

The undersigned Subsidiary of the Borrower (the “New Pledgor”) is executing this Supplement in accordance with the requirements of the Credit Agreement and the Pledge Agreement to become a Pledgor under the Pledge Agreement in consideration for Loans previously made to, or issued for the account of, the Borrower.

Accordingly, Administrative Agent and the New Pledgor agree as follows:

SECTION 1. In accordance with Section 26 of the Pledge Agreement, the New Pledgor by its signature below becomes a Pledgor under the Pledge Agreement with the same force and effect as if originally named therein as a Pledgor and the New Pledgor hereby agrees (a) to all the terms and provisions of the Pledge Agreement applicable to it as a Pledgor thereunder and (b) represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct on and as of the date hereof except for representations and warranties which by their express terms refer to a specific date. In furtherance of the foregoing, the New Pledgor, as security for the payment and performance in full of the Obligations, does hereby create and grant to Administrative Agent, its successors and assigns, a security interest in and Lien on all of the New Pledgor’s right, title and interest in and to the Pledged Collateral (as defined in the Pledge Agreement) of the New Pledgor. Each reference to a “Pledgor” or the “Pledgors” in the Pledge Agreement shall be deemed to include the New Pledgor. The Pledge Agreement is hereby incorporated herein by reference.

SECTION 2. The New Pledgor represents and warrants to Administrative Agent that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting Credit Parties’ rights generally.

SECTION 3. This Supplement may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement. This Supplement shall become effective when Administrative Agent shall have received counterparts of this

Supplement that, when taken together, bear the signatures of the New Pledgor and Administrative Agent. Delivery of an executed signature page of this Supplement by facsimile transmission or pdf shall be effective as delivery of a manually executed counterpart hereof.

SECTION 4.    The New Pledgor hereby represents and warrants that set forth on
Schedule I attached hereto is a true and correct schedule with respect to all its Pledged Collateral.

SECTION 5.    Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect.

SECTION 6. If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or effect those portions of this Supplement which are valid.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in the Pledge Agreement. All communications and notices hereunder to the New Pledgor shall be given to it at the address set forth under its signature below.

SECTION 8. The New Pledgor agrees to reimburse Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for Administrative Agent in accordance with Section 10.04 of the Credit Agreement.

IN WITNESS WHEREOF, the New Pledgor and Administrative Agent have duly executed this Supplement as of the day and year first above written.
[NEW PLEDGOR]
By:
    Name: [Type Signatory Name]
    Title: [Type Signatory Title]
    Address:

Attention:
    Telecopier: (    )    -

U.S. BANK NATIONAL ASSOCIATION,
as Administrative Agent
By:
    Name: [Type Signatory Name]
    Title: [Type Signatory Title]

        Schedule I
to Supplement No.
to the Pledge Agreement

Pledged Stock

Pledgor        Record Holder        Pledged     Certificate Number    Number of Shares    %
Subsidiary

Pledged Membership Interests

Pledgor        Pledged Subsidiary    Percentage of Membership Interest owned by the Pledgor

Pledged Partnership Interests

Pledgor        Pledged Subsidiary    Percentage of Partnership Interest owned by the Pledgor

EXHIBIT B
to
PLEDGE AGREEMENT
FORM OF PLEDGE AMENDMENT
Reference is hereby made to the Pledge Agreement (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”) dated as of [●],
202[●], by and among    (the “Pledgor”), certain other Subsidiaries of the Borrower from time to time signatory thereto and U.S. Bank National Association, as Administrative Agent for the benefit of the Credit Parties (in such capacity, the “Administrative Agent”), whereby the Pledgor has pledged certain capital stock, membership interests and partnership interests, as applicable, of certain of its Subsidiaries as collateral to the Administrative Agent, for the ratable benefit of the Credit Parties, as more fully described in the Pledge Agreement. This Amendment is a “Pledge Amendment” as defined in the Pledge Agreement and is, together with the acknowledgments, certificates, and Powers delivered herewith, subject in all respects to the terms and provisions of the Pledge Agreement. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Pledge Agreement.

By its execution below, the Pledgor hereby agrees that (i) the [capital stock of the corporation(s)] [membership interests of the limited liability company(s)] [partnership interests of the partnership(s)] listed on Schedule I hereto shall be pledged to the Administrative Agent as additional collateral pursuant to Section 2[(a)(b)(c)](ii) of the Pledge Agreement, (ii) such property shall be considered [Pledged Stock] [Pledged Membership Interests] [Pledged Partnership Interests] under the Pledge Agreement and be a part of the Pledged Collateral pursuant to Section 2 of the Pledge Agreement, and (iii) each such [corporation] [limited liability company] [partnership] listed on Schedule I hereto shall be considered a Pledged Subsidiary for purposes of the Pledge Agreement.

By its execution below, the Pledgor represents and warrants that it has full power and authority to execute this Pledge Amendment and that the representations and warranties contained in Section 6 of the Pledge Agreement are true and correct in all respects as of the date hereof and after taking into account the pledge of the additional [Pledged Stock] [Pledged Membership Interests] [Pledged Partnership Interests] relating hereto. The Pledge Agreement, as amended and modified hereby, remains in full force and effect and is hereby ratified and confirmed.

IN WITNESS WHEREOF, the Pledgor has executed and delivered this Pledge Amendment as of this    day of    ,    .
[PLEDGOR]
By:
    Name: [Type Signatory Name]
    Title: [Type Signatory Title]

Schedule I to
Pledge Amendment

Pledged Stock

Pledgor        Record Holder        Pledged     Certificate Number    Number of Shares    %
Subsidiary

Pledged Membership Interests

Pledgor        Pledged Subsidiary    Percentage of Membership Interest owned by the Pledgor

Pledged Partnership Interests

Pledgor        Pledged Subsidiary    Percentage of Partnership Interest owned by the Pledgor

ACKNOWLEDGMENT TO
PLEDGE AMENDMENT
The undersigned hereby acknowledges receipt of a copy of the foregoing Pledge Amendment, agrees promptly upon the request of the Administrative Agent to note on its books the security interests granted under such Pledge Agreement, agrees that after the occurrence and during the continuance of an Event of Default it will comply with instructions originated by the Administrative Agent without further consent by the Pledgor and waives any rights or requirement at any time hereafter to receive a copy of such Pledge Agreement in connection with the registration of any Pledged Collateral in the name of the Administrative Agent or its nominee or the exercise of voting rights by the Administrative Agent or its nominee.

[NAME[S] OF ADDITIONAL PLEDGED SUBSIDIARY[IES]]
By:
    Name: [Type Signatory Name]
    Title: [Type Signatory Title]

EXHIBIT C
to
PLEDGE AGREEMENT
FORM OF STOCK POWER

FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer to
Shares of Common Stock of     ,
a    corporation, represented by Certificate No.    (the “Stock”), standing in the name
of the undersigned on the books of said corporation and does hereby irrevocably constitute and appoint as the undersigned’s true and lawful attorney, for it and in its name and stead, to sell, assign and transfer all or any of the Stock, and for that purpose to make and execute all necessary acts of assignment and transfer thereof; and to substitute one or more persons with like full power, hereby ratifying and confirming all that said attorney or substitute or substitutes shall lawfully do by virtue hereof.
Dated:
[PLEDGOR]
By:
    Name: [Type Signatory Name]
    Title: [Type Signatory Title]

EXHIBIT D
to
PLEDGE AGREEMENT
Form of Control Acknowledgment CONTROL ACKNOWLEDGMENT

PLEDGED SUBSIDIARY:                [MEMBERSHIP][PARTNERSHIP] INTEREST OWNER:

[Name of Pledged Subsidiary]                [Name of Pledgor]

Reference is hereby made to that certain Pledge Agreement dated as of [●], 202[●] (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”) among a [member][partner] of [Name of Pledged Subsidiary], a [     ] limited [liability company][partnership] (a “Pledged Subsidiary”), certain other Subsidiaries of the Borrower from time to time signatory thereto and U.S. Bank National Association, as Administrative Agent for the benefit of the Credit Parties (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Pledge Agreement.

Pledged Subsidiary is hereby instructed by the Pledgor that all of the Pledgor’s right, title and interest in and to all of the Pledgor’s rights in connection with any [membership][partnership] interests in Pledged Subsidiary now and hereafter owned by the Pledgor are subject to a pledge and security interest in favor of Administrative Agent. Pledgor hereby instructs the Pledged Subsidiary to act upon any instruction delivered to it by the Administrative Agent with respect to the Pledged Collateral without seeking further instruction from the Pledgor, and, by its execution hereof, the Pledged Subsidiary agrees to do so.

Pledged Subsidiary, by its written acknowledgement and acceptance hereof, hereby acknowledges receipt of a copy of the aforementioned Pledge Agreement and agrees promptly upon the request of the Administrative Agent to note on its books the security interest granted under such Pledge Agreement. Each Pledged Subsidiary also waives any rights or requirements at any time hereafter to receive a copy of such Pledge Agreement in connection with the registration of any Pledged Collateral in the name of the Administrative Agent or its nominee or the exercise of voting rights by the Administrative Agent or its nominee.

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IN WITNESS WHEREOF, the Pledgor has caused this Control Acknowledgment to be duly signed and delivered by its officer duly authorized as of this     day of     , 20     .
[PLEDGOR]
By:
    Name: [Type Signatory Name]
    Title: [Type Signatory Title]
Acknowledged and accepted this
    day of    , 20     [PLEDGED SUBSIDIARY]
By:
Name: [Type Signatory Name] Title: [Type Signatory Title]